Exhibit 96.3

TECHNICAL REPORT SUMMARY ON THE MATERIAL ASSETS OF THE

RUSTENBURG OPERATIONS



Situated near Rustenburg, North West Province, South Africa

31 December 2021

Prepared by:

Qualified Persons from Sibanye-Stillwater, PGM Operations

COMMITMENT ACCOUNTABILITY RESPECT ENABLING SAFETY

we are one
Sibanye Stillwater

Important Notices

Wherever mention is made of "Rustenburg Operations", for the purposes of this Technical Report Summary, it encompasses mining activities under Sibanye Rustenburg Platinum Mines Proprietary Limited in the North West Province, South Africa.

In this document, a point is used as the decimal marker and the comma is used for the thousands separator (for numbers larger than 999) in the text. In other words, 10,148.32 denotes ten thousand one hundred and forty-eight point three two.

The word 'tonnes' denotes a metric tonne (1,000 kg). The abbreviation "lb" denotes the weight in pounds in the sense understood in the USA.

The Platinum, Palladium, Rhodium and Gold (**4E**) prices are quoted in US dollars per troy ounce (USD/oz.) or South African Rand per kilogram (ZAR/kg).

6E denotes a basket of PGM's Platinum, Palladium, Rhodium, Gold, Iridium and Ruthenium.

Chrome refers to Chromium Oxide Cr_2O_3.

- The **paylimit** (cm.g/t or g/t) of an operation is described as the average value or grade for that operation at which all direct and indirect costs are covered, i.e., the value at which it is estimated that ore can be mined without profit or loss.
- The **cut-off** grade (cm.g/t or g/t) of an operation is described as the minimum value or grade at which an area can mine to maintain an average value in line with the paylimit. The cut-off is unique to the orebody being mined and is dependent on maintaining a mining mix that follows the orebody's value distribution.

NOTE: The Merensky and UG2 Reefs at the Rustenburg Operations and the contiguous Sibanye-Stillwater owned Kroondal Operations are single orebodies and are estimated as single geological units across the two properties. A portion of the Rustenburg Mineral Reserves will be accessed through the Kroondal Infrastructure and this tonnage is reflected in the Kroondal Life-of-Mine Schedule and financial model and not Rustenburg. However, Mineral Resources and Mineral Reserves are divided and reported within their respective mineral rights boundaries. Trademarks. Certain software and methodologies may be proprietary. Where proprietary names are mentioned TM or © are omitted for readability.

This report contains statements of a forward-looking nature which are subject to some known and unknown risks, uncertainties and other factors that may cause the results to differ materially from those anticipated in this report.

i

Date and Signature Page

Qualified Persons	Position	Signature	Signature Date
Andrew Brown	Vice President: Mine Technical Services	/s/ Andrew Brown	14 April 2022
Manie Keyser	Senior Manager Mine Planning and Resource Management	/s/ Manie Keyser	14 April 2022
Nicole Wansbury	Unit Manager Geology Mineral Resources	Nicole Wansbury	14 April 2022
Brian Smith	Unit Manager Survey	/s/ Brian Smith	14 April 2022
Stephan Botes	Unit Manager – Surface and Mineral Rights	/s/ Stephan Botes	14 April 2022
Mandy Jubileus	Environmental Manager	/s/ Mandy Jubileus	14 April 2022
Dewald Cloete	SVP Processing	/s/ Dewald Cloete	14 April 2022
Roderick Mugovhani	SVP Finance	/s/ Roderick Mugovhani	14 April 2022

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Table of Contents

1 EXECUTIVE SUMMARY 1

1.1 Introduction 1
1.2 Property Description, Mineral Rights and Ownership 1
1.3 Geology and Mineralisation 2
1.4 Exploration Status, Development, Operations and Mineral Resource Estimates 2
1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserves 6
1.6 Capital and Operating Cost Estimates and Economic Analysis 8
1.7 Permitting Requirements 9
1.8 Conclusions and Recommendations 9

2 INTRODUCTION 11

2.1 Registrant 11
2.2 Compliance 12
2.3 Terms of Reference and Purpose of the Technical Report 12
2.4 Sources of Information 14
2.5 Site Inspection by Qualified Persons 14
2.6 Units, Currencies and Survey Coordinate System 14
2.7 Reliance on Information Provided by Other Experts 15

3 PROPERTY DESCRIPTION 17

3.1 Location and Operations Overview 17
3.2 Mineral Title 20
3.3 Royalties 25
3.4 Legal Proceedings and Significant Encumbrances to the Property 25

4 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE AND PHYSIOGRAPHY 26

4.1 Topography, Elevation and Vegetation 26
4.2 Access, Towns and Regional Infrastructure 26
4.3 Climate 27
4.4 Infrastructure and Bulk Service Supplies 27
4.5 Personnel Sources 27

5 HISTORY 29

5.1 Ownership History 29
5.2 Previous Exploration and Mine Development 30
5.2.1 Previous Exploration 30
5.2.2 Previous Development 32

6 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT 34

6.1 Regional Geology 34
6.2 Deposit Types 37
6.2.1 Formation of Deposit 37
6.2.2 Stillwater Complex 38

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iv 6.2.3 Norilsk Province 38 6.2.4 Sudbury Complex 38 6.2.5 The Great Dyke 39 6.2.6 The Bushveld Complex 39 6.3 LOCAL AND PROPERTY GEOLOGY 40 6.3.1 Stratigraphy 40 6.3.2 The Ore Bodies 42 6.3.3 Structure 43 6.3.4 Mineralogy 48 7 EXPLORATION 50 7.1 EXPLORATION DATA 50 7.2 GEOPHYSICAL SURVEYS 50 7.3 TOPOGRAPHIC SURVEYS 50 7.4 EXPLORATION AND MINERAL RESOURCE EVALUATION DRILLING 50 7.4.1 Overview 50 7.4.2 Planned Evaluation Drilling for 2021 53 7.4.3 Drilling Methods 55 7.4.4 Core Logging and Reef Delineation 62 7.5 SURVEY DATA 64 7.6 DENSITY DETERMINATION 65 7.6.1 Underground Drillholes and Channel Samples 65 7.6.2 Tailings Facility 66 7.7 UNDERGROUND MAPPING 66 7.8 HYDROLOGICAL DRILLING AND TESTWORK 66 7.9 GEOTECHNICAL DATA, TESTING AND ANALYSIS 66 7.9.1 Data Collection 66 7.9.2 Testing Methods 67 7.9.3 Geotechnical Rockmass Characterisation 68 7.9.4 Geotechnical Results and Interpretation 69 8 SAMPLE PREPARATION, ANALYSES AND SECURITY 72 8.1 SAMPLING GOVERNANCE AND QUALITY ASSURANCE 72 8.2 REEF SAMPLING – SURFACE 72 8.3 REEF SAMPLING – UNDERGROUND 73 8.3.1 Core Samples 73 8.3.2 Channel Sampling 73 8.4 SAMPLE PREPARATION AND ANALYSIS 74 8.4.1 Laboratory 74 8.4.2 Sample Preparation and Analysis 74 8.4.3 QP Opinion 75 8.5 ANALYTICAL QUALITY CONTROL 75 8.5.1 Nature and Extent of the Quality Control Procedures 75 8.5.2 Quality Control Results 75 8.5.3 QP Opinion 77 v 9 DATA VERIFICATION 78 9.1 DATA STORAGE AND DATABASE MANAGEMENT 78 9.2 DATABASE VERIFICATION 78 9.2.1 Mapping 78 9.2.2 Drillholes 79 9.2.3 Channel Sampling 79 9.3 QP OPINION 79 10 MINERAL PROCESSING AND METALLURGICAL TESTWORK 80 11 MINERAL RESOURCE ESTIMATES 80 11.1 ESTIMATION DOMAINS 80 11.1.1 Compositing 80 11.1.2 Estimation Domains 86 11.2 ESTIMATION TECHNIQUES 90 11.2.1 Grade and Tonnage Estimation 90 11.2.2 Grade Control and Reconciliation 101 11.3 MINERAL RESOURCE CLASSIFICATION 102 11.3.1 Classification Criteria 102 11.3.2 Mineral Resource Technical and Economic Factors 104 11.4 MINERAL RESOURCE STATEMENTS 108 11.4.1 Mineral Resources 108 11.4.2 Mineral Resources per Mining Area (Inclusive Mineral Reserves) 112 11.4.3 Changes in the Mineral Resources from Previous Estimates (Inclusive of Mineral Reserves) 115 11.5 QP STATEMENT ON THE MINERAL RESOURCE ESTIMATION AND CLASSIFICATION 116 12 MINERAL RESERVE ESTIMATES 117 12.1 MINERAL RESERVE METHODOLOGY 117 12.2 MINE PLANNING PROCESS 117 12.3 HISTORICAL MINING PARAMETERS 118 12.4 SHAFT AND MINE PAYLIMITS 120 12.4.1 Paylimits 120 12.4.2 Modifying Factors and LoM plan 120 12.5 LOM PROJECTS 125 12.6 SPECIFIC INCLUSIONS AND EXCLUSIONS 125 12.6.1 Specific Exclusions 125 12.6.2 Specific Inclusion 125 12.7 MINERAL RESERVE ESTIMATION 125 12.8 SURFACE SOURCES 129 12.9 MINERAL RESERVES STATEMENT 129 12.10 MINERAL RESERVE SENSITIVITY 132 12.11 QP STATEMENT ON THE MINERAL RESERVE ESTIMATION 132 13 MINING METHODS 133 13.1 INTRODUCTION 133 vi 13.2 SHAFT INFRASTRUCTURE, HOISTING AND MINING METHODS 135 13.2.1 Shaft Infrastructure 135 13.2.2 Hoisting 136 13.2.3 Mining Methods 136 13.3 GEOTECHNICAL ANALYSIS 137 13.3.1 Geotechnical Conditions 137 13.3.2 Stress and seismological setting 137 13.3.3 Regional and Local Support 137 13.4 MINE VENTILATION 138 13.5 REFRIGERATION AND COOLING 138 13.6 FLAMMABLE GAS MANAGEMENT 138 13.7 MINE EQUIPMENT 138 13.8 PERSONNEL REQUIREMENTS 139 13.9 FINAL LAYOUT MAP 139 14 PROCESSING AND RECOVERY 140 14.1 PROCESSING FACILITIES 140 14.1.1 Waterval UG2 Concentrator 141 14.1.2 Waterval Retrofit Concentrator 145 14.1.3 Western Limb Tailings Retreatment Plant (WLTR Plant) 149 14.1.4 Chrome Retreatment Plant (CRP) 152 14.1.5 Platinum Mile Concentrator (PMR) 153 14.2 FUTURE PROJECTS 156 14.3 SAMPLING, ANALYSIS, PGM ACCOUNTING AND SECURITY 156 14.4 PLANT LOCK-UP 156 14.5 FINAL PRODUCT 157 14.6 ENERGY 157 14.7 WATER 157 14.8 PERSONNEL 157 14.9 QP OPINION ON PROCESSING 157 15 INFRASTRUCTURE 158 15.1 OVERVIEW OF INFRASTRUCTURE 158 15.2 TAILINGS STORAGE FACILITIES 159 15.2.1 Paardekraal Tailings Complex 160 15.2.2 Hoedspruit Tailing Complex 160 15.2.3 Waterval East and West TSF 160 15.2.4 LoM Deposition 161 15.3 POWER SUPPLY 162 15.4 BULK WATER, FISSURE WATER AND PUMPING 163 15.5 ROADS 164 15.6 EQUIPMENT MAINTENANCE 164 15.6.1 Surface Workshops 164 15.6.2 Underground Workshops 164 15.7 OFFICES, HOUSING, TRAINING FACILITIES, HEALTH SERVICES ETC. 164 vii 15.8 QP OPINION ON INFRASTRUCTURE 165 16 MARKET STUDIES 166 16.1 CONCENTRATES AND REFINED PRODUCTS 166 16.2 METALS MARKETING AGREEMENTS 166 16.3 MARKETS 166 16.3.1 Introduction 166 16.3.2 Demand Summary 166 16.3.3 Supply Summary 167 16.4 METALS PRICE DETERMINATION 169 16.4.1 Exchange Rate 169 16.4.2 Platinum Group Metals Price Deck 169 16.4.3 Comparison to 2019 Prices 170 17 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS/ AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 171 17.1 SOCIAL AND COMMUNITY AGREEMENTS 171 17.1.1 Overview- Mine Community Development 171 17.1.2 Vision 171 17.1.3 Communities’ Priorities 172 17.2 HUMAN RESOURCES 173 17.2.1 Introduction 173 17.2.2 Human Resources 174 17.2.3 Legislation 174 17.2.4 Human Resource Development (Training) 176 17.2.5 Remuneration Policies 176 17.2.6 Industrial Relations 177 17.2.7 Employment Equity and Women in Mining (WIM) 177 17.3 HEALTH AND SAFETY 179 17.3.1 Policies and Procedures 179 17.3.2 Statistics 179 17.3.3 Occupational Health and Safety Management 180 17.3.4 HIV/AIDS 180 17.4 TERMINAL BENEFITS 180 17.5 ENVIRONMENTAL STUDIES 181 17.5.1 Introduction 181 17.5.2 Baseline Studies 2021 183 17.5.3 Zone of Influence 183 17.5.4 Climate Change and Greenhouse Gas Emissions, Air Quality 187 17.5.5 Biodiversity Management 189 17.5.6 Water Use Strategy 190 17.5.7 Waste Management 194 17.5.8 Environmental Reporting 194 17.5.9 Closure Planning and Costs 200 17.6 QP OPINION 202

viii 18 CAPITAL AND OPERATING COSTS 203 18.1 OVERVIEW 203 18.2 CAPITAL COSTS 203 18.3 OPERATING COSTS 203 18.3.1 Operating Costs by Activity 203 18.3.2 Operating Costs 203 18.3.3 Surface Sources Costs 203 18.3.4 Processing Costs 204 18.3.5 Allocated Costs 204 19 ECONOMIC ANALYSIS 207 19.1 INTRODUCTION 207 19.2 ECONOMIC ANALYSIS APPROACH 207 19.3 ECONOMIC ANALYSIS BASIS 207 19.4 TEM PARAMETERS 208 19.5 TECHNICAL ECONOMIC MODEL 208 19.6 DCF ANALYSIS 215 19.7 SUMMARY ECONOMIC ANALYSIS 216 19.8 QP OPINION 217 20 ADJACENT PROPERTIES 218 21 OTHER RELEVANT DATA AND INFORMATION 219 21.1 RISK ANALYSIS 219 21.1.1 Financial Assessment Accuracy 219 21.1.2 Risk to the Mineral Resources and Mineral Reserves 219 21.2 RUSTENBURG AND KROONDAL SHARED MINING SERVICES 220 22 INTERPRETATION AND CONCLUSIONS 222 23 RECOMMENDATIONS 223 24 REFERENCES 224 24.1 LIST OF REPORTS AND SOURCES OF INFORMATION 224 24.1.1 Publications and Reports 224 24.1.2 Spreadsheets and Presentations 225 24.2 GLOSSARY OF TERMS 225 25 QUALIFIED PERSONS’ CONSENTS 226 26 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT 227 ix Figure 1: Ownership and Company Structure for Rustenburg ................................................ 11 Figure 2: General Location of the Material Assets as at 31 December, 2021 ........................ 17 Figure 3: Rustenburg Operations................................................................................................ 19 Figure 4: Plan Showing Mineral Right ......................................................................................... 24 Figure 5: Aeromagnetic Image Over Rustenburg Operations. ............................................... 31 Figure 6: Geology of the Bushveld Complex, South Africa ..................................................... 35 Figure 7: Geology of the Western Limb of the Bushveld Complex, South Africa ................... 36 Figure 8: General Stratigraphic Column of the Rustenburg Layered Suite ............................ 37 Figure 9: General Stratigraphic Column of the Local Geological Succession ...................... 41 Figure 10: Structure Map of Rustenburg .................................................................................... 44 Figure 11: A Down Dip Cross-section Showing Merensky and UG2 Reefs (S-N) ..................... 45 Figure 12: Example of a Shallow Dipping Pothole Associated with the UG2 ......................... 46 Figure 13: Example of Deep Potholing Associated with the UG2 ........................................... 47 Figure 14: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence. ........ 48 Figure 15: Reconciliation of Drillhole Data ................................................................................ 52 Figure 16 Reconciliation of Historic Drillhole Data .................................................................... 52 Figure 17: Overview of Drilled Boreholes ................................................................................... 54 Figure 18: Overview of Drilled Boreholes on Waterval Tailings ................................................ 55 Figure 19: Example of Diamond Drill Core ................................................................................ 56 Figure 20: Schematic Vertical Section of a Typical Surface Drillhole ...................................... 57 Figure 21: Configurations for Cover Drilling - Single Cover Drilling Layout (one-sided). ........ 59 Figure 22: Configurations for Cover Drilling - Double Cover Drilling Layout. .......................... 60 Figure 23: Ring Cover Configuration – Drilling and Sealing Order. .......................................... 61 Figure 24: Example of CRM Result Monitoring .......................................................................... 76 Figure 25: Example of Blank Result Monitoring .......................................................................... 76 Figure 26: Merensky Reef Geozones .......................................................................................... 82 Figure 27: Example of a Merensky Reef Composite Definition ................................................ 83 Figure 28: Example of a Merensky Reef Composite - Section Plot .......................................... 84 Figure 29: Example of UG2 Reef Composite cuts for different areas in Rustenburg.............. 85 Figure 30: UG2 Reef Mineral Resource Composite .................................................................. 86 Figure 31: Merensky Reef Geozones .......................................................................................... 87 Figure 32: UG2 Reef Geozones .................................................................................................. 89 x Figure 33: Some Histograms of the UG2 Reef ........................................................................... 91 Figure 34: Some Histograms of the Merensky Reef ................................................................... 92 Figure 35: Example of a Variogram Map .................................................................................. 93 Figure 36: Example of Variogram for 4E Grade and Thickness ................................................ 93 Figure 37: KNA for Block Sizes – Well Informed Blocks ............................................................... 97 Figure 38: KNA for Discretization – Poorly Informed Blocks ....................................................... 97 Figure 39: Section Plot UG2 Reef – Data versus Model ............................................................ 99 Figure 40: Section Plot Merensky - Data versus Model ........................................................... 100 Figure 41: UG2 Reef grade -4E –Data (points) versus Model ................................................. 101 Figure 42: Mineral Resource Classification for the Merensky Reef ........................................ 103 Figure 43: Mineral Resource Classification for the UG2 Reef ................................................. 104 Figure 44: Total Geological Losses for the Merensky Reef ..................................................... 105 Figure 45: Total Geological Losses for the UG2 Reef ............................................................. 106 Figure 46: Conversion of Mineral Resource to Mineral Reserve ............................................ 112 Figure 47: Rustenburg and Kroondal Merensky Reef Accessibility ........................................ 113 Figure 48: Rustenburg and Kroondal UG2 Reef Accessibility ................................................ 114 Figure 49: Rustenburg Operations Underground and Surface Mineral Resource Reconciliation .......................................................................................................... 116 Figure 50: Mineral Reserves Classification as at 31 December 2021- Merensky Reef (includes adjacent mine of the registrant) ............................................................ 127 Figure 51: Mineral Reserves Classification as at 31 December 2021- UG2 Reef (includes adjacent mine of the registrant) ............................................................................ 128 Figure 52: The Rustenburg Operations Mineral Reserve Reconciliation at 31 December 2021 ........................................................................................................................... 132 Figure 53: Typical Merensky Reef Mine Layout ....................................................................... 133 Figure 54: Typical UG2 Reef Mine Layout ................................................................................ 134 Figure 55: Cross sectional Schematic of a Vertical Shaft ....................................................... 135 Figure 56: Cross sectional Schematic of a Decline shaft ....................................................... 135 Figure 57: The Schematic Process Flow Diagram for Waterval UG2 Concentrator ............. 143 Figure 58: Waterval UG2 Concentrator Throughput Forecast ............................................... 144 Figure 59: Waterval UG2 Concentrator Production and Recovery Forecast ...................... 145 Figure 60: The Schematic Process Flow Diagram for Waterval Retrofit Concentrator ........ 147 Figure 61: Watervaal Retrofit Concentrator Throughput Forecast ........................................ 148 Figure 62: Watervaal Retrofit Concentrator Production and Recovery Forecast ............... 149 xi Figure 63: The Schematic Process Flow Diagram for Western Limb Tailings Recovery Plant .......................................................................................................................... 150 Figure 64: Western Limb Tailings Retreatment Plant Throughput Forecast ........................... 151 Figure 65: Western Limb Tailings Retreatment Plant Production and Recovery Forecast ... 152 Figure 66: The Schematic Process Flow Diagram for Platinum Mile ...................................... 154 Figure 67: Platinum Mile Retrofit Concentrator Throughput Forecast ................................... 155 Figure 68: Western Limb Tailings Retreatment Plant Production and Recovery Forecast ... 155 Figure 69: Locations of Major Surface Infrastructure at Rustenburg ..................................... 159 Figure 70 : Price trends 2000-2021 ............................................................................................ 169 Figure 71: RPM Surface Water Drainage and Monitoring Points ........................................... 187 Figure 72: Rustenburg Water Use Summary ............................................................................ 190 Figure 73: The Schematic Process Flow Diagram for Water Handling at the Rustenburg Operations ................................................................................................................ 193

xii Table 1: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 74% .................................................................................................... 4 Table 2: Attributable Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 74% ............................................................................................... 5 Table 3: Attributable Mineral Reserves as at 31 December 2021 at 74% ................................. 7 Table 4: NPV (Post-tax) Relative to ZAR/4Eoz PGM Basket Prices at 5 % Discount Rate- Current Operations ...................................................................................................... 8 Table 5: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Capital Costs) _Current Operations .................................................................................................... 8 Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) _Current Operations ...................................................................... 9 Table 7: Details of QPs Appointed by Sibanye-Stillwater ......................................................... 13 Table 8: Units Definitions .............................................................................................................. 14 Table 9: Technical Experts/Specialists Supporting the QPs ...................................................... 16 Table 10: Summary of Mineral Rights held for the Rustenburg Operations ............................ 21 Table 11: Mining Right Status of the Rustenburg Operations ................................................... 25 Table 12: Number of Permanent Employees ............................................................................ 28 Table 13: Origin of Employees .................................................................................................... 28 Table 14: Historical Development .............................................................................................. 29 Table 15: Historical Production and Financial Parameters ...................................................... 32 Table 16: Rustenburg Evaluation Drilling Costs.......................................................................... 53 Table 17: Quality Control in Drilling ............................................................................................ 64 Table 18: Summary of the material properties of the dominant hanging wall and footwall rock types (Conventional) .......................................................................... 71 Table 19: Summary of the material properties of the dominant hanging wall and footwall rock types (Mechanized) ........................................................................... 71 Table 20: Rock mass classes determined from RMR total ratings and meaning ................... 71 Table 21: Summary of Variogram Model Parameters for the Merensky Facies ..................... 94 Table 22: Summary of Variogram Model Parameters for all the UG2 Facies ......................... 95 Table 23: Estimation Parameters for the Tailings Storage Facility ............................................ 96 Table 24: Kriging Parameters ...................................................................................................... 98 Table 25: Confidence Levels for Key Criteria for Mineral Resource Classification ............... 102 Table 26: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations* ... 107 Table 27: 6E Prill Split Percentages Applied per Reef ............................................................. 107 xiii Table 28: Parameters Used in the Cut-off Calculation for the MR and UG2 Reef ............... 108 Table 29: Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations. ...... 108 Table 30: Prill Split Mineral Resources (Inclusive of Mineral Reserves) ................................... 108 Table 31: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 at 100% .......................................................................................................................... 110 Table 32: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December2021 ........................................................................................................ 110 Table 33: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 100% .......................................................................................................................... 111 Table 34: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2021 ....................................................................................................... 111 Table 35: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2021 at 100% ......................................................................................... 115 Table 36: Historical Mining Statistics by Section ...................................................................... 119 Table 37: Mineral Reserve Mining Modifying Factors Conventional Shafts, (Thembelani, Siphumelele, Khuseleka) ......................................................................................... 121 Table 38: Mineral Reserve Mining Modifying Factors Mechanized Shafts (Bathopele) ....... 122 Table 39: LoM Plans – Current Operations 2022-2031 ............................................................. 123 Table 40: LoM Plans – Current Operations 2032-2051 ............................................................. 124 Table 41: Prill Split and Recovery for Mineral Reserves ........................................................... 129 Table 42: Mineral Reserve as at 31 December 2021 at 100% ................................................ 130 Table 43: Attributable Mineral Reserve as at 31 December 2020 ......................................... 130 Table 44: Mineral Reserve per Mining Area as at 31 December 2020 at 100% .................... 131 Table 45: Attributable Mineral Reserve per Mining Area as at 31 December 2020 ............. 131 Table 46: Hoisting Capacities of the Rustenburg Shafts ......................................................... 136 Table 47: Major Mine Equipment ............................................................................................. 138 Table 48: Rail Bound Equipment Summary – 2021 .................................................................. 139 Table 49: Mineral Processing Plant Parameters. ..................................................................... 140 Table 50: Process Equipment Summary ................................................................................... 141 Table 51: Waterval UG2 Concentrator Production Forecast and Operational Data ......... 144 Table 52: Waterval Retrofit Concentrator Production Forecast and Operational Data ..... 148 Table 53: Western Limb Tailings Retreatment Plant Production Forecast and Operational Data .................................................................................................... 151 Table 54: Platinum Mile Plant Production Forecast and Operational Data ......................... 154 xiv Table 55: Paardekraal Central Planned Deposition Strategy ................................................ 160 Table 56: LoM Assessment of Tailings Facilities ........................................................................ 161 Table 57: Installed Power Capacities. ..................................................................................... 162 Table 58: PGM Demand 2021 .................................................................................................. 167 Table 59: Platinum Supply 2021 ................................................................................................ 168 Table 60: Exchange Rates ........................................................................................................ 169 Table 61: PGM Deck Price Scenarios ....................................................................................... 170 Table 62: Comparison of Mineral Reserve Prices Current and Previous Year ...................... 170 Table 63: SLP Projects for Rustenburg (2016-2020) .................................................................. 173 Table 64: Undertaking and Guidelines .................................................................................... 174 Table 65: HDSA in Management as at 31 December 2021 ................................................... 174 Table 66: Breakdown of Employee Profile as at 31 December 2021 .................................... 175 Table 67: Employee Turnover ................................................................................................... 175 Table 68: Labour Unavailability and Absenteeism ................................................................. 176 Table 69: Rustenburg Total Employees – Snapshot Report for the Month December 2021 ................................................................................................................................... 178 Table 70: Rustenburg Total Contractors (excluding Ad-Hoc Contractors) .......................... 179 Table 71: Safety Statistics .......................................................................................................... 180 Table 72: Baseline Studies ......................................................................................................... 183 Table 73: Rustenburg tCO2e Emissions Inventory 2021 .......................................................... 188 Table 74: Environmental Monitoring and Reporting Periods.................................................. 194 Table 75: Summary of the Audits for Rustenburg .................................................................... 195 Table 76: Rustenburg Compliance to Legislation ................................................................... 196 Table 77: Material Risks and Action Plan ................................................................................. 197 Table 78: Future Actions ............................................................................................................ 199 Table 79: Closure Components ................................................................................................ 200 Table 80: Historical and Forecast Capital Expenditure – Current Operations 2022 - 2031 ................................................................................................................................... 205 Table 81: Historical and Forecast Capital Expenditure – Current Operations 2032 2053 .... 205 Table 82: Historical and Forecast Operating Costs 2022 - 2030 ............................................ 205 Table 83: Historical and Forecast Operating Costs 2031 - 2052 ............................................ 206 Table 84: TEM Parameters ......................................................................................................... 208 xv Table 85: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2022-2031 .................................................. 209 Table 86: TEM – Mining, Processing, PGM’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2032-2052 .................................................. 211 Table 87: TEM – Unit Analysis (ZAR/4Eoz) – 2022-2031 ............................................................. 213 Table 88: TEM – Unit Analysis (ZAR/4Eoz) – 2032-2051 ............................................................. 214 Table 89: NPV (Post-tax) at Various Discount Factors ............................................................ 215 Table 90: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) ...................................................................................................... 216 Table 91: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Capital Expenditure) ............................................................................................... 216 Table 92: NPV (Post-tax) Relative to ZAR/4Eoz Basket Price at a 5 % Discount Rate ........... 217 Table 93: Adjacent Mines/Operations .................................................................................... 218 Table 94: Financial Assessment Accuracy .............................................................................. 219 Table 95: Kroondal - Rustenburg Reserves and LOM Balance .............................................. 221

1 Executive Summary

1.1 Introduction

Sibanye-Stillwater Limited is an independent international precious metals mining company with a diverse mineral asset portfolio comprising platinum group metals (PGM) operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, gold and PGM exploration properties in North and South America. It is domiciled in South Africa and listed on the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). This Technical Report Summary covers Sibanye-Stillwater's wholly-owned Rustenburg Operations in South Africa's North West Province. The Rustenburg Operations fall under the PGM Operations of the Southern African Region of Sibanye Platinum Proprietary Limited, trading as Sibanye–Stillwater Group (Sibanye-Stillwater). The operations comprise integrated shaft complexes and processing plants.

As per Group Methodology, the combined Sibanye Rustenburg Platinum Mines Proprietary Limited (SRPM) Mineral Resources and Mineral Reserves report 74% attributable.

This report is the first Technical Report Summary for the Rustenburg Operations and supports the disclosure of the Mineral Resource and Mineral Reserve as at 31 December 2021. The Mineral Resource and Mineral Reserve were prepared and reported according to the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K.

There has been no material change to the information between the effective date and the signature date of the Report. The effective date of the Mineral Resource and Mineral Reserve is 31 December 2021 and the Report date is 14 April 2022.

1.2 Property Description, Mineral Rights and Ownership

The Rustenburg Operations are ongoing, established mines and ore processing plants extracting the Merensky and UG2 Reefs to produce PGMs and base metals. These are located in the North West Province, east of the towns of Rustenburg and Kroondal at latitude 25°40'S and longitude 27°20'E. The Rustenburg Operations are 123km west of Pretoria and 126km northwest of Johannesburg. The most direct routes to Rustenburg Operations include the N4 (dual carriage tarred road) from Pretoria or the R512 (regional dual carriage tarred road) from Johannesburg, which intersects with the N4. A further 6km on the R24 (dual carriageway) will take one to key areas within the Rustenburg Operations.

The Rustenburg Operations Lease Area covers approximately 130km^2 and is in excess of 20km from east to west and 15km from north to south. The area is characterised by relatively flat lands surrounded by the Magalies mountain range in the south and a number of small hills in the east.

The Rustenburg Operations have the Mining Right (MR) No. NW30/5/1/2/2/82MR with the Department of Mineral Resources and Energy (DMRE). The MR is valid till 28 July 2040 in respect of a mining area totalling 15,352 hectares located in the Bojanala Platinum District Municipality, North West Province, South Africa. The current Life of Mine (LoM) plan used to support the Mineral Reserve continues to 2040. Renewal of the Mineral Right for an additional 30 years will be allowed closer to the date of expiry.

There are no material legal proceedings in relation to the Rustenburg Operations.

1

1

The Mining Rights referred to in this document are issued in terms of the Mineral and Petroleum Resources Development Act 28 of 2002 in South Africa. The principal terms and conditions are not materially different from other similar operations in the Republic of South Africa.

1.3 Geology and Mineralisation

The Bushveld Complex is approximately 2,060 million years old and is a mafic to ultramafic rock sequence. The Rustenburg Layered Suite (RLS) is the world's largest known mafic igneous layered intrusion containing about 80% of the world's known reserves of PGM's (Crowson, 2001 quoted in Cawthorn, 2010). In addition to PGM's, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur. The Bushveld Complex extends approximately 450km east to west and approximately 250km north to south. It underlies an area of some 67,000km^2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces.

Interlayered in the Upper Critical Zone of the Bushveld Complex's RLS, the Merensky and Upper Group No. 2 (UG2) Reefs are preserved as narrow tabular structures. The Rustenburg Operations are situated on the western limb of the Bushveld Complex and produce the PGMs and associated Base Metals from the mining and processing of the Merensky and UG2 Reefs.

1.4 Exploration Status, Development, Operations and Mineral Resource Estimates

The discovery and development of the Merensky Reef in Rustenburg can be traced back to 1925. After intense exploration in the Rustenburg area , the first vertical shaft (West vertical was commissioned in 1928. The Klipfontein Plant (Phase 1) was also constructed in 1928.

The Rustenburg Operations has been intensively explored by surface and underground exploration drilling, geophysical surveys (airborne magnetic and 3D seismics), trenching and geological mapping carried out over more than 55 years. This intensive exploration has proven the extension of the Merensky and UG2 Reefs to the north-northeast.

Initial geological understanding of the area was developed from observations made from the surface and underground mapping, combined with exploration drillhole information and extrapolations of features observed in other platinum mines in the south-western Bushveld Complex. Current interpretations of the geological and structural framework applicable to the Merensky Reef and the UG2 Reef have evolved as new and more detailed geological information and datasets were obtained. The acquisition and recent re-processing of the 3D seismic data over most of the Rustenburg Operations Lease Area, when correlated with drillhole data, has provided a much higher level of confidence in the validity of these interpretations.

There has been a significant decline in surface exploration drilling over the past five years, with a limited amount of surface exploration conducted on Bathopele Mine during 2015. No surface exploration drilling has been planned for 2022 (current budget timeframe).

The Mineral Resource estimation process used at the Rustenburg Operations is based on surface and underground drillholes as well as underground channel samples.

The most fundamental control of the PGM mineralization is rock chemistry. PGMs are associated with thin (1-5m) chromitite layers and base metals sulphides. These layers are distinct and consistent over

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large distances. The Merensky Reef is the layer with the highest concentration of base metal sulphides and the highest concentration of PGMs followed by the UG2 Reef.

The Mineral Resources declared are estimated based on the geological facies and constrained by appropriate geostatistical techniques, using Ordinary Kriging (OK) for areas with sufficient data and Inverse distance to the power of two (ID^2) estimates for areas with limited data. The Mineral Resource classification follows geostatistical and geological guidelines. The Mineral Resources are declared inside the structural blocks and outside the mined-out areas. All Mineral Resources reported are considered to be of sufficient quality to justify a reasonable potential for economic extraction. The underlying grade control and reconciliation processes are considered appropriate. The facies and structural models that form the basis of this report have evolved.

The Mineral Resources are in-situ estimates of tonnage and grades reported at a minimum mining width of 186cm, with applicable mechanised bord and pillar mining methods as employed at the Bathopele Shaft and a minimum mining width of 105cm, with applicable conventional scattered breast mining methods as employed at the Thembelani, Khuseleka and Siphumelele Shafts.

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Table 1: Attributable Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 74%

							2021							
Classification – 4E PGM	**Tonnes (Mt)**		**4E Grade (g/t)**		**4E (Moz)**		**Pt**	**Pd**	**Rh**	**Au**	**Pt**	**Pd**	**Rh**	**Au**
	21-Dec	**20-Dec**	**21-Dec**	**20-Dec**	**21-Dec**	**20-Dec**	**(g/t)**	**(g/t)**	**(g/t)**	**(g/t)**	**(Moz)**	**(Moz)**	**(Moz)**	**(Moz)**
Underground														
Measured (AI)	98.7	148.4	5.0	5.0	16.0	23.9	2.8	1.6	0.6	0.1	8.8	5.1	1.8	0.3
Measured (BI)	78.9	105.4	5.1	5.1	13.0	17.4	2.8	1.6	0.6	0.1	7.2	4.1	1.5	0.2
Indicated (AI)	45.0	59.2	5.1	5.1	7.4	9.7	2.8	1.6	0.6	0.1	4.1	2.4	0.9	0.1
Indicated (BI)	37.9	51.1	5.6	5.6	6.8	9.2	3.1	1.8	0.6	0.1	3.8	2.2	0.8	0.1
Total Measured and Indicated	**260.6**	**364.1**	**5.2**	**5.2**	**43.2**	**60.2**	**2.8**	**1.6**	**0.6**	**0.1**	**23.8**	**13.7**	**5.0**	**0.8**
Inferred (AI)	6.2	8.4	5.7	5.7	1.1	1.5	3.1	1.8	0.7	0.1	0.6	0.4	0.1	0.0
Inferred (BI)	4.8	6.5	5.5	5.5	0.8	1.1	3.0	1.7	0.6	0.1	0.5	0.3	0.1	0.0
Total Underground	271.7	379.0	5.2	5.2	45.2	62.9	2.8	1.6	0.6	0.1	24.9	14.3	5.2	0.8
Total (AI)	150.0	216.0	5.1	5.1	24.5	35.1	2.8	1.6	0.6	0.1	13.5	7.8	2.8	0.5
Total (BI)	121.7	163.0	5.3	5.3	20.7	27.8	2.9	1.7	0.6	0.1	11.4	6.6	2.4	0.4
Surface Tailings Facility														
Indicated TSF	0.0	0.0	-	-	0.0	0.0	-	-	-	-	0.0	0.0	0.0	0.0
Total Surface	**0.0**	**0.0**	**-**	**-**	**0.0**	**0.0**	**-**	**-**	**-**	**-**	**0.0**	**0.0**	**0.0**	**0.0**
Total Resource	**271.7**	**379.0**	**5.2**	**5.2**	**45.2**	**62.9**	**2.85**	**1.64**	**0.59**	**0.10**	**24.9**	**14.3**	**5.2**	**0.8**

1. Mineral Resources are not Mineral Reserves.
2. Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K.
3. Attributable Mineral Resources is 74% of the total Mineral Resource for 2021 and 100% for 2020.
4. Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied.AI = Above Infrastructure; BI = Below Infrastructure
5. Mineral Resources Reported after the removal of Geological losses.
6. Quantities and grades have been rounded to one decimal place; therefore, minor computational errors may occur. Values<0.5g/t at 0.5Moz report as zero.

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5 Table 2: Attributable Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 74% 2021 Classification – 4EPGM Tonnes (Mt) 4E Grade (g/t) 4E (Moz) Pt Pd Rh Au Pt Pd Rh Au 21-Dec 20-Dec 21-Dec 20-Dec 21-Dec 20-Dec (g/t) (g/t) (g/t) (g/t) (Moz) (Moz) (Moz) (Moz) Underground Measured (AI) 193.5 261.3 4.7 4.8 28.9 40.3 2.6 1.5 0.5 0.1 15.9 9.2 3.3 0.5 Measured (BI) 78.9 105.4 5.1 5.1 13.0 17.4 2.8 1.6 0.6 0.1 7.2 4.1 1.5 0.2 Indicated (AI) 50.7 92.7 5.0 5.2 8.3 15.6 2.7 1.6 0.6 0.1 4.5 2.6 0.9 0.2 Indicated (BI) 37.9 51.1 5.6 5.6 6.8 9.2 3.1 1.8 0.6 0.1 3.8 2.2 0.8 0.1 Total Measured and Indicated 361.0 510.5 4.9 5.0 57.1 82.5 2.7 1.6 0.6 0.1 31.3 18.0 6.5 1.1 Inferred (AI) 6.2 12.9 5.7 5.6 1.1 2.3 3.1 1.8 0.7 0.1 0.6 0.4 0.1 0.0 Inferred (BI) 4.8 6.5 5.5 5.5 0.8 1.1 3.0 1.7 0.6 0.1 0.5 0.3 0.1 0.0 Total Underground 372.1 529.9 4.9 5.1 59.1 86.0 2.7 1.6 0.6 0.1 32.4 18.7 6.8 1.1 Total (AI) 250.4 366.9 4.7 4.9 38.4 58.3 2.6 1.5 0.5 0.1 21.0 12.1 4.4 0.7 Total (BI) 121.7 163.0 5.3 5.3 20.7 27.8 2.9 1.7 0.6 0.1 11.4 6.6 2.4 0.4 Surface Tailings Facility Indicated TSF 35.9 60.5 1.1 1.1 1.3 2.1 0.6 0.3 0.1 0.0 0.7 0.4 0.1 0.0 Total Surface 35.9 60.5 1.1 1.1 1.3 2.1 0.6 0.3 0.1 0.0 0.7 0.4 0.1 0.0 Total Resource 407.9 590.4 4.6 4.6 60.4 88.1 2.5 1.5 0.5 0.1 33.1 19.1 6.9 1.1 1. Mineral Resources are not Mineral Reserves. 2. Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K. 3. Attributable Mineral Resources is 74% of the total Mineral Resource for 2021 and 100% for 2020. 4. Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied.AI = Above Infrastructure; BI = Below Infrastructure 5. Mineral Resources Reported after the removal of Geological losses. 6. Quantities and grades have been rounded to one decimal place; therefore minor computational errors may occur. Values<0.5g/t or 0.5Moz report as zero. 6 1.5 Mining Methods, Ore Processing, Infrastructure and Mineral Reserves The Rustenburg Operations are large established PGM mines comprising three operating vertical shafts and two declines, six vertical shafts on care and maintenance, two plants processing underground ore, two plants processing tailings, two active tailings storage facilities and three inactive tailings storage facilities. All the permanent infrastructure required to access and mine is already established and in use. The mining methods employed at Rustenburg Operations vary between shafts and consist primarily of mechanised and conventional scattered breast mining methods. The conventional method incorporates in-stope crush pillars and regional pillars to maintain the stability of the workings. All pillar mining undergoes a continual risk assessment process and those areas that currently pose a risk are excluded from the Mineral Reserves. All mine designs, as well as strategic planning and major design issues, such as shaft pillar extraction, are done in conjunction with input from qualified rock engineers. The mining methods employed at Rustenburg are designed based on geotechnical engineering inputs bearing in mind the mining width, depth of mining and geology. Mine design is done in line with the mine and stability pillar design applicable to the area. Payability, stability pillars and geological features determine the extraction ratio, which will vary with depth across the mine. The LoM production plans for the Rustenburg Operations were developed through a Mineral Resource to Mineral Reserve conversion process that utilised dilution factors and mining (stoping and development) parameters as well as other modifying factors, informed by historical reconciliation results and performance. The use of factors aligned to historical performance enhances the likely achievability of the plans. Economic viability testing of the LoM plans demonstrated that extraction of the scheduled Measured and Indicated Mineral Resources is economically justified, and the declaration of Mineral Reserves is appropriate. There are five process plants located at Rustenburg Operations, namely: • Waterval UG2 concentrator, treating only UG2 ore (has an 82% 4E recovery factor) • Waterval Retrofit concentrator, treating a blend of Merensky and UG2 ores. This plant has an 84.06% recovery factor. • Chrome Retreatment Plant (‘CRP’). CRP treats UG2 rougher middlings to recover a saleable chromite concentrate. The plant has a 12.0% recovery factor. • Western Limb Tailings Retreatment Plant (WLTR plant) treats tailings from the Waterval West TSF with a 28.0% recovery factor. • Platinum Mile treats fresh and historic tailings and has a 12.0% recovery factor. There is adequate storage capacity for the tailings resulting from ore processing at the processing facility, and the Tailings Storage Facilities are in good condition. 7 Table 3: Attributable Mineral Reserves as at 31 December 2021 at 74% 2021 Classification - 4E PGM Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Pt Pd Rh Au Pt Pd Rh Au Dec 21 Dec 20 Dec 21 Dec 20 Dec 21 Dec 20 (g/t) (g/t) (g/t) (g/t) (Moz) (Moz) (Moz) (Moz) Underground Proved 83.4 106.1 3.5 3.7 9.5 12.7 1.9 1.1 0.4 0.1 5.2 3.1 1.2 0.1 Probable 6.0 4.5 4.2 4.4 0.8 0.6 2.3 1.3 0.5 0.1 0.4 0.3 0.1 0.0 Total Underground 89.4 110.5 3.6 3.7 10.3 13.3 1.9 1.2 0.4 0.1 5.6 3.3 1.3 0.2 Surface Stockpiles Proved (TSF) 0.0. 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0.0 0. Probable (TSF) 35.8 60.5 1.0 1.1 1.2 2.1 0.6 0.3 0.0 0.1 0.7 0.3 0.0 0.1 Total Surface 35.8 60.5 1.0 1.1 1.2 2.1 0.6 0.3 0.0 0.1 0.7 0.3 0.0 0.1 Total Proved 83.4 106.1 3.5 3.7 9.5 12.7 1.9 1.1 0.4 0.1 5.2 3.1 1.2 0.1 Total Probable 41.8 64.9 1.5 1.3 2.0 2.7 0.8 0.4 0.1 0.1 1.1 0.6 0.1 0.1 Total Reserve 125.1 171.0 2.9 2.8 11.5 15.4 1.6 0.9 0.3 0.1 6.3 3.6 1.3 0.2 1. Mineral Reserve was reported in accordance with the classification criteria of Regulation S-K 1300. 2. Attributable Mineral Reserves are 74% of the total Mineral Reserve for 2021 and 100% for 2020. 3. Mineral Reserve was estimated on all available blocks and no cut-off grade was applied. 4. Where Au grade is less than 0.05g/t the value will reflect as zero(0) in the table 5. Where Au is less than 0.05Moz the value will reflect as zero(0) in the table. 6. Mineral Reserves are estimated using the prices in Section 16.4. 7. The average recovery factors for Merensky and UG2 Reefs are 85%. 8 1.6 Capital and Operating Cost Estimates and Economic Analysis The LoM plans for Rustenburg Operations provide for appropriate Capital Expenditure budgets to cater for the sustainability of the operation. Sustaining capital costs are benchmarked to historical Capital Expenditure. The forecast Operating Costs included in the LoM plans are based on historical experience at the operations and a price risk of +/- 10% of the Basket price. All Capital Expenditure and Operating Cost estimates have been estimated to a maximum of +/-20% accuracy. Contingency for Operating Costs is 4%. The budgeted Capital Expenditure and Operating Costs forecast metal prices and other economic assumptions utilised for economic viability testing of the LoM plans are reasonable. The post-tax flows for Rustenburg Operations derive the Discounted Cash-Flow (DCF) which results in the Net Present Values (NPVs) of the LoM plan contained in the table below at Discount Rate as at 31 December 2021 of 5%. The table also indicates the sensitivity of the NPV to the long-term 4E PGM commodity price. Table 4: NPV (Post-tax) Relative to ZAR/4Eoz PGM Basket Prices at 5% Discount Rate- Current Operations Long Term Price (ZAR/4Eoz) Sensitivity Range -20% -10% -5% 27,228 5% 10% 20% NPV@ the base case Discount Rate 5% (ZARm) 8,035 28,570 38,837 49,105 59,372 69,640 90,175 Calculated at 100%, not attributable portion The table below shows the two-variable sensitivity analysis g the NPV Post-tax to the variance in Capital. Table 6 shows a two-variable sensitivity analysis of the NPV Post-Tax to variance in Revenue and in Operating Cost at the 5% Discount Rate. This demonstrates sensitivity to the increase in Operating Costs and the leverage potential to a higher 4E price. Table 5: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Capital Costs) _Current Operations Post-Tax NPV@5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Capital cost sensitivity range -20% 8,821 29,356 39,623 49,891 60,158 70,426 90,960 -10% 8,428 28,963 39,230 49,498 59,765 70,033 90,568 -5% 8,231 28,766 39,034 49,301 59,569 69,836 90,371 0% 8,035 28,570 38,837 49,105 59,372 69,640 90,175 5% 7,839 28,373 38,641 48,908 59,176 69,443 89,978 10% 7,642 28,177 38,444 48,712 58,979 69,247 89,782 20% 7,249 27,784 38,052 48,319 58,586 68,854 89,389

Table 6: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) _Current Operations

Post-Tax NPV @ 5%(ZARm)		Revenue Sensitivity Range						
		-20%	-10%	-5%	0%	5%	10%	20%
Total Operating Cost Sensitivity Range	-20%	34,858	55,392	65,660	75,927	86,195	96,462	116,997
	-10%	21,446	41,981	52,249	62,516	72,784	83,051	103,586
	-5%	14,741	35,276	45,543	55,810	66,078	76,345	96,880
	0%	8,035	28,570	38,837	49,105	59,372	69,640	90,175
	5%	1,329	21,864	32,132	42,399	52,667	62,934	83,469
	10%	(5,376)	15,159	25,426	35,694	45,961	56,228	76,763
	20%	(18,787)	1,747	12,015	22,282	32,550	42,817	63,352

While the profitability of the entire operation is tested on a total cost basis, the point at which each individual shaft closure is determined is after direct operational cost. As soon as a shaft does not contribute to its own mining and operational cost, it is considered for closure. The direct allocated costs include the overheads specific to the operation while indirect allocated costs refer to those items which belong to the entire group and which are allocated back to each operation based on a formula.

1.7 Permitting Requirements

The Rustenburg Operations have all the necessary rights and approvals to operate, e.g., mining, processing, TSFs, and ancillary facilities associated with the operations.

Any permit and license infringements are corrected as they occur and environmental impacts are managed in close consultation with the appropriate departments. There are reasonable prospects that the operator's tenure to operate on these premises is secure for the foreseeable future, unless terminated by regulatory authorities for other reasons. Furthermore, based on an assessment of the current permits, technical submittals, regulatory requirements and compliance history, continued acquisition of permit approvals should be possible. There is a low risk of rejections of permit applications by the regulatory agencies for the foreseeable future.

1.8 Conclusions and Recommendations

The QPs have conducted a comprehensive review and assessment of all material issues likely to influence the future activities of the Rustenburg Operations based on information available up to 31 December 2021.

There is a comprehensive Risk Register that is reviewed quarterly. All the risks have detailed mitigation plans designed to reduce the risk to a manageable level. The Qualified Persons could not identify any unmanaged material risks that would affect the Mineral Resources and Mineral Reserves reported for Rustenburg Operations.

The views expressed in this report have been based on the fundamental assumption that the required management resources and proactive management skills will be focused on meeting the LoM plans and production targets.

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There are no recommendations for additional work or changes.

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2 Introduction

2.1 Registrant

Sibanye-Stillwater Limited is an independent international precious metals mining company with a diverse mineral asset portfolio comprising platinum group metal (PGM) operations in the United States and Southern Africa, gold operations and projects in South Africa, and copper, gold and PGM exploration properties in North and South America. It is domiciled in South Africa and listed on the Johannesburg Stock Exchange (JSE or JSE Limited) and New York Stock Exchange (NYSE). This Technical Report Summary covers Sibanye-Stillwater's Rustenburg Operations (Rustenburg or the Operations). Rustenburg falls under the PGM Operations of the Southern African Region of Sibanye Platinum Proprietary Limited, trading as Sibanye–Stillwater Group (Sibanye-Stillwater) (Figure 1).

Rustenburg Operations include shafts, processing facilities and associated infrastructure (the Material Assets) located in the North West Province, South Africa.

As per Group Methodology, the combined Sibanye Rustenburg Platinum Mines Proprietary Limited (SRPM) Mineral Resources and Mineral Reserves are 74% Attributable to the registrant.

Figure 1: Ownership and Company Structure for Rustenburg



Sibanye Stillwater Limited
100%
100%
Sibanye Gold Limited
Sibanye Platinum Proprietary Limited
74%
Newshelf 1335 Proprietary Limited
26%
Sibanye Rustenburg Platinum Mines Proprietary Limited
Bathopele
Siphumelele
Thembelani
Western Limb Tailings Retreatment Plant

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2.2 Compliance

Sibanye-Stillwater is listed on the NYSE (Code SBSW) and the JSE (Code SSW). Mineral Resources and Mineral Reserves contained in this Technical Report Summary were compiled and reported following the United States Securities and Exchange Commission's (SEC's) Subpart 1300 of Regulation S-K.

2.3 Terms of Reference and Purpose of the Technical Report

This Technical Report Summary for the Sibanye-Stillwater Rustenburg Operations reports the Mineral Resources and Mineral Reserves as at 31 December 2021. The Rustenburg Operations are ongoing, established mines and ore processing facilities extracting platinum group metals (PGMs) from the Merensky Reef (Merensky) and the Upper Group 2 Chromitite Seam (UG2 Reef) of the Bushveld Complex. It also extracts chrome from the UG2 Reef as a by-product. The ore is processed onsite to produce PGM and base metal concentrate. The concentrate is further beneficiated at the Waterval Complex smelter and refinery owned by Anglo American Platinum Ltd and situated in Rustenburg.

This report is the first Technical Report Summary for the Sibanye-Stillwater Rustenburg Operations prepared under the SEC's Subpart 1300 of Regulation S-K disclosure requirements.

The PGM rich layers mined are well known from extensive mining which has taken place, at Rustenburg and the greater Bushveld Complex, over the last 90 years. The Mineral Resource for Rustenburg contained in this Technical Report Summary is estimated from the extensive surface and underground drillhole and sampling database and is signed-off by internal Qualified Persons (QP). These Mineral Resources are the basis for the Mineral Reserve estimates reported for the operation. Furthermore, the Mineral Reserve estimates are based on detailed Life of Mine (LoM) plans and technical studies (at least to a Prefeasibility Study level) completed internally by Sibanye-Stillwater personnel utilizing modifying factors and Capital and Operating Costs informed by the historical performance at the operations.

This Technical Report Summary was compiled by in-house QPs for Mineral Resources and Mineral Reserves appointed by Sibanye-Stillwater. The QPs are Technical Experts/Specialists registered with professional bodies that have enforceable codes of conduct (Table 7).

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Table 7: Details of QPs Appointed by Sibanye-Stillwater

Name	Position	Area of Responsibility	Academic and Professional Qualifications	Section Sign-off
Andrew Brown	Vice President: Mine Technical Services	Qualified Person, Mineral Resources and Mineral Reserves – SA PGM Operations	MSc Mining Engineering; FSANIRE F037 MSAIMM 705060	1-6, 15
Manie Keyser	Senior Manager Mine Planning and Resource Management	Qualified Person, Mineral Resources and Mineral Reserves – SA PGM Operations	MEng Mining Engineering, GDE, NHD MRM, ND Survey SACNASP 400284/06	13,16, 17.1-17.4, , 20-25
Nicole Wansbury	Unit Manager Geology Mineral Resources	Qualified Person Mineral Resources – SA PGM Operations	MSc Geology SACNASP 400060/11 GSSA No 965108	1.4,7-11
Brian Smith	Unit Manager Survey	Qualified Person Mineral Reserves – SA PGM Operations	MEng MRM SAGC GPr MS 0218	1.5, 12
Stephan Botes	Unit Manager – Surface and Mineral Rights	Mineral Title	LLB, LLM, Postgraduate Certificate in Prospecting and Mining Law, Postgraduate Certificate in Company Law I, Admitted Attorney of the High Court of RSA	1.7, 3.2,3.4
Mandy Jubileus	Environmental Manager	SA PGM Environmental Compliance	MSc Environmental Management and Sciences , SACNASP 118956, SAATCA ISO14001 Lead Auditor E2167	17.5
Dewald Cloete	SVP Processing	Mineral Processing	ND , NHD Extractive Metallurgy, SAIMM HD0968	14
Roderick Mugovhani	SVP Finance	Financial Evaluation	B,Comm Accounting, Post Graduate Diploma in Acc Education, MBA, Executive Management Programme, Certified Professional Accountant(SA. Management Development Programme (MDP)	1.6, 18, 19
SAIMM - South African Institute of Mining and Metallurgy **SACNASP – South Africa Council for Natural Scientific Professions** **SAGC – South African Geomatics Council** **GSSA – Geological Society of South Africa** **SAATCA – South African Auditor and Training Certification Authority**				

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2.4 Sources of Information

Sibanye-Stillwater (the registrant) provided most of the technical information utilised for the preparation of this report. This information is contained in internal documents recording various technical studies undertaken in support of the current and planned operations, historical geological work and production performance at the Rustenburg Operations and forecast economic parameters and assumptions. Other supplementary information was sourced from the public domain and these sources are acknowledged in the body of the report and listed in the References Section (Section 24).

2.5 Site Inspection by Qualified Persons

The QPs for Mineral Resources and Mineral Reserves who authored this Technical Report Summary, and the supporting Technical Experts/Specialists are all employees of Sibanye-Stillwater. By virtue of their employment, the QPs visit the Rustenburg Operations regularly while carrying out their normal duties.

2.6 Units, Currencies and Survey Coordinate System

In the Republic of South Africa (RSA) metric units are used for all measurements and, therefore, the reporting of quantities is in metric units, unless otherwise stated.

All the metal prices and costs are quoted in US Dollars (USD) or South Africa Rand (ZAR). An Exchange rate of 15.00ZAR/USD has been used in this document.

The coordinate system employed for most of the surface and underground surveys and maps shown in this report is based on the Gauss Conform Projection (UTM), Hartebeeshoek 94 Datum, Ellipsoid WGS84, Central Meridian WG27 (Y +0; X+2 800 000). Some regional scale maps in this report may be referenced with Latitude and Longitude coordinates for ease of reading.

Units of measurement used in this report are described in Table 8.

Table 8: Units Definitions

Units	Description
cm	centimetre(s)
g	gram(s), measure of mass
g/cm^3	density - grammes per cubic centimetre
g/t	grams per tonne
g/t	grade grams per tonne
ha	hectares = 100m x 100m
kg	kilograms = 1000grams, measure of mass
km	kilometre(s) = 1000 metres
km^2	square kilometres, measure of area

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Units	Description
Koz or kozt	kilo ounces= 1000 ounces (troy)
kt	kilotonnes
ktpm	kilotonnes per month
litre	Metric unit of volume = $1000cm^3$
m	metre(s)
m^2	square metres
m^3/a	cubic metres per annum
mamsl	elevation metres above mean seal level
metre	metric unit of distance
mm	millimetre(s) = metre/1000
Moz	Million ounces (troy), measure of weight
Mt	Million metric tonnes
Mtpa	Million tonnes per annum
MVA	Million Volt-Amps(Watts)
MW	Megawatts
oz	Troy ounces = 31.1034768 grams
ppb	parts per billion
ppm	parts per million (grams/metric tonne)
sec	second
t	metric tonne = 1000 kilograms = 1.10231131 short ton
tonnes	metric tonnes = 1000 kilograms = 1.10231131 short ton
USD	United States Dollars
4Eoz	troy ounces of Platinum, Palladium, Rhodium and Gold combined.
lb	pound USA = measure of weight
WGS84	World Geographic System 1984- map projection system
wt%	weight percent
ZAR	South African Rand
ZARm	Million Rand

2.7 Reliance on Information Provided by Other Experts

The QPs for Mineral Resources and Mineral Reserves have sought input from in-house Technical Experts/Specialists on aspects of the modifying factors for the disciplines outside their expertise. Kroondal

15

is a large operation, and it is not possible for any one person to have the required expertise to comment on all aspects of the operation and inputs to the Mineral Resources and Mineral Reserves. Kroondal and Sibanye-Stillwater employ a large team of Technical Experts and Services Specialists. The QPs consider it reasonable to rely upon the information provided by these experts by virtue of their role in the company. A list of the in-house Technical Experts/Experts and their areas of competency are summarized in Table 9.

Table 9: Technical Experts/Specialists Supporting the QPs

Name	Position	Area of Competency	Academic Qualifications
Braam Burger	Manager Finance	Financial Evaluation	B.Com (Accounting and Information Science)
R Craill	Vice President: Engineering	Infrastructure	B. Eng Mechanical. Pr Eng
R Cooper	Vice President Tailings Engineering	Tailings	BSc Civil Engineering, GDE (Civil), Pr Eng
S Durapraj	Manager: Rock Engineering	Rock Engineering	B.A, MSc Mining Engineering, MSANIRE, AREC, COMRMC
L Koorsse	Unit Manager Survey	Survey, Reporting and Historical Mining Factors	MSCC, NHD Mine Survey, GDE Mining Eng, IMSSA PMS0134
G Mackenzie	Manager: Human Resources	Human Resources Management	Nat Dipl. HRM. Adv. IR
E Malherbe	Superintendent Geology	Mineral Resource Estimation	BSc (Hons) (Geology) SACNASP 400131/08
T Naude	Unit Manager: Environment	Rehabilitation and closure costs	BA Geography and Environmental Studies
M Neveling	Senior Manager: Health and Safety	Safety	MO COC, MMDP, Ncert Safety
H Olivier	Manager Asset Management	Equipment	B. Eng. Mechanical (Hons), GCC: Mines & Works (5999).
K Pillay	EVP: Sales and Marketing	Metal sales and Marketing	BSc Eng (Chem), MSc Eng (Chem), MBA.
T Phumo	Executive Vice President (EVP): Stakeholder Relations (SA)	Social and Labour	BA Hons (Corp Comm), APR Diploma Project Management
S Swanepoel	Manager Occupational Hygiene and Ventilation	Occupational Hygiene, Ventilation	BSc.(Hons), MSc, MEC, NDSM, SAIOH (0309)

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3 Property Description

3.1 Location and Operations Overview

The Rustenburg Operations are located in the North West Province, east of the towns of Rustenburg and Kroondal at latitude 25°40'S and longitude 27°20'E. Rustenburg Operations is 125km west of Pretoria and 127km northwest of Johannesburg (Figure 2).

The Rustenburg Operations footprint is in excess of 20km from east to west and 15km from north to south.

Figure 2: General Location of the Material Assets as at 31 December, 2021



Rustenburg Operations
Kroondal Operations
Marikana Operations
30° E
N1
NORTHERN LIMB
23° S
Limpopo
Akanani
Polokwane
EASTERN LIMB
Zondernaam
Limpopo
WESTERN LIMB
Mashishing (Lydenburg)
Blue Ridge
N4
Brits
Rustenburg
Middelburg
26° S
North West
Gauteng
Johannesburg
Mpumalanga
26° S
Carletonville
SOUTH AFRICA
0 50 100km
0 35 70Miles
27° E
Balfour
N1
30° E
Free State
N3
Geographic Coordinate System: WGS84
Sibanye Stillwater Project
Platinum Operations
Bushveld Complex
Rustenburg Operations
Kroondal Operations
Marikana Operations
Towns
National Road
Great Dyke

17

Rustenburg town is surrounded by agricultural land. Various mines owned by Impala Platinum, Glencore and Royal Bafokeng are also situated in and around Rustenburg. Refer to Figure 3 and Figure 4 for maps providing additional location details of Rustenburg.

The assets of Rustenburg Operations, which includes shafts, processing facilities and associated infrastructure (the "Material Assets"), are located in the Northwest Province, South Africa. This Technical Report Summary for the Sibanye-Stillwater Rustenburg Operations reports the Mineral Resources and Mineral Reserves as at 31 December 2021.

The Rustenburg Operations comprise:

- Three operating vertical shafts,
- Two declines operating,
- Six vertical shafts on care and maintenance,
- Two plants processing underground ore,
- Two plants processing tailings,
- Two active Tailing Storage Facilities (TSFs), and
- Three inactive TSFs.

The Mineral Resource is accessed from the surface using conventional underground mining methods to 34 level (the deepest working level) at Siphumelele Shaft, approximately 1,350m below surface, and 28 Level (the deepest working level) at Khuseleka, approximately 950m below surface, and 29 Level (the deepest working level) at Thembelani Shaft.

The Mineral Resource at Bathopele Mine is accessed from the surface via two decline clusters using mechanised mining methods to a depth of approximately 500m below the surface. Mining and mineralisation over the Rustenburg Operations Lease Area are shown in Figure 3.

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Figure 3: Rustenburg Operations


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Khuseleka 2
Khuseleka 1
Thembelani 2
Khomanani 2
Thembelani 1
Hoedspruit
Siphumelele 1
Khomanani 1
Rustenburg
Bathopele
Siphumelele 3
Siphumelele 2
Sample Plant
PMR
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
TSF
Shaft (Producing)
Shaft (Non-Producing)
Plant
Towns
Shaft Boundaries
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

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3.2 Mineral Title

The Mining and Prospecting rights referred to in this document are issued in terms of the Section 5(1) of the Mineral and Petroleum Resources Development Act 28 of 2002 in South Africa. The principal terms and conditions are not materially different to other similar operations within South Africa.

The Rustenburg Operations are contained within one converted Mining Right. The Mining Right detail is given in Table 10 and Figure 4.

Mining Right covers approximately 15,351.7636ha and is in excess of 20km from east to west and 15km from north to south The Mining Right comprises various farms (or portions thereof). The names of the farms for the Rustenburg Operations are listed in Table 11. The Rustenburg Operations have sufficient rights and access to land to conduct operations. It is noted that the LoM plan extends beyond the expiry date of the Mining Right. SPRM will be able to apply for an additional 30years closer to the expiry date of the current Mining Right. There is no reason to believe this will not be granted.

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Table 10: Summary of Mineral Rights held for the Rustenburg Operations

Right Holder	Right Number/s	Size (ha)	Minerals	Key Permit Conditions	Expiry date	Future Requirements	Future Intentions	Brief summary of Violations/ fines
Sibanye Rustenburg Platinum Mines (Pty) Ltd	NW30/5/1/2/2/82MR	2,624.98	PGMs & Precious & Base Metals in UG2 and Merensky Reef (only PGMS over the entire MR)	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements.	28-Jul-40	Application to be submitted in terms of section 102 for consent to incorporate various areas into mining right.	To include areas covered by two Prospecting rights (Portion of Paardekraal 279 JQ and portion of Waterval 306 JQ). To combine into a bigger mining right with the Kroondal MRs	None.
Rustenburg Platinum Mines Limited (Anglo owned)	NW30/5/1/2/2/80 MR	3 212.93	PGMs and associated minerals	See the summary of permit conditions, general EMP regulatory reporting requirements and SLP regulatory reporting requirements.	28 Jul 40	None	None	None

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Key permit conditions are given below:

1. Mining right renewal applications to be submitted 60 working days prior to the date of expiry of the right.
2. Holder of MR must continue with mining operations, failing which the right may be suspended or cancelled.
3. The terms of the right may not be varied or amended without the consent of the Minister of Mineral Resources and Energy.
4. The Holder shall be entitled to abandon or relinquish the right, or the area covered by the right entirely or in part. Upon abandonment or relinquishment, the Holder must:
   - 4.1. Furnish the Regional Manager with all prospecting and/or mining results and/or information, as well as the general evaluation of the geological, geophysical and borehole data in respect of such abandoned area; and
   - 4.2. Apply for a closure certificate in terms of section 43(3) of the MPRDA.
5. The holder shall pay royalties to the State in accordance with section 25(2)g of the MPRDA throughout the duration of the mining right.
6. Mining Operations must be conducted in accordance with the Mining Work Programme and any amendment to the MWP and an approved EMP.
7. The holder shall not trespass or enter into any homestead, house or its curtilage nor interfere with or prejudice the interests of the occupiers and/or owners of the surface of the Mining Area except to the extent to which such interference or prejudice is necessary for the purposes of t enabling the Holder to properly exercise the Holder's rights under the mining right.

8. The holder must dispose of all minerals derived from mining at competitive market prices which shall mean in all cases, non-discriminatory prices or non-export parity prices.
9. A shareholding, an equity, an interest or participation in the mining right or joint venture, or a controlling interest in a company/JV may not be encumbered, ceded, transferred, mortgaged, let, sublet, assigned, alienated or otherwise disposed of without the written consent of the Minister, except in the case of a change of controlling interest in listed companies.
10. All boreholes, shafts, adits, excavations and openings created by the holder shall be sealed, closed, fenced and made safe in accordance with the approved Environmental Management Programme and the Mine Health and Safety Act.
11. The holder of the mining right, while carrying out mining operations should safeguard and protect the environment, the mining area and any person using to entitled to use the surface of the mining area for possible damage or injury.

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12. The Minister or a person authorized by the Minister shall be entitled to inspect the Mining Area and the execution of the approved mining right conditions.
13. A mining right may be cancelled or suspended subject to S47 of the MPRDA if the holder:
    - 13.1. Submits inaccurate, incorrect and/or misleading information in connection with any matter required to be submitted under this Act;
    - 13.2. fails to honor or carry out any agreement, arrangement or undertaking, including the undertaking made by the Holder in terms of the Broad Based Socio Economic Empowerment Charter and Social and Labour Plan;
    - 13.3. Breaches any material term and condition of the mining right;
    - 13.4. Conducts mining in contravention of the MPRDA;
    - 13.5. Contravenes the requirements of the approved Environmental Management Programme;
    - 13.6. Contravenes any provisions of this Act in any other manner.
14. The holder shall submit monthly returns contemplated in S 28 (2) A of the MPRDA no later than the 15th of every month and maintain all such books, plans and records in regard to mining on the mining area as may be required by the Act.
15. The Holder shall, at the end of each year, following commencement of this mining right, inform the Regional Manager in writing of any new developments and of the future mining activities planned in connection with the exploitation/mining of the minerals in the mining area.
16. Provisions relating to section 2(d) and section 2(f) of the MPRDA, relating to the Broad Based Socio Economic Empowerment Charter differs in each mining right.
17. The Mining right does not exempt the holder from complying with the MHSA or any Act in South Africa.
18. Annually, no later than three months before financial year end submit a detailed implementation plan to give effect to Regulation 46(e)(i), (ii) and (iii) in line with the Social and Labour Plan.
19. Annually, no later than three months after finalization of its audited annual report submit a detailed report on the implementation previous year's SLP.

SLP COMPLIANCE REQUIREMENTS

20. New Social and Labour Plan to be submitted and reviewed every 5 years.
21. Social and Labour Plan Implementation Plans to be submitted annually.
22. Social and Labour Plan Annual Report to be submitted annually.

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ENVIRONMENTAL MANAGEMENT COMPLIANCE REQUIREMENTS

23. Performance assessment relating to Environmental Management Programme to be conducted Bi-annually.
24. Performance assessment relating to Water Use License to be conducted annually.
25. Performance assessment relating to Atmospheric Emission License to be conducted annually.

Figure 4: Plan Showing Mineral Right



27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
0
2,5
5km
Geographic Coordinate System: WGS84
Prospecting Right
Khuseleka 2
NW 82 MR
Khuseleka 1
Thembelani 2
NW 80 MR
NW 104 MR
Khomanani 2
Thembelani 1
NW 82 MR
Hoedspruit
Khomanani 1
Siphumelele 1
Rustenburg
Bathopele
NW 80 MR
Siphumelele
Siphumelele 2
NW 82 MR
Prospecting Right
NW 368 MR
NW 370 MR
NW 104 MR
NW 369 MR
NW 82 MR
NW 113 MR
N4
Mining Right | Current Holder of Right
NW 80 MR | Rustenburg Platinum Mines
NW 82 MR | Sibanye Rustenburg Platinum Mines
NW 104 MR | Kroondal Operations (Pty) Ltd (AQPSA - CMR)
NW 113 MR | Kroondal Operations (Pty) Ltd (AQPSA - CMR)
NW 368 MR | Kroondal Operations (Pty) Ltd (AQPSA - CMR)
NW 369 MR | Kroondal Operations (Pty) Ltd (AQPSA - CMR)
NW 370 MR | Kroondal Operations (Pty) Ltd (AQPSA - CMR)
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
Prospecting Right
Shaft (Producing)
Shaft (Non-Producing)
Towns
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

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25 Table 11: Mining Right Status of the Rustenburg Operations FARMS REGISTERED IN THE NAME OF SIBANYE RPM PTY LTD Farm Name Portion Magisterial District Paaredekraal 279 JQ RE*27, RE*28,78,111,114,119,120,122,123,124,125 Rustenburg Hoedspruit 298 JQ 19 Rustenburg Brakspruit 299 JQ 23,RE*12,19,20 Rustenburg Klipfontein 300 JQ RE*4,RE*5 Rustenburg Waterval 303 JQ REMAINDER,3 RE*5,RE*6,7,RE*8,RE*9,RE*10,RE*13,RE*14,19,RE*48,RE*49,51,54,79,84,87 Rustenburg Kroondal 304 JQ RE*76,RE*85,RE*122,132,RE*145,RE*167,RE*170,172,149,150, 159,164,165,166,168,169,171,173,174,185,221,241,242 Rustenburg Waterval 306 JQ RE*2 Rustenburg Spruitfontein 341 JQ 101 Rustenburg Farm 342 JQ RE*1,42,RE*54,RE*55,56,57,58,59,60,61,62,63,64,RE*66,70,71,72,RE*73 79,88,89,94,95,115,121,124,125,RE*127,128,129,130,RE*160,161, 162,163,164,171,RE*172,178,180,367,RE*194,198,RE*199,RE*200,201,204,24 5,246,247,248,249,271,272,273,287,290,291,300,325,333,339,340,RE*345,34 9,RE*363,364 Rustenburg Anglo Tailings 942 JQ Anglo Tailings 942 JQ Rustenburg 3.3 Royalties Sibanye-Stillwater Rustenburg Operation is not a royalty company nor receives royalties from any other operation. 3.4 Legal Proceedings and Significant Encumbrances to the Property The QPs have been advised by Sibanye-Stillwater that there are no material legal proceedings in relation to the Rustenburg Operations. It should, however, be noted that Sibanye-Stillwater may be involved in various non-material legal matters such as employment claims, third-party subpoenas and collection matters on an ongoing basis, which are not material to the Mineral Resources and Mineral Reserves reported for the Rustenburg Operations in this Technical Report Summary. From the documentation reviewed and input by the relevant Technical Specialists and Experts, the QPs could not identify any material factors or risks with regards to the title permitting, surface ownership, environmental and community factors that would prevent the mining of the reefs and the declaration and disclosure of the Mineral Resources and Mineral Reserves for the Rustenburg Operations. 26 4 Accessibility, Climate, Local Resources, Infrastructure and Physiography 4.1 Topography, Elevation and Vegetation The Rustenburg area within which the Rustenburg Operations are situated is characterised by undulating terrain, varying between 1,050m to 1,180m above mean sea level. The topography to the north, west and east of Rustenburg Operations is dominated by well-established non-perennial watercourses. The topography for the mine area is relatively flat with sporadic hillocks and rocky outcrops. Situated to the south of the mine area is the Magalies mountain range and to the east, a number of small hills. The major rivers in the Rustenburg Operations area include the Hex River bisecting the western and central sections of the licence area and the Sterkstroom River on the eastern perimeter. The natural vegetation comprises open grasslands and shrubs, but most of the area surrounding Rustenburg has been and is to a certain extent still used for agriculture developments, in particular sunflowers and tobacco. With the growth in the mining sector due to extensive platinum and chrome deposits in the region, agriculture is on the decline. Urban development has taken place mainly in the town of Rustenburg, but informal settlements also exist, including in the Rustenburg Operations Lease Area. The licence area comprises two primary vegetation types, namely: • Clay Thorn bushveld/ Other Turf Thornveld o This veld type occurs on the black vertic clay soils of the flat plains of the North West and Northern Provinces. Acacia tortilis, Acacia karroo and Acacia nilotica dominate the tree layer within this vegetation type. The Clay Thorn Bushveld is the main veld type found within the Rustenburg Operations area. • Mixed Bushveld o This veld type is very variable depending on soil type, soil depth and aspect, and is represented by many different plant communities and habitat types. It occurs mainly on the undulating to flat plains of the Northern and North West Provinces. The soil is mostly shallow, sandy, sometimes coarse and gravelly, overlying granite, quartzite, sandstone or shale. The vegetation may vary from short, dense, sometimes shrubby bushveld to tall, open tree savanna. Mixed Bushveld occurs in small parts of the Rustenburg Operations licence area. 4.2 Access, Towns and Regional Infrastructure The Rustenburg Operations are situated near Rustenburg town in the North West Province of South Africa. The site is accessed via the multiple networks of well-maintained tarred roads. The operations are accessed via the N4 highway into Rustenburg town, then the R24 to the Operations from Pretoria. From Johannesburg, Rustenburg town is accessed via the R24 road passing through Magaliesburg or 27 the R512 (regional dual carriage tarred road) from Johannesburg, which intersects with the N4. Refer to Section 4.4 and 15 and Figure 2. 4.3 Climate Rainfall occurs throughout the year, but predominantly between November and March, mainly as thunderstorms. Annual rainfall averages approximately 650 mm. The wettest month is January, with an average monthly total rainfall of 132 mm. The driest month is July, with an average monthly total rainfall of approximately 2 mm. Mean annual air temperatures range from 11.8°C in June/July to 23.8°C in January. Average daily maxima range from 20.4°C to 30.3°C, and minima from 2.8°C to 17.2°C. Winds are mainly light to moderate and blow from the north-easterly sector, except for short periods during thunderstorms or weather changes when they have a southerly component. The lightning ground flash density in the area is a moderate risk to surface infrastructure with between 5 to 7 strikes/km2/year (on a scale of 0 to 19). No severe climatic effects influence mining activities and the mining and ore processing operations at the Rustenburg Operations proceed year-round. 4.4 Infrastructure and Bulk Service Supplies Rustenburg Operations and the surrounding mines have been operational for decades. The regional and onsite infrastructure for mining and ore processing is well established. There is a good supply chain for all required consumables and equipment in or near the mine site. The Rustenburg Operations, through Sibanye-Stillwater, is well connected to the international supply markets for any materials and equipment not available locally. The Rustenburg Operations are supplied with bulk electricity from the regional grid, which is owned and operated by the state-owned company, Eskom. Details for Power are supplied in Section 15.3 and for Water supplies in Section 17.5.6. Rustenburg Municipality and the neighbouring Madibeng Municipality host a combined population of greater than 1.2m people and most services needed are found in the surrounding towns and cities. 4.5 Personnel Sources Rustenburg Operations have specific policies, procedures and practices in place, which address, on an integrated basis, its human resource requirements. Recruitment is predominantly informed by the operational requirements of the Rustenburg Operations for specific skills, by the extent of labour turnover levels and by relevant legislation. The organizational structure currently in place, together with operational management, will remain unchanged until planned shaft closures occur, following which downsizing will be assessed. Organizational structures and staffing requirements (Table 12) are primarily determined by operational requirements and the production profile of the operation. The economic climate, cost infrastructure and the Mineral Reserves profile also influence the organizational structures and required labour complement. 28 Table 12: Number of Permanent Employees C2018 C2019 C2020 C2021 No. of Employees 12,843 12,697 12,365 12,709 Manpower is sourced from different areas of South Africa and beyond, although preference is given to manpower from local communities within the Northwest Province in support of local economic development. Table 13 provides a breakdown of the origin of employees as per province, including beyond the border of South Africa. Many of the Rustenburg Operations’ employees live in Rustenburg and neighbouring towns. Table 13: Origin of Employees Province Number of Permanent Employees Number of Contractors Percentage Eastern Cape 3,486 493 25.02% Free State 343 91 2.73% Gauteng 541 268 5.09% KwaZulu-Natal 161 79 1.51% Limpopo 706 390 6.89% Mpumalanga 173 87 1.63% North West 5,085 1,662 42.42% Northern Cape 124 32 0.98% Western Cape 8 1 0.06% Non-South Africans 2,082 93 13.67% Total 12,709 3,196 100.00%

5 History

5.1 Ownership History

The Rustenburg operations were started in 1925 by Anlo American Platinum until the acquisition by Sibanye -Stillwater in 2016. The historical development of the Rustenburg Operations is summarized in Table 14.

Table 14: Historical Development

Company/ Ownership/ Operator	Date	Activity
Anglo American Platinum	1925	Exploration on the Eastern Limb of the Bushveld Complex started as far back as 1925. Exploration was carried out by renowned explorer Hans Merensky. Hans discovered platinum mineralisation in pyroxenite.
Anglo American Platinum	1929	The 1st vertical Shaft at Rustenburg Section – West vertical Shaft
Anglo American Platinum	1935	Waterval Vertical Shaft constructed
Anglo American Platinum	1951	Central deep Shaft constructed
Anglo American Platinum	1953	Siphumelele 3 Shaft and West 20 compressor station constructed
Anglo American Platinum	1961	Siphumelele 2 Shaft commissioned
Anglo American Platinum	1967	Frank Concentrators commissioned
Anglo American Platinum	1968	Khomanani Shaft commissioned
Anglo American Platinum	1970	Thembelani 1 mine commissioned
Anglo American Platinum	1972	Khuseleka 1 mine commissioned
Anglo American Platinum	1978	Siphumelele 1 mine commissioned
Anglo American Platinum	1984	Khuseleka 2 Shaft commissioned
Anglo American Platinum	1993	Khomanani 2 Shaft commissioned
Anglo American Platinum	2013	Thembelani 2 Shaft sinking
Sibanye-Stillwater	2016	Sale of Rustenburg Operations to Sibanye on 1 November 2016. At the point of sale Thembelani 2, Khomanani 1 &2 , Khuseleka 2 and Siphumelele 2 &3 were all on care and maintenance.
Sibanye-Stillwater	2017	The full operational period under Sibanye-Stillwater with consistent delivery in all metrics.
Sibanye-Stillwater	2018	7% improvement in operating margin year-on-year.
Sibanye-Stillwater	2019	19% improvement in operating margin year-on-year.
Sibanye-Stillwater	2020	The Covid-19 Pandemic and the associated national lockdown affected all production from April to the middle of May, at which point a gradual build-up in production was initiated with a slow return of employees continuing right up into December 2020.
Sibanye-Stillwater	2021	Optimisation of mine boundaries between Bathopele (SRPM), K6 and Kopaneng (Kroondal) and deepening of the Kroondal East complex (Kopaneng and Bambanani) into Siphumelele(SPRM) ground to extended LoM for Kroondal with Rustenburg Mineral Reserves, as part of the new agreement between AAP and SSW.

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5.2 Previous Exploration and Mine Development

5.2.1 Previous Exploration

The discovery and development of the Merensky Reef in Rustenburg can be traced back to 1925. After intense exploration in the Rustenburg area, the first vertical shaft (West vertical was commissioned in 1928. The Klipfontein Plant (Phase 1) was also constructed in 1928.

The Rustenburg Operations have been intensively explored by surface and underground exploration drilling, geophysical surveys (airborne magnetic and 3D seismic), trenching and geological mapping carried out over a period of more than 55 years. This intensive exploration has proven the extension of the Merensky and UG2 Reefs to the north-northeast.

Initial geological understanding of the area was developed from observations made from the surface and underground mapping, combined with exploration drillhole information and extrapolations of features observed in other platinum mines in the south-western Bushveld Complex. Current interpretations of the geological and structural framework applicable to the Merensky Reef and the UG2 Reef have evolved as new and more detailed geological information and datasets were obtained. The acquisition and recent re-processing of the 3D seismic data over most of the Rustenburg Operations Lease Area, when correlated with drillhole data, has provided a much higher level of confidence in the validity of these interpretations. However different levels of confidence are applicable to different areas, reflecting the amount of mining or exploration work undertaken, and additional exploration drilling will be necessary in some areas to increase confidence in resource modelling ahead of future development beyond the current LoM.

There has been a significant decline in surface exploration drilling over the past five years, with a limited amount of surface exploration conducted by Sibanye-Stillwater on Bathopele Mine during 2015.

However, exploratory visits are conducted in previously mined areas to confirm structure and facies.

5.2.1.1 Aeromagnetic Surveys

The entire Rustenburg Operations area has been covered by a high-resolution helicopter borne aeromagnetic ('AM') and radiometric surveys, carried out in late 2002 and early 2003 by Fugro Airborne Surveys, on behalf of Anglo-American Platinum, at a line spacing of 50m and a sensor clearance of 20m with results. Various image processing techniques were used to enhance and aid interpretation of this data and, as shown in Figure 5 this allowed interpretation of major northwest-southeast structural trends and east-west striking faults. In addition, two dominant trends of magnetically susceptible dykes have been recognised; the northwest-southeast striking positively and negatively magnetized dolerite dykes as well as the east-west trending dolerite dykes. The AM data has also assisted with the identification of dunite pipes as well as potential IRUP areas. The QPs' experience at the Rustenburg Operations has however shown that the dimensions of actual Iron-rich replacement pegmatites (IRUP) at the Merensky Reef and UG2 Reef elevations are commonly smaller than the dimensions of the associated magnetic anomaly. Consequently, the actual IRUPs have a smaller impact on geological losses than suggested by the AM data. Also apparent is the magmatic layering of Bushveld stratigraphy as an indication of the strike of the strata.

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Figure 5: Aeromagnetic Image Over Rustenburg Operations.


27°12' E
27°18' E
27°24' E
27°30' E



25°35' S
25°40' S
25°45' S
27°12' E
27°18' E
27°24' E
27°30' E
Khuseleka 2
Khuseleka 1
Thembelani 2
Thembelani 1
Khomanani 2
Khomanani 1
Siphumelele
Siphumelele 2
Bathopele
Rustenburg
N4
NT
30105
30066
30044
30028
30019
30012
30005
29999
29992
29986
29980
29972
29962
29949
29933
29919
29903
29883
29846
29739
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

5.2.1.2 3D Seismics

Between 2003 and 2007, three 3D seismic surveys were completed across the Rustenburg Operations Lease Area and adjacent regions, with data acquisition undertaken by Compagnie Generale de Geophysique (CGG), a French based company, on behalf of Anglo-American Platinum. The 2003 seismic survey was a low-resolution regional survey of the Rustenburg area, while the 2005 seismic survey on the Paardekraal (now Thembelani Mine area) and 2007 seismic survey on the Rustenburg Deeps area (Siphumelele and Khomanani Mines) were high resolution surveys. These seismic surveys were merged and re-interpreted during the 2007 campaign while also integrating new drillhole information from all areas across the Rustenburg Operations Lease Area.

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Modelling and interpretation of the merged seismic datasets were carried out by Rock Deformation Research Limited (RDR), a company contracted by Anglo-American Platinum. Although the Merensky Reef and UG2 Reef could not be imaged directly, close approximations are provided by near reef reflectors which are laterally persistent and stable across the Rustenburg Operations Lease Area. The modelled UG2 Reef and Merensky Reef surfaces show a very good correlation with drillhole control.

The seismic surveys contributed important and precise identification and confirmation of structural patterns and faults, geometry of economic horizons, major/regional depression-like features and larger potholes. This information is of great value in the computation of fault throws, geological reef losses and also provides detailed insights into stratigraphic variations across the property. Isopach estimations for various units show a very good correlation with drillhole observations and give confidence that the seismic widths interpreted indicate real geological variation. This also suggests that the seismic data can be used to support drillhole isopach estimates in areas of low-density drillhole coverage.

However, as the seismic model is calibrated to drillhole intersections, the accuracy of predicted elevations tends to diminish away from drillhole control.

5.2.2 Previous Development

Production commenced at Rustenburg in 1929, following the completion of shaft sinking. The history of other shafts is listed in Table 14.

Refer to Table 15 for details of the historical production and financial parameters in calendar years (C), C2017 to C2021.

Table 15: Historical Production and Financial Parameters

		Unit	Financial Years				
			C2017	C2018	C2019	C2020	C2021
Main development [(1)]	Advanced	(km)	20	24	23	16	23
Area mined [(1)]		('000m²)	1,371	1,328	1,258	945	1,123
Tonnes milled [(2)]	Underground	('000)	7,098	7,113	6,995	5,404	6,341
	Surface	('000)	5,885	5,749	4,384	5,056	5,712
	Total	('000)	12,983	12,862	11,379	10,460	12,053
BUHG [(3)]	Underground	(g/t)	3.70	3.60	3.48	3.38	3.38
	Surface	(g/t)	1.53	1.18	1.16	1.02	1.07
	Combined	(g/t)	2.72	2.52	2.59	2.24	2.29
4E produced	Underground	(Moz)	0.72	0.70	0.65	0.50	0.60
	Surface	(Moz)	0.09	0.08	0.05	0.58	0.07
	Total	(Moz)	0.81	0.78	0.70	0.56	0.67
Operating Costs[(4)]	Underground	(ZAR/t)	1,167	1,171	1,289	1,599	1,643
	Surface	(ZAR/t)	133	84	247	210	195
	Total	(ZAR/t)	698	685	888	928	957
Operating Costs		(USD/oz)	842	855	1,001	1,050	1,160

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		Unit	Financial Years				
			C2017	C2018	C2019	C2020	C2021
		(ZAR/kg)	11,199	11,328	14,480	17,280	17,151
All in cost(6)		(USD/oz)	793	804	998	1,131	1,248
		(ZAR/kg)	10,554	10,643	14,432	18,624	18,460
Capital Expenditure		(ZARm)	831	792	819	743	1,248

*Management of Rustenburg Operations was taken over in mid-2016. Prior to 2018 the reporting KPI's were different, and this information is not available.

1. Main development and area mined come from Khuseleka, Thembelani, Bathopele and Siphumelele shafts.
2. Tonnes Milled are from all operating shafts and opencast operations operational at the time of reporting.
3. The yield is in 4E.
4. Cost data indicated from 2018 to the year 2020
5. Production data is for the period Jan to Dec.
6. Ounces and kilograms are based on 4E.

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6 Geological Setting, Mineralization and Deposit

6.1 Regional Geology

The Bushveld Complex (Figure 6) is approximately 2,060 million years old. Its mafic to ultramafic rock sequence, the Rustenburg Layered Suite (RLS), is the world's largest known mafic igneous layered intrusion. The RLS contains about 80% of the world's known Mineral Reserves of PGMs (Crowson, 2001 in Cawthorn,2010). In addition to PGMs, extensive deposits of iron, tin, chromium, titanium, vanadium, copper, nickel, and cobalt also occur. The Bushveld Complex extends approximately 450km east to west and approximately 250 km north to south. It underlies an area of some 67,000 km^2, spanning parts of Limpopo, North West, Gauteng, and Mpumalanga Provinces.

The RLS which was derived from differential crystallization of multiple magma injections, occurs geographically as five discrete compartments termed "limbs", three of which are being exploited for PGMs. These are the Western, Eastern, and Northern Limbs. The Rustenburg Operations are located on the Western Limb (Figure 7). The RLS comprises rocks ranging from dunite and pyroxenite through norite, gabbro and anorthosite to magnetite- and apatite-rich diorite. The RLS is subdivided in terms of a mineralogically based zonal stratigraphy into five principal zones.

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Figure 6: Geology of the Bushveld Complex, South Africa


27° E
30° E
23° S
26° S
TN
0 50 100km
0 35 70Miles
Geographic Coordinate System: WGS84
Villa Nora
NORTHERN LIMB
Mokopane
Wonderkop fault
Thabazimbi
Rhenoster-hoedspruit
BOTSWANA
SOUTH AFRICA
Burgersfort
Nietverlend
EASTERN LIMB
FAR WESTERN LIMB
Stoffberg
Rustenburg
Brits
Moloto
Pretoria
WESTERN LIMB
Belfast
Uitkomst
Johannesburg
SOUTHEASTERN/ BETHAL LIMB
Platinum Operations
Felsic
Mafic
Bushveld Complex
Young Sedimentary Cover & Intusions
Transvaal Supergroup
Archaean Basement Pre - Transvaal Formations
Rustenburg Operations
Kroondal Operations
Marikana Operations
Faults
Towns

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Figure 7: Geology of the Western Limb of the Bushveld Complex, South Africa


27°50' E
28° 50' E
27°50' S
27° 50' S
Amandelbult
Northam
Union
Sedibelo
Pilansberg
Zwartklip facies
Pilansberg
Rustenburg facies
Impala
Rustenburg
Rustenburg
Marikana
Brits
Kroondal
Pretoria
Crocodile River
26°50' S
26° 50' S
27°50' E
28°50' E
TN
0
50
100km
0
35
70Miles
Geographic Coordinate System: WGS84


Alkaline complexes
Granites
Upper zone
Main zone
Lower zone
Transvaal
Rustenburg Operations
Kroondal Operations
Marikana Operations
Towns
Merensky reef
UG2 reef
Faults

From the bottom of the sequence to the top (Figure 8), these zones are the 1) Marginal Zone, 2) ultramafic-rich Lower Zone, 3) mafic-rich Critical Zone which hosts multiple chromitite and PGM layers, 4) a mafic-rich Main Zone consisting mostly of gabbro-norites and norites, 5) and the final Upper Zone derived from the crystallization of iron-rich residual fluids.

The RLS varies in vertical thickness, reaching up to 8 km in places with some individual layers traceable for over 150 km. However, the PGM bearing reefs are typically only 0.3m to 15m thick, although much greater thicknesses are recorded in the Platreef of the Northern Limb. In the Eastern and Western Limbs, the Critical Zone contains the two principal PGM-bearing reefs: the Merensky Reef and the UG2 Reef. Mineral Resources and Mineral Reserves are reported for both the Merensky and UG2 Reefs which are the primary PGM and base metal sources mined at the Rustenburg Operations.

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Figure 8: General Stratigraphic Column of the Rustenburg Layered Suite


(m)
8000
7000
6000
5000
4000
3000
2000
1000
0
Upper Zone
(Gabbro; Olivine diorite; Anorthosite)
Main Zone
(Gabbro; Anorthosite; Norite; Pyroxenite)
Upper Critical Zone
(Anorthosite; Norite; Pyroxenite)
Lower Critical Zone
(Pyroxenite; Harzburgite; Dunite)
Lower Zone
(Pyroxenite; Harzburgite; Dunite)
Marginal Zone
(Norite)
Merensky Reef
UG2
Upper Group
UG1
Norite and Anorthosite
Pyroxenite
Pegmatoidal feldspathic pyroxenite
Chromitite

6.2 Deposit Types

6.2.1 Formation of Deposit

PGM reef-type deposits are deposits where the PGM are the main products and Ni and Cu are the by-products (e.g., the UG-2 and Merensky reefs of the Bushveld Complex, or the J-M reef of the Stillwater Complex, Montana and the MSZ of the Great Dyke of Zimbabwe). The deposits generally contain less than 1-2 % sulphide minerals and tend to form laterally relatively persistent stratiform horizons in large layered intrusions that are often relatively easy to trace once they have been intersected.

Most mineral deposits can be classified into specific groups or types and exhibit common features and mineralogical associations which relate to the geological processes that ultimately formed them. Ni-Cu-PGM deposits can be found in a variety of deposit types including (a) magmatic, (b) hydrothermal, (c) sedimentary/placer, and (d) residual/laterites, however, they are almost exclusively dominated by magmatic processes. Magmatic Ni-Cu-PGM deposits have been some of the most sought after and important deposits in the world. At a basic level, formation of these deposits relies on magma generated from the Earth's mantle, which then intrudes its way into the crust, often melting and incorporating the surrounding rocks causing 'contamination' within the original magma. Slow cooling

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of these magmas generates immiscibility between sulphur and silicate liquids, ultimately leading to the formation of Ni-Cu-PGM enriched sulphide rocks embedded within mafic and ultramafic igneous rocks. Many of these deposits around the world have been identified and are well documented in the literature, including the largest one, Stillwater Complex (United States of America), Norilsk (Russia), Sudbury Complex (Canada) and Great Dyke (Zimbabwe) as well as the Bushveld Complex (South Africa). Ni-Cu-PGM deposits are associated with mafic-ultramafic magmatism with a few key differences to mention between these deposits.

6.2.2 Stillwater Complex

The Stillwater Complex is the world's fourth largest PGM deposit known today and comprises a large irregular sheet-like ultramafic intrusion. The intrusion can be divided into the Ultramafic Basal Series, Lower Banded, Middle Banded and Upper Banded series, which show evidence for multiple injections of magma.

The most economically important series is the Lower Banded series, which contains a broadly continuous zone of PGM-rich olivine units known as the J-M Reef (McCallum, 1996). The J-M Reef is hosted within a sequence of harzburgitic and troctolitic rocks and can be traced along strike for approximately 36km with an average thickness of 2m (McCallum, 1996). The reef contains 1-2% disseminated sulphides at 20-25ppm Pt + Pd with 3.6 times the Palladium to Platinum content. Due to the steeply dipping nature of this reef, underground mining methods have had to be implemented.

6.2.3 Norilsk Province

Norilsk is the third-largest Ni-Cu-PGM deposit in the world. The Norilsk Province represents a large extrusive or volcanic sequence of basaltic lavas with rare komatiite lavas intruded by isolated layered ultramafic magmas. Like the Stillwater Complex, the Ni-Cu-PGM deposits within the Norilsk Province are associated with these layered ultramafic intrusions. Unlike Stillwater, the sulphides within this province are found ranging from massive, veinlet-disseminated to disseminated ore bodies at varying intervals throughout the layered intrusives. The mineralised zones within the layered intrusives are complex and variable in size and shape, therefore emphasis has only been placed upon the massive ore bodies. The massive ore bodies are by far the most economical in value, which are recorded to reach hundreds of metres in lateral extent ranging from centimetres to 45m in thickness (Krivolutskaya et al., 2014). Ni content is extremely high with these massive ores, up to 3.21 wt %, with Ni/Cu ratios ranging from 0.23 to 0.45. PGM contents within these zones reach 1.5 – 2.0 ppm Pt and 7.0 – 9.0 ppm Pd, mostly confined to the margins of the massive ore bodies (Krivolutskaya et al., 2014).

6.2.4 Sudbury Complex

The Sudbury Basin is a unique type of Ni-Cu-PGM deposit, as it is the only deposit related to a meteorite impact and the world's largest Ni deposit. The complex has been suggested to have formed by impact melting of originally mafic rock types, which have generated a magmatic body consisting of a lower melanocratic norite overlain by leucocratic norite. Then lower norite unit is recorded to have elevated Ni (40 – 1000 ppm), Cu (40 – 1140 ppm), and Pt + Pd (3.7 – 15.1 ppb) with the upper more felsic norite being only somewhat enriched in these elements (Keays & Lightfoot, 2004). Due to the complicated relationship of this deposit with the meteorite impact, several types of mineralised zones have been

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described, which includes a contact layer, footwall breccias, large radial structured dykes and vein-like deposits (up to 1,000m from the centre of the impact structure). The impact structure itself has been measured up to 200km in diameter, displaying an oblate-like shape. The deposits found within the Sudbury Complex are mainly confined to the margins of the magmatic body and are relatively scattered throughout. The average grade of the deposits been mined show roughly 1.2 wt% Ni, 1.1 wt% Cu, and 0.8 g/t Pt + Pd. Therefore, there is a target mainly for their Ni and Cu contents with PGM mainly as a by-product (Keays & Lightfoot, 2004).

6.2.5 The Great Dyke

The Great Dyke is a linear intrusion that trends north-south that cuts across the Archaean granites and greenstone belts of the Zimbabwe craton consisting of layered mafic and ultramafic rocks (Chaumba and Musa, 2020; Wilson and Prendergast, 2001). The length of the Great Dyke is 550 km, and its thickness varies between 4 km and 11 km in width. The Great Dyke acts as host to the second-largest resource of PGMs in the world (Wilson and Prendergast, 2001). Four sub-chambers make up the Great Dyke, namely Musengezi, Darwendale, Sebakwe and Wedza sub-chambers (Wilson and Prendergast, 2001). Two economically viable zones have been identified: the Main Sulphide Zone (MSZ), which is the most economically viable and the thicker, but lower grade, and the Lower Sulphide Zone (LSZ) that contains much less sulphides. The Main Sulphide zone is 1 to 15m thick, and the Lower Sulphide Zone is 30 to 80m thick. Both the MSZ and LSZ occur within the pyroxenite of the uppermost ultramafic cyclic unit (Wilson, 1996; Wilson and Prendergast, 2001). The average grades reported from mining operations at Ngezi, Unki and Mimosa have shown roughly 3.86 g/t 6E.

6.2.6 The Bushveld Complex

Bushveld Complex comprises several intrusive and extrusive bodies, including the RLS, the Lebowa Granite Suite, the Rashoop Granophyre Suite, and the Rooiberg Group Volcanics. The RLS includes many layers grouped into stratigraphic units from base to roof: Marginal Zone, Lower Zone, Critical Zone, Main Zone and Upper Zone, which are distinguished on geological maps or cross-sections. These stratigraphic units show evidence for repeated injections of magma and the changes in mineral composition with stratigraphic position show trends and patterns consistent with the expected crystallisation pattern of mafic magma. The Bushveld Complex is a remarkably well preserved, extremely large mid-Proterozoic intrusion that has escaped regional metamorphism and extensive deformation.

The most economically important stratigraphic unit within the RLS is the Critical Zone, which hosts the world greatest chromite and platinum deposits. These deposits are usually situated in successive well-defined layers and are locally termed 'reefs'. The PGM deposits occur within the well-defined Merensky and UG2 Reefs. The Merensky and UG2 Reefs are Cu-Ni-PGM-enriched contact-type and stratiform chromitite deposits, respectively, with low sulphur content. The PGM mineralised layers are typically in stratigraphic intervals that mark a major lithologic and petrologic change in the layered igneous intrusion. Local and Property Geology

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6.3 Local and Property Geology

6.3.1 Stratigraphy

The recognized stratigraphy underlying the Rustenburg Operations comprises the Main and Critical Zones of the RLS. The stratigraphy of the RLS as formalised by the South African Committee for Stratigraphy (SACS, 1980) is used in this report. The Main Zone predominantly comprises gabbro–norite and norite rock types, whereas, in the Upper Critical Zone, pyroxenite, norite, anorthosite, and chromitite lithologies are found.

The Upper Critical Zone stratigraphy of the RLS, which contains the units of economic interest, the Merensky and UG2 Reefs, comprises well-developed cyclic units divided into six sub-units as follows (Figure 9):

- Bastard Pyroxenite
- Merensky Reef
- Merensky Footwall
- UG2 Hangingwall
- UG2 Chromitite Layer/Reef
- UG1 Chromitite Layer

In Rustenburg Operations, there are local variations in thicknesses of individual stratigraphic units within the Boschfontein farm in the far west and the Hoedspruit farm in the east.

The Giant Poikilitic Anorthosite (GPA) generally defines the start of the Critical Zone, which normally occurs 5m to 10m above Bastard Pyroxenite and approximately 20m to 25m above Merensky Reef. The GPA is normally about 7m to 10m in thickness.

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Figure 9: General Stratigraphic Column of the Local Geological Succession


Rustenburg Layered Suite
Height above base of Complex
4,000 m
3,000 m
2,000 m
1,000 m
0 m
Main Zone
Merensky Reef
UCZ
Lower Critical Zone
Lower Zone
approx. 72 m
Markers
Giant Mottled Anorthosite
Bastard Reef
Normal Merensky Reef
Footwall Marker
P2 Marker
UG2 Reef
UG1 Reef
Chromitiferous Anorthosite
Legend:
mottled anorthosite
leuconorite/norite/melanorite
pyroxenite
pegmatite pyroxenite
pegmatitic harzburgite
feldspathic dunite
chromitite
anorthosite layer

After Smith et al 2004

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6.3.2 The Ore Bodies

6.3.2.1 Merensky Reef

The hangingwall of Merensky Reef comprises medium-grained pyroxenite, which grades into a fine-grained melanorite (Hangingwall 1 – HW1) grading into norite (HW2) and a poikilitic anorthosite which is termed HW3. These three units are situated below the Bastard Pyroxenite with thicknesses ranging between 1 and 3m.

Merensky Reef is underlain by the norite/leuconorite and a thin anorthosite layer which is approximately 10cm to 20cm thick, which is in turn underlain by norite with a layered texture. The norite is separated into sublayers of anorthosite and pyroxenite.

Several stratigraphic markers exist in the footwall stratigraphy of Merensky Reef, namely, Footwall marker, Brakspruit marker, Pioneer marker and a Boulder Bed. The Boulder Bed is a poikilitic anorthosite layer with thicknesses ranging between 10cm to 20cm. The elongated coarse-grained pyroxenite boulders, which are often pegmatoidal in texture, occur within the layer.

The style of occurrence of the Merensky Reef is affected by several geological features throughout the Western Limb of the Bushveld Complex. The mineralisation thickness varies on a local scale.

The stratigraphic definition of the physical geology of normal Merensky Reef is a pegmatoidal feldspathic pyroxenite layer bounded by the top and bottom chromitite layers. On average the thickness of this stratigraphic unit varies between 5cm to 60cm over large areas. Where this unit reaches thicknesses up to 1.5m, the bottom chromitite layer is poorly developed or even absent. In this case, the texture of the pegmatoidal pyroxenite becomes patchier due to the presence of fine-grained pyroxenite. The lower zone of the thicker Merensky Reef becomes less mineralised and often serpentinized.

6.3.2.2 UG2 Reef

The UG2 Reef consists of the Main Seam chromitite. Overlying the UG2 Main Seam is an unmineralized pyroxenite layer, locally termed the pyroxenite parting or simply parting (UG2P). Above the pyroxenite parting (UG2P) another chromite layer, the UG2L, locally referred to as the Leader Seam, which is the topmost mining mineralised lithological unit. The thickness of the Main Seam ranges from 65cm to 80cm, whilst the pyroxenite parting varies from 10cm to 4m and the Leader Seam thickness varies from 12cm to 25 cm. In areas where the pyroxenite parting is too wide, then only the Main Seam is exploited. The UG2 Main Seam and UGL display a mottled appearance due to the presence of large bronzite crystals within the chromite.

UG2 Main Seam

The UG2 Main Seam is chromitite rich, but lower in gold, copper, and nickel values compared to Merensky Reef. It is consistently developed in the RLS, occurring vertically between 90m to 150m below the Merensky Reef in the Rustenburg Operations lease area. The UG2 Reef dips in a northerly direction at 5 to 10^{0}.

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The hangingwall to the UG2 Reef is a 6m to 7m thick feldspathic pyroxenite interlayered by a succession of multiple chromitite layers that are referred to as Leader Seam and triplets layers.

The Leader Seam

The Leader Seam is a chromitite band that is approximately 15cm thick. The stratigraphic separation between the Main Seam and the Leader Seam is a feldspathic pyroxenite with a vertical thickness ranging between 20cm to 250 cm.

The Triplet Chromitite Layers

These chromitite layers are interlayered with the feldspathic pyroxenite. This succession is between 30cm to 70cm thick. The triplets are found between 2m to 10m above the UG2 Main Seam.

The variation in the separation between chromitite layers and the UG2 Seam affects the mining of the UG2 Reef. The UG2 Main Seam, Leader Seam and triplets layers are variably separated in thicknesses which result in thinning and thickening of the stratigraphic package. The geotechnical consideration is where the separation distance between the Leader Seam and the Main Seam is less than 30 cm. The geotechnical beam for a stable hangingwall to the mining excavation is more than 30cm thick.

Underlying the UG2 Main Seam is the pegmatoidal feldspathic pyroxenite which varies in thickness from a few centimetres up to 2 m. The normal footwall stratigraphy comprises pegmatoidal pyroxenite, which is in turn underlain by a succession of norite, pyroxenite, and anorthosite. The UG2 Main Seam is occasionally unconformably underlain by norite footwall.

For the UG2 Reef, the number and position of the chromitite layers associated with the pyroxenite hangingwall stratigraphy determine the geozone definition. In-situ mineralisation of the UG2 Reefs is captured by the definition of geozones (Section 11.1.2).

6.3.3 Structure

The UG2 and Merensky Reefs form an east-west trending open arc, with a strike varying between 90° in the east to 145° in the west. The general dip of the reef is 9° to 10°. The middling between UG2 Reef and Merensky Reefs varies between 120m to 140 m. The dip of the encompassing regional stratigraphy also varies between 9° and 10° with a general east-west strike direction. On the farm of Paardekraal the dip decreases locally between 1° to 5° and increases to between 15° to 30° along a monocline trending east-west at depth. The dip decreases from 3° to 7° across the farms of Klipgat and Turffontein, also roughly striking east-west.

Localised geological discontinuities associated with the Merensky and UG2 Reefs include potholes, faults, joints, shears zones, dykes and IRUP bodies. These are the main structures that impact to the Material asset. The structure map is shown on Figure 10. Figure 11.

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Figure 10: Structure Map of Rustenburg


27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
A'
A
Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
Geographic Coordinate System: WGS84
0
2,5
5km
TN
Mining Right (Rustenburg Operation)
Shaft (Producing)
Shaft (Non-Producing)
River
Road
Railway
Towns & Villages
Merensky Reef Mined Out
Syenite Dyke
Regional Fault
Negative Mag Dyke
Positive Mag Dyke

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Figure 11: A Down Dip Cross-section Showing Merensky and UG2 Reefs (S-N)


2,000m elev
1,500m elev
1,000m elev
500m elev
0m elev
500m elev
1,000m elev
1,500m elev
2,000m elev
11.5 km
surface
-8 to -10 degree (average)
Merensky Reef (red)
UG2 Reef (green)
Scale: 1 : 40,000
Azimuth of dip section: 40 degrees
4,200m N
4,100m N
4,000m N
3,900m N
3,800m N
3,700m N
3,600m N
3,500m N
3,400m N

6.3.3.1 Faults

The Qualified Person has defined faults that transect the mining operation, i.e., the Hex River fault, which is a prominent structure. Low angle faults exist which have very small displacements but are very important to understand to ensure correct hangingwall support recommendations. At depth, the farms of Klipgat and Turffontein have various strike-orientated faults trending in a west-northwest to east-southeast direction with varying throws. The F-series faults are boundary faults: F1 faults have throws of up to 350m, whereas the F3 faults have throws of up to 120 m. The F1 and F3 faults constitute the boundaries of a regional graben structure.

6.3.3.2 Dykes

Post mineralisation dykes of various scales are prominent across the property. These structures typically define strike mining limits as well as influence reef continuity. Dyke occurrences are between 1cm and 30m wide. They have steep dips varying between 70° and 90°. Dykes may be water-bearing.

6.3.3.3 Potholes

The term Pothole is applied to features that affect the Merensky and the UG2 Reef and refers to the downward transgression of the reef through single or multiple underlying footwall layers, only to stabilize (unless catastrophic, which occur sporadically) on a specific footwall layer, lower than the original or normal stratigraphic position. The hypotheses for pothole formation involve several mechanisms, including downward erosion, upward fluid movement, or syn-magmatic deformation (Watson et al., 2021).

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Potholes associated with the Merensky and UG2 Reefs are generally observed as semi-circular features at the Rustenburg Operations. They vary in size from a few meters to hundreds of meters in diameter. The depth of the potholes is highly variable. There is no clear-cut relationship between the depth and the size of potholes. To a certain degree, the following the relationship between the dip and size of potholes has been observed by QP: the steeper the dip of the pothole, the smaller the size. Potholes and certain steep dipping roll structures in the reef result in geological losses. Schematic sections in Figure 12 and Figure 13 below describe the type of potholing of the UG2 Reef. Similar structures are found on the Merensky Reef.

Various complementary geological datasets define two major slump structures namely the Brakspruit pothole in the eastern section of the Rustenburg Operations and Regional Depression within Thembelani 2 Shaft area and Paardekraal farm which has a diameter of 1.5 km. Both Merensky and UG2 Reefs are affected by these features.

Figure 12: Example of a Shallow Dipping Pothole Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

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Figure 13: Example of Deep Potholing Associated with the UG2


Hangingwall stratigraphy
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.3.4 IRUP

Iron-rich replacement pegmatoids (IRUP) comprise a suite of coarse crystalline, and unconformable replacement bodies, which occur throughout the Rustenburg Operations. They range from small, irregular, and vein-like features, to large sheet-like bodies up to hundreds of metres across, and pipe-like plugs up to 1.5 km wide (Figure 14).

Within the operations, different levels of IRUP replacement occur but it is only the total replacement of the Merensky Reef that causes large difficulties, as lithological units become unrecognisable. IRUP replacement is typically pegmatoidal, often containing high levels of titanium rich magnetite (Reid and Basson, 2002). The UG2 Reef is not replaced, IRUP only generally affects the hangingwall or footwall stratigraphy. However, the mineralogy of the reefs is changed due to the high temperature, high pressure, and volatiles associated with the replacement process which reduces plant recoveries of the PGM assemblage.

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Figure 14: IRUP (red) Unconformably Cut Across the Layered Lithological Sequence.


Hangingwall stratigraphy
IRUP
Triplet layers
Leader seam
Main seam
Footwall stratigraphy
Schematic: not to scale

6.3.4 Mineralogy

6.3.4.1 Merensky Reef

The Merensky Reef mineralogy comprises major silicate minerals: pyroxene, plagioclase, and biotite. These minerals form secondary minerals such as talc and chlorite in structurally disturbed and weathered areas. PGM mineralization is closely related to thin chromite layers (1mm to 5cm thick). PGM and sulphide mineralization can also occur in the immediate footwall rocks.

The dominant platinum group minerals are ~30% Pt-Pd sulphides (braggite-cooperite), ~11% PGM tellurides and arsenides, ~6% sperrylite and minor PGM alloys. Platinum group mineral grain sizes have two size ranges in the Merensky Reef: 10 to 30µm and 50 to 350µm.

The platinum-group minerals of the Merensky Reef occur in three textural associations:

- Enclosed in or attached to base metal sulphides (38 - 97 %). This is a common occurrence on the western limb.
- Enclosed in silicate (3 - 62%) and further north along the western limb past the regional Swartklip facies (62%).
- Enclosed in/or attached to chromite or Fe-oxide.

6.3.4.2 UG2 Reef

The UG2 Reef consists predominantly of chromite (60 to 90% by volume) with lesser silicate minerals 5 to 30% pyroxene and 1 to 10% plagioclase. Other minerals, present in minor concentrations, can

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49 include the silicates: phlogopite and biotite, the oxides: ilmenite, rutile and magnetite, and base metal sulphides. Secondary minerals include quartz, serpentine and talc. The Cr2O3 content of the UG2 Reef varies from 30 to 35%. The PGMs present in the UG2 Reef is highly variable, but generally, the UG2 Reef is characterised by the presence of various PGM sulphides, comprising predominantly laurite (RuOsIr sulfide), cooperite (PtS), braggite (Pt, Pd, NiS), and an unnamed PtRhCuS. The PGMs only reach an average size of approximately 12 µm, with particles larger than 30 µm being extremely rare. Most of the PGMs occur in association with the base metal sulphides and silicates. It is only the mineral laurite which exhibits a preferred association with the chromite grains. Both the grain size and associations are extremely important as these affect the metallurgical behaviour during subsequent processing. The major base metal sulphides constitute chalcopyrite, pentlandite and pyrrhotite. The base metal sulphides occur almost entirely within the interstitial silicate and are only very rarely enclosed within the chromite particles. The grain size of the base metal sulphides rarely exceeds 30 μm. The distribution of grade within the layer is not uniform however PGMs are generally concentrated at the upper and lower contacts of the main chromitite, with lesser concentrations in the Leader layers. The highest PGM concentration is generally recorded at the base of the UG2 Reef chromitite. In the UG2 Reef, Cu, Ni and Sulphur values are extremely low. 50 7 Exploration There is no current exploration on this property. Any drilling, including surface drilling is related to mine planning. There are no exploration results to report. Information below on surface holes is given to illustrate the type of data that was collected in the past. 7.1 Exploration Data Rustenburg Operations are established mining operations in a mature mining district. There are no greenfields exploration programs associated with this operation. Limited surface exploration diamond drilling is undertaken on an ad hoc basis to firm up geological confidence at the operations, especially where structural orientations are not suitable for underground drilling. However, underground (brownfield) evaluation drilling continues. 7.2 Geophysical Surveys No geophysical surveys have been flown over the property recently. No gravity surveys had been conducted over the property recently. A brief description of historical aeromagnetic and 3D seismic surveys is given in Sections 5.2.1.1and 5.2.1.2. 7.3 Topographic Surveys The topography in the lease areas is well mapped from historical surveys. The QP’s view is that any recent changes to the surface topography will not affect the geological interpretation or infrastructure. There have been no new surveys related to exploration recently. 7.4 Exploration and Mineral Resource Evaluation Drilling 7.4.1 Overview Geological Models and Mineral Resources at Rustenburg Operations are based on all available information comprising sonic drilling (TSF), diamond drilling and underground channel sample data, underground mapping, as well as remote geophysical and remote sensing data (including Aeromagnetic, 3D Seismics and Wireline surveys). This information is available for the entire Rustenburg Operations area. Surface diamond drillholes (DDH) were generally drilled on irregular grid intervals of 150m-2,000m dependent on historical exploration strategy, depth of the mineralised horizons and geological uncertainty. Once underground access is available, infill development drilling is undertaken from access haulages and crosscuts to provide a 30m -100m grid depending on geological requirements from structural, safety and evaluation perspectives. 51 Historically, several drillholes targeting the UG2 Reef were collared at the Merensky Reef elevation from underground excavations resulting from the mining of the Merensky Reef. In the case of capital-funded surface and underground exploration DDH, BQ size diamond drill core is recovered from the mother hole. Thereafter, four TBW size deflections are drilled for each reef intersection, producing a total of four deflections for Merensky Reef and four deflections for UG2 Reef. In cases of adverse drilling conditions, more than four deflections may be drilled. The core is halved using a diamond saw, with one half retained for records or metallurgical purposes and the other half assayed. For routine working cost underground DDH, the drill diameter is generally less than for surface drillholes and where applicable usually the entire core is sampled and assayed. Sample sections are captured directly into the SABLE database, where the spatial validity is checked. Planned and unplanned task observations are some of the QA/QC procedures used to ensure sampling protocol is maintained. The final submission of each sample into Sibanye-Stillwater’s PGM SABLE database is only completed following a series of checks and approvals. Rustenburg Operations rely on Quality Laboratory Services, a South African National Accreditation System (SANAS) accredited laboratory for mineralogical analysis of the samples. Rustenburg Operations Drillhole Inventory A total of 11,571 drillholes are included in the drillhole dataset. These can be divided as follows: • 6,027 drillholes are derived from surface drilling campaigns up to 2020. • 5,544 drillholes are derived from underground drilling intersections that were sampled and assayed. • 1,884 drillholes were removed due to geological disturbances, i.e., potholes, faults, IRUP, etc. • 582 drillholes were removed due to specific validation errors detailed in the data processing macros. • 1,704 drillholes were removed due to other reasons, e.g., cover holes or flat dipping holes < 60 degrees that could not be accurately corrected for length compositing. • 144 drillholes were excluded from Mineral Resource estimation due to historical problems. • 8,146 drillholes (including deflections) in the SABLE database are authorised and validated for Mineral Resource estimation. Changes in the drillhole inventory in 2021 are shown in Figure 15 and Figure 16. 52 Figure 15: Reconciliation of Drillhole Data Figure 16 Reconciliation of Historic Drillhole Data Waterfall Tailings A total of 199 drillholes were done on Waterfall Tailings Complex in 2008 by AAP at a nominal grid of 100m X 100m. 7,83313 0 7,819 31 -137,832 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 9,000 10,000 2 0 1 9 R e m o v e - V a lid a ti o n 2 0 2 0 A d d - N e w in te rs e c ti o n s R e m o v e - V a lid a ti o n 2 0 2 1 n u m b e r o f d e fl e c ti o n s Yearly Sable Database Reconciliation -2021

7.4.2 Planned Evaluation Drilling for 2021

Table 16 represents the planned surface and underground drilling that will be carried out at Rustenburg in 2022, compared to the actual drilling results of 2021 and 2020.

Table 16: Rustenburg Evaluation Drilling Costs

Exploration (WC & Capital All Reefs)	C2022 Plan		C2021 Actual		C2020 Actual		C2019 Actual	
	Meters Planned	ZAR Million	Meters Drilled	ZAR Million	Meters Drilled	ZAR Million	Meters Drilled	ZAR Million
Khuseleka UG	810	0.73	740	0.66	864	0.78	714	0.61
Thembelani UG	4,320	3.47	1,149	0.88	607	0.48	953	0.75
Siphumelele UG	500	0.40	557	0.45	300	0.27	623	0.56
Bathopele UG	5,640	6.52	3,815	4.41	2601	2.95	3,287	3.72
Bathopele Surface	2,304	3.57	-	-	-	-	764	1.08
Total	**13,574**	**14.69**	**6,260**	**6.40**	**4,372**	**4.48**	**6,341**	**6.72**

No surface exploration diamond drilling is planned for Rustenburg Operations. Underground exploration/evaluation drilling is carried out on a standard pattern once development has taken place at the three conventional shafts (Khuseleka, Thembelani and Siphumelele). No evaluation drilling takes place at Bathopele mine as mining takes place on the plane of the UG2 Reef rendering the geometry of the orebody and mining method unsuitable for evaluation drilling. It is applied for investigating geological structures such as potholes and faults.

No surface exploration diamond drilling is planned for Rustenburg Operations. Overview of all drilling is given in Figure 17 and Figure 18.

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Figure 17: Overview of Drilled Boreholes



27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
UG2 Database Reconciliation - 2021
18 000
17 000
16 000
15 000
14 000
13 000
12 000
14 542
270
14 818
Khuseleka 2
Khuseleka 1
Thembelani 2
Thembelani 1
Khomanani 2
Khomanani 1
Siphumelele 1
Siphumelele 2
Siphumelele 3
Bathopele
Hoedspruit
Rustenburg
N4
Old Drillhole and Underground Channel Sampling
New Underground Channel Sampling
New Drillhole
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
Towns
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
National Roads (N)
UG2 Reef Outcrop
Merensky Reef Outcrop

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Figure 18: Overview of Drilled Boreholes on Waterval Tailings


27°18' E
27°19' E
27°20' E
25°39' S
25°40' S
Thembelani 1
Waterval West Tailings Dam
Khomanani 1
Waterval East Tailings Dam
Mined out
0
2.5
5km
Geographic Coordinate System: WGS84
Tailings Dam
Drillholes
Shaft (Producing)
Shaft (Non-Producing)

7.4.3 Drilling Methods

7.4.3.1 Surface

Diamond drill coring is the preferred method of drilling at the Rustenburg Operations. Sonic drilling was only completed on Waterval Tailing Complex in 2008 by AAP.

Figure 19 shows a typical diamond drill core with the machine diamond drilling bit.

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Figure 19: Example of Diamond Drill Core


Diamond drill bit
Drill stem
HQ drill-core
63.5 mm

HQ drill-core with drill bit and stem

(https://www.geologyforinvestors.com/diamond-drill-hole-drilling/ accessed 23/09/20)

The typical steps followed would have been:

- In a case where Sibanye-Stillwater does not own the surface rights, permission from the landowner is obtained.
- A drillhole start note is compiled, which displays the drillhole identification, location of the collar, the planned depth and a plan showing any possible underground workings that could be intersected. The drillhole is to be sited by the responsible geologist using a GPS.
- The drill rig supervisor will establish the drill site using a minimum footprint and will comply with good housekeeping and approved standards and procedures.
- The drill site will be clearly demarcated by use of the appropriate materials and open sumps should be contained within a secured or permanently manned area.
- Drilling begins with a large diameter 'open hole' (open hole means non-coring and only chips are recovered). The diameter of this hole can be 200 to 250mm (8 to 10 inches). The depth of this hole also varies as it is usually drilled to solid bedrock, through soils and oxidized rock. The diameter of the hole reduces in various steps, at differing depths down the hole, to reach typically BQ size hole (75mm hole size and 50mm core).
- Hole collar is surveyed using land surveying methods to give x, y, and z positions or coordinates.
- Drilling continues until one or both reefs are intersected, or in the case of an unsuccessful hole the hole is abandoned. Once the reef is intersected, an additional 50m is drilled and the 'Mother hole' as it is then known as complete.
- Once the mother hole is complete, a down hole survey is performed (and any other geophysical surveys as required), so that the inclination and direction of the hole can be recorded. (Section 7.5).

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- Typically (but not always) additional intersections (or runs) of the target reef are obtained by 'wedging'. A steel wedge is inserted above the reef and locked into place, this can be directional i.e. surveyed in place or non-directional meaning the direction of the resulting deflection is not prescribed. The wedge acts as a guide to deflect the drill string off to one side of the hole so that additional reef intersection can be obtained.
- This is repeated as often as needed to get representative reef intersections, with the wedges being set higher and higher up the hole, and denoted by the identification of the drillhole ID _D1 to drillhole ID _Dn. Under normal reef conditions, four (4) deflections are planned per reef intersection.
- All reef runs are drilled TBW core size.
- A diagram of a set of deflections from its motherhole is known as a dendrogram and is shown in Figure 20.
- Once the drillhole is completed, rods are removed, the upper part of the hole is cemented or plugged, and any recoverable casings are removed.
- Whole site is rehabilitated and a d a cap or marker is placed on the remaining casing to the requirements of the landowner.

Figure 20: Schematic Vertical Section of a Typical Surface Drillhole



Collar
Surface topography
Collar
Merensky Reef
UG2 Reef
UG1
Fault
Sealed with wooden plug at 50m below surface filled with cement to the collar.
Steel wedges
D2
D1
D3
D0
D3
D1
D2
D0
Schematic: not to scale

7.4.3.2 Underground Drilling

Underground drilling (i.e., the machine itself is underground during drilling) takes place for three distinct reasons, these are:

- Cover drilling
- Short exploration holes (working cost)
- Mining Holes (drain holes, holes for geophones, etc.)

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Cover drilling

Cover drilling refers to the drilling of generally flat or slightly inclined holes ahead of mining to detect the presence of water and flammable gasses which could potentially result in injury, fatalities and property damage.

A digital plan depicting all the development ends per shaft is constructed annually and submitted to the DMRE. Based on the geology and historic water intersections the shafts are divided into different hydrological or risk areas. The type of water/flammable gas cover required for each area is clearly shown by this plan.

The following types of cover are specified on the Water Plan:

- Single Cover – A single set of staggered 120m cover holes with no less than a 15m overlap (Figure 21).
- Double Cover – A double set of 120m staggered cover holes with a 60m overlap. (Figure 22)
    - ***Note:*** *Start of cross-cuts, tramming loops, lay-bys and any excavation that is within 30m of haulage excavation is deemed to be in cover.*

The following risk areas are specified per shaft per area on the Water Plan:

Level 1 Risk Area

- All known major geological disturbances (inclusive of all dykes of more than 10m thickness, faults of more than 10m displacement and major shear zones) as indicated on the structural plan (Aeromagnetic study, Seismic Interpretation Data, surface mapping, original surface drilling and from historic underground mapping) will be cover drilled within a 150m envelope on either side of these known structures. These areas will include all historically recorded geological features associated with very poor ground conditions or water intersections greater than 5,000 l/h or flammable gas intersections. The cover drilling design will be based on a single cover hole pattern with a 15m overlap portion in consecutive holes. Double cover may be recommended by the Superintendent Geology for areas advancing through fissure zones known to have poor ground conditions.

Level 2 Risk Area

- These areas will be delineated around projected problematic geological structures that were intersected previously along dip or strike. These structures will be cover drilled on discretion through a documented decision taken during water board planning meetings.

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Level 3 Risk Area

- These areas pertain to localities on the mine property where no high volumes of water and/or flammable gas are expected from surrounding geotechnical observations. The development ends will be covered by the drilling of pilot holes as per mining standards for development ends. Every development end shall, before drilling blast pilot holes, drill two pilot holes in opposing corners to prevent the uncontrolled intersection of water or flammable gas from isolated pockets. Corners should be alternated between blasts. Pilot holes are under no condition a replacement for cover holes. The requirement for geological cover drilling over and above the pilot holes in an area will be revised during water board planning meetings and the area will be elevated to a Level 2 or Level 1 Risk Area and cover drilled accordingly.

Mining within 60m depth below major rivers (mechanised mines)

- An area that will be undermining a river will be cover drilled within a 150m envelope on either side of the river. The cover drilling design will be based on a double cover hole pattern with a 60m overlap portion in consecutive holes.

Inclined Shafts

- All inclined shafts will at least be covered with a single series of overlapping cover holes drilled parallel to the dip of the excavation being developed. Inclined shafts are to be cover drilled with 120m inclined holes with 15m overlap.

Figure 21: Configurations for Cover Drilling - Single Cover Drilling Layout (one-sided).


120m
105m
15m
End of cover(10m from end of BH)
10m
Overlap
5°
DD cubby
Cover hole length = 120m
End of BH

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Figure 22: Configurations for Cover Drilling - Double Cover Drilling Layout.


Cover hole length = 120m
120m
End of cover(10m from end of BH)
10m
5°
DD cubby
5°
120m
Overlap
60m
60m
60m
60m
End of BH

Short hole exploration

These holes are targeted for reef intercepts from the underground workings that are in place to exploit the same reef. As a result, these holes tend to be a maximum length of about 120m for air-powered drilling or 250m for hydraulic-powered drilling.

Unlike surface drilling, short-hole exploration seldom uses wedges to get additional reef intersections, and accordingly, one reef intersection per hole is the norm.

There is no fixed pattern for this type of drilling, but holes are roughly spaced to get an intercept at every raiseline tip position, approximately every 30 to 50m depending on the mining layout. Holes are aimed to be drilled in a cubby alongside the haulage which services the reef.

This type of drilling is also used to gather further information for certain structures such as dykes or faults and the target might not necessarily be for reef intersections. The frequency of drilling would increase in structurally complicated areas if required.

These short holes remain reasonably straight on azimuth and dip and are not surveyed with down-hole instruments. Occasionally the collars of these short holes are surveyed by the Survey Department where necessary.

Mining holes

Where the intersection of water or flammable gas quantity is deemed significant, the intersection can be allowed to bleed under a controlled environment, or it can be sealed at the source. All sealing work is to be done through a sealing company contractually appointed on behalf of Sibanye-Stillwater.

- Ring cover should be executed in the event of water intersections greater than 5,000 litres/hour in any cover (or ring cover) drillhole. Order of drilling and sealing will be based on the standard ring cover procedure (Figure 23).

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- Primary ring cover holes will be drilled from all four corners of the face. All holes will be drilled 10 degrees outward from the centre line; the top holes will be 10 degrees up and the bottom holes 10 degrees down.
- Upon completion of the above, a central drillhole (hole No.5 in Figure 22) will be drilled to confirm the absence of water and/or gas ahead of the face. The check hole will be flat, online and will advance at least 30m beyond the previously defined position of the water intersection. If hole No.5 again intersects gas and/or water the second set of ring cover drillholes needs to be drilled.
- Upon completion of sealing of secondary holes, a central drillhole (hole No.10 in Figure 22) will be drilled to confirm the absence of water and/or gas ahead of the face. If drillhole No.10 is found to be free of significant quantities of water (quantities that can be handled by the specific mining level's pumping arrangement), then the development can continue up to the position deemed in cover.

Figure 23: Ring Cover Configuration – Drilling and Sealing Order.



Primary Holes
Stab/Check Hole
Secondary Holes
+10°
+10°
10
10
#6
#1
#2
#5
#7
#9
#10
#3
#4
#8
10
10
-10°
-10°
*Order of holes to be drilled and sealed as per Geology Department Instructions

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7.4.4 Core Logging and Reef Delineation

The Mineral Resource estimation process used for Rustenburg Operations is based on surface and underground drillholes data well as underground channel chip sample data. For both drillhole and underground chip samples Rustenburg Operations have a comprehensive standard defining the specific methodology for sampling, which is designed to ensure as far as possible unbiased and representative samples as well as to ensure the consistency of the sampling.

7.4.4.1 Surface (Historical 1960's to 2000's)

The following is a brief description of the procedures in place at the time of drilling.

All drillhole core, whether from surface or underground is logged and sampled the same (or very similar) way.

The core is obtained from the core barrel, once the driller has completed a drill run, or preferably on a daily basis and emptied into a suitably sized (Core sizes NH, BQ, TBW etc.) core tray.

This tray is transported to the coreyard of the operation where the core is cleaned and marked with the depths of the run, the drillhole name and metre marks. Any losses are identified, and core loss amount noted. This mark-up is completed by the drill contractor.

The core is then transferred into a differing 'permanent' core tray so that the transporting tray can return to the drill site.

The geologist then observes the core and immediately checks for stratigraphic correctness.

The following is an extract from Rustenburg Operations drillhole geological logging and sampling procedure which details the process

- Check that the core is clean, fits together and orientated correctly per core box.
- Core boxes are laid out from shallowest to deepest with the ends of core in each box clearly marked.
- Check that the metre clino-rule used is correctly calibrated with a steel metre tape
- Check for errors in the stick-up depths and marked metres of the mother hole and compare with all deflections. Ensure that the reef intersection depth of the mother hole does not differ greatly to all the deflections (not more than 30cm).
- Determine core loss (or gain) and note the position of start of BQ size core.
- Any sudden changes in lithology without faulting are noted and the core checked to see if it fits together on either side.
- Any discrepancies identified in 1 to 6 above are discussed and resolved with the Diamond Drill Foreman.
- Before logging in detail, determine the major stratigraphic units and forms general impression of the hole.
- For both the UG2 and Merensky Reef intersections, rotate and fit core correctly before logging.
- Compare mother hole with all deflections and determine the facies type of reef intersections (UG2 and Merensky Reefs).

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- Mark the stratigraphic contacts of both UG2 and Merensky hangingwall and footwall units.
- All logging and checking of core are done when core is wet (use spray bottle or hose pipe).
- Logging recorded on the relevant log sheet with all the required fields captured manually.
- Logging of the minimum required information must be logged using the prescribed SABLE codes.
- For any dip measurement, readings are taken relative to the perpendicular (Alpha angle).
- Safety precautions are to be adhered to at all times.

7.4.4.2 Underground Channel Sampling

Within underground workings, exposures of the reef have channel samples taken. Individual channels are cut from the underground development-working faces using a diamond saw generally on the pillars left from the bord and pillar mining method or on the face of the mining panels. A detailed sampling record is kept showing the reef geometry at each section respectively. Underground sampling (raise lines, advanced strike gullies (ASGs) and Panels for conventional mines and pillar or panel face panel sampling (in mechanised mines) takes place at intervals determined by reef type and excavation type. This is detailed in the available standard for sampling, respectively. Channels are defined perpendicular to the reef plane and each section's position is fixed by offsetting from survey pegs. The reef is segregated into lithological units and is correlated between sample sections. Individual samples of 15cm – 25cm in length are taken to reflect the internal geometry of the reef, with not less than a 10cm sample being taken on contact. The sample mass taken is in the order of 300g to 500g. Adjacent samples spanning the hanging wall or footwall contact may be taken to increase the sample volume in the contact area.

Capture - Underground Sampling

All underground channel samples are captured in the MRM database. This database is linked to Sable Database for sample submission to the laboratory and QAQC.

Capture – Borehole Data

- Logging and sampling are captured directly into the SABLE Database
- Assays are imported into the SABLE database from *.CSV files
- All quality control analysis on logging is carried out via standard routines in SABLE and assays via Excel templates and
- Once authorized, drillhole data is exported to an Excel spreadsheet.

7.4.4.3 Quality Control in Drilling.

Quality control in drilling has been practiced over many decades and was a standard feature of drilling procedures both historic and current. Table 17 shows the typical quality control measures adopted for drilling.

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Table 17: Quality Control in Drilling

Risk / Mistake	Cause	Mitigation/Remedial Action
Mixed core	Dropped core tray	Ensure pieces lock & stratigraphy lithology 'flows.'
	Mixed on transfer box to box	
	Transfer core barrel to tray	
	Core tray to sample bag	
Ground core	Core left in the core barrel too long	Core loss should indicate how much ground away, stick up required
	Friable ground	Cement and redrill
Core loss	Ground core	Cement and redrill
	Friable/void ground	
Depth markings	Driller's rule / tape incorrect	Get correct length instrument & remark
	Incorrect from - to recorded	Regular reviews by the responsible person
	Differing core barrel lengths or incorrect lengths used	Increased supervision of drillers

The QPs are satisfied with the core logging and reef delineation carried out at Rustenburg Operations. These activities are performed by trained geologists who are supervised by the experienced geologists. The use of a common manual for core logging and reef delineation and marking ensures consistent core logging and sampling at Rustenburg Operations, which facilitates the integration of the datasets during interpretation.

7.5 Survey Data

Typically two survey types are required for each drillhole, these are:

- Collar survey
- Downhole survey

Collar surveys for surface holes are usually carried out by a qualified land surveyor, either using trigonometric beacons and triangulation (historical practice) or lately by using differential GPS System. Accuracy is within the 10cm range.

Collar surveys for underground holes are usually taken from the nearest survey underground peg and measured using tapes and a clinorule. Accuracy is probably of the order of 20cm

Downhole surveys, typically performed for surface holes have evolved in the past.

Currently, professional surveyors are contracted to carry out downhole surveys.

Photographic Downhole Survey -1930's to 1990's (Leutert, Sperry Sun)

The magnetic single shot survey uses a small camera mounted to the drill string which takes photographs of a compass card, and plumb bob which indicates the dip and dip direction of the hole at a particular depth.

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65 As only a single shot the survey must be run several times to get an overall trajectory of the hole. Later developments along the same theme were the magnetic multi-shot surveys where the film was captured on a roll. See: https://www.drillingmanual.com/2017/12/directional-drilling-surveying-magnetic.html for details. Gyroscope survey Gyroscope surveys were utilised for some of the last surface drillholes to be drilled, around the early to late 2000’s. For a complete description of the method a good reference is https://www.drillingmanual.com/2017/12/directional-drilling-surveying-gyro.html. Multishot Surveys More recently surveys use Electronic Multishot Surveys which use accelerometers to measure gravity, and therefore inclination, and magnetometers to measure the Earth’s magnetic field at the survey point, and thus declination of the drillhole Underground Surveys Historically and currently at Rustenburg Operations, most short underground holes are assumed to be straight and therefore not surveyed. The QPs are satisfied with the surveying methodology at the Rustenburg Operations. These activities are performed by trained surveyors who have sufficient experience with this type of orebody and mining method. The surveys are deemed to be of sufficient quality for use in Mineral Resource estimation. 7.6 Density Determination 7.6.1 Underground Drillholes and Channel Samples All surface exploration holes and underground channels reef intersections densities are determined in the laboratory using a gas pycnometer. The QPs are aware of the potential overestimation of tonnage and metal content by up to 3% due to the use of the pycnometer density. The defaults were determined by carrying out a classical statistical analysis per stratigraphic unit (length and density weighted). The following default mean densities were applied: • UG2 Leader Seam- 3.60 t/m3 • UG2 Leader Seam Parting - 3.10 t/m3 • UG2 Main Seam – 3.99 t/m3 • UG2 Footwall - 3.36 t/m3 • UG2 Norite - 2.80 - t/m3 • Merensky Hangingwall - 3.29 t/m3 • Merensky Reef - 3.22 t/m3 • Merensky Footwall - 2.97 t/m3 66 7.6.2 Tailings Facility All TSFs densities were derived from UG2 tailings and are specific density measurements completed on samples derived during the Waterval TSF evaluation program. Samples were collected from Sonic drilling equipment. The average density for the TSF is 1.7t/m3. 7.7 Underground Mapping The principal objectives of underground mapping are to: • Identify and record the positions of faults, dykes and any other disturbances in a working place, so that projections can be made ahead of the face and/or up to reef plane. • Record the thickness and nature of the reef so that facies trends can be delineated and later reconciled with sampling data. • Record and bring to the attention of the Mining Department any areas where reef remains in the hanging or footwall of the stope and/or new geological structures identified. Mapping is carried out continuously, using a set of documented procedures, and plans updated as data is collected. 7.8 Hydrological Drilling and Testwork Refer to Section 17.5.6, Water Strategy. 7.9 Geotechnical Data, Testing and Analysis Surface and underground exploration diamond drilling (core coring) is undertaken at all Rustenburg operations. The core is logged for geological and geotechnical information. Core logging is an integral part of the Mineral Resource definition and must be performed with due diligence. 7.9.1 Data Collection Rock engineering and support designs have been developed using a combination of geotechnical drill core logging and underground mapping data. Geotechnical drill core logging is the primary method of gathering rock strength and quality parameters. Geotechnical logging is completed by Geologists on drill cores recovered from surface exploration and underground cover and diamond drilling. Geotechnical core logging entails the collection of structural information from the cores. There are many parameters that are recorded during geotechnical core logging, but the following are the main ones. • Depth defining the start of each geotechnical unit • Depth representing the end of each geotechnical unit • Unique identification of each geotechnical unit • Detailed description of the geotechnical feature (type, of plane, number of discontinuities, angle of discontinuity, infill type and integrity, thickness of infill, small scale and large-scale roughness, alteration type). 67 Underground mapping includes scanline mapping techniques, rock mass classification (RMC) data collection techniques and data collected using borehole cameras, GPRs and SSPs. Rock mass classification data is collected regularly during routine inspections. Scanline mapping and geotechnical core logs by rock engineering personnel are done on an ad-hoc basis. Various tests are then commissioned based on the data obtained from drill core runs and the information derived therefrom. Samples from drill cores are sent to the laboratory to determine the properties of intact rock and joint walls. Data is collected from laboratories approved by the International Society for Rock Mechanics (ISRM), South African National Bureau of Standards (SANBS)using ISRM testing techniques. In addition, data is also collected and reviewed from various other sources, including academic research institutions, as well as various internal and external research projects and underground mapping where excavations exist. 7.9.2 Testing Methods There are various methods available to test the material strength of rocks. Two of the most valid, reliable, cost effective and easy to use methods are Rock Quality Designation (RQD) and Point Load Index (PLI). The former provides an estimation of rockmass properties and the latter is designed to give specific rock properties. These are typically conducted as routine tests on site and are performed by site rock engineering and/or geotechnical staff. Where required, International Society for Rock Mechanics and Rock Engineering (ISRM) testing methods are used to assess rock properties at accredited rock testing laboratories in South Africa. These are significantly more expensive than the tests conducted on site and are performed on an adhoc basis. Typically during a feasibility study, and/or where the rock engineer is unsure of specific rock strength or stress data for mine design purposes, will these tests be commissioned. Intact core samples are usually required for such tests and should be handled as per the ISRM sample collection and preparation methods. As the rockmass is not homogeneous, a number of samples are usually submitted for testing and these generate a range of values. The laboratory data is then downgraded (according to specific criteria) for underground in-situ representation for mine design purposes. The information is used to calibrate numerical models for the mine design. As the mine design is being executed, monitoring of the excavations is conducted and the data is used to provide a back analysis of the numerical models. Further optimisation can then be done based on the outcomes of these numerical models. This process is used by all rock engineers in the South African Mining Industry. 7.9.2.1 Rock Quality Designation Rock Quality Designation (RQD) is a standard technique in the Mining and Engineering Industries for the qualitative and quantitative assessment of rock quality using the degree of jointing, fracturing, and shearing in a rock mass. RQD is defined as the percentage of intact drill core pieces recovered that 68 are >10cm for a single core run. Therefore, it is indicative of a measure of strength of the rockmass and is used for preliminary macro designs. Therefore, low RQDs will indicate low-quality rockmasses which will require additional geotechnical work to understand the rockmass further before any design work to continue. Contrary to popular belief, high RQD rockmasses will also generate similar needs for design work as the geophysical and geomechanical properties of rocks and rockmasses are not uniform. The general equation for RQD is expressed as: RQD index (%) = 100 × Σ (Length of core pieces ≥ 0.10 m)/(Total length of core run) 7.9.2.2 Point Load Index (PLI) Summary Point Load (PL) is a test that aims at characterizing intact rock strengths. It is an index test, meaning that it can be performed relatively quickly and without the necessity of sophisticated equipment to provide important data on the mechanical properties of rocks. Many more tests can be conducted in this way, as it does not need a laboratory or perfect rock specimens to perform the tests. The test apparatus consists of a rigid loading frame, a loading measuring system and a simple system of measuring the distance between the two platens. Rock samples are compressed between the platens, which are usually about 1,5-10cms apart, so that various sizes of similar rock materials can be tested. The point load index (I s) is the force needed to fracture a sample of rock between conical points: I s = P/D2, where P is force and D is the distance between the points, both at failure. I s is related to uniaxial compressive strength (approximately equal to I s × 24) As such, this test can be used crudely to infer the rock UCS strength value. It is not used widely. 7.9.3 Geotechnical Rockmass Characterisation The main aim of geotechnical characterization is to employ the best possible mine design and support rationale to cater for the varying rockmass conditions. Therefore, the appropriate characterization of the rockmass is imperative. The Sibanye-Stillwater Platinum Operations’ Mechanized Operations: MANDATORY CODE OF PRACTICE (MCOP) to combat Rockfall and Rockburst Accidents, the MCOP, adopts a geotechnical Ground Control District (GCD) methodology to classify areas of the mine plan with different geotechnical parameters. Typically, these would consider, depth, type of reef, thickness of the seams and the relative position thereof, hangingwall types and distances to unstable and less cohesive partings, driving forces from joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, etc. In the deeper reef horizons, strain release from facebursts, rockbursting and seismicity associated with need to be considered. In the conventional tabular operations, the UG2 chromitite Main Seam and the overlying chromitite Leader seam, together with the intervening waste parting, form the mineable reef horizon. The thickness of the Main Seam, the waste parting and the Leader Seam varies across the entire property and in most instances the Leader Seam is mined simultaneously with the Main Seam; however, if the width of the feldspathic pyroxenite parting becomes excessive only the Main Seam is mined, in which case, mining is done along the LT Geotech chromitite parting.

The thicknesses of the individual seams that make up the Doublets are also highly variable, as is the distance between the bands forming the Doublets/ triplets horizon. Where the Doublets are situated less than 0.4 m above the top of the Leader Seam, it is mined out, to avoid falls-of-ground.

The hanging wall of the Merensky Reef is feldspathic pyroxenite, which grades up into a melanorite and ultimately into a norite and a poikilithic anorthosite, before entering the Bastard pyroxenite unit. The pyroxenite is typically 1 – 3 m thick. The footwall of the Merensky Reef comprises norite/leuconorite and a thin anorthosite layer, which is underlain by norite.

Several stratigraphic markers exist in the footwall (Footwall Marker, Brakspruit Marker, and Pioneer Marker), one of which is the Boulder Bed, a poikilithic anorthosite layer, some 20 metres below the reef.

Instability within both reef horizons is driven by joints, major fault zones and shear zones, minor shears and faults, domes, dykes, IRUP, water, pegmatite intrusions, variations in middling between chromitite layers as a result of rolling reefs and potholes, and seismicity.

Majority of the joints are steep dipping. Contributors to major collapses are shallow dipping structures, parting planes and major fault zones. Water generally acts as an accelerator for deterioration in jointed rock mass. The operations mine through dykes and fault zones that outcrop, with some operations in close proximity to the Hex River and other water features/canals, characterized by blocky rock mass Cover holes and pilot holes are drilled in all development ends to check for ground water and/or gas. These pilot holes are coverage ahead of the advancing excavations.

Methods employed to monitor the middling between the various chromitite partings include borehole inspections using borehole cameras, ground penetrating radars (GPRs) and sub-surface profilers (SSPs).

Current mining depth ranges from 75mbs to 1300mbs, which is technically considered shallow to intermediate depth. However, from underground support performance observations, conditions mimic deep level gold mining operations. At such depth, strategies are aimed at controlling the tensile zone on a regional basis to prevent large scale rock failure and immediate stope hangingwall to prevent local FOGs in the working area. Stress conditions range from low to moderately high. Stope closure rates vary widely.

The Rustenburg Operations make use of the Institute of Mine Seismology (IMS) system for seismic monitoring. Seismic events in these mines relate to current mining activities traversing geological features, and most notably in the back areas of the stopes and in the deeper mining areas.

7.9.4 Geotechnical Results and Interpretation

Using widely used empirical techniques (Bieniawski's RMR and Barton's Q rating), rockmasses are classified and included into the GCDs. Both scanline mapping and RMC data are conducted using industry best practices. The appointed rock engineer is responsible for overseeing the collection and capturing of the data. Instrumentation data collection is done according to the OEM provided training that supplies the equipment.

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In addition, parameters are assimilated and used to assess the mine design using established, approved and recognized numerical modelling techniques.

The visual evidence of hand samples, observations made underground, the results of selective laboratory testing and data from geotechnical instrumentation, show that the dominant hanging wall and footwall rocks are typical of the Critical Zone rocks found across the western Bushveld. Table 18 summarizes their average material properties and ranges of the same.

Table 18 shows the data for the conventional shafts. The UCS values summarized show that the rocks are of moderate to high strength as per ISRM grading. Norite and anorthosite are of higher strength compared to pyroxenite and hence they tend to be brittle in nature.

Table 19 shows the information for Bathopele Mine. The UCS values summarized show that the rocks are of moderate to high strength as per the ISRM grading.

As we have established, general rockmass conditions are catered for with the use of GCDs. However, in some cases, variations in the middling between the chromitite layers may exist, and data is then collected from surface and underground additional core drilling. This is confirmed using geotechnical instrumentation specific to the investigation required. In the instance of variable stable beam thickness, data from instrumentation is used to refine the original geology isopachs that were historically constructed using surface and underground core drilling.

In addition, using underground observations and drill core results, RMR and Q are calculated. Rustenburg RMR values range between 50 and 70 (fair to good rockmasses) for the majority of the mining areas. E Anomalies exist closer to major geological intersections where RMR values may be <35. These areas are treated as Special Areas as per the requirements contained in the MCOP. In general, joint properties are generally dry, planar, smooth/rough and with little to no infill for higher RMR values, and for lower RMR values, discontinuities are damp, smooth, planar/undulating and with thick infill as shown in Table 20.

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Table 18: Summary of the material properties of the dominant hanging wall and footwall rock types (Conventional)

	UCS		Young's		Brazilian Disc		Poisson's			
	(MPa)		Modulus (GPa)		Strength (MPa)		Ratio		Density (kg/m³)	
Rock Type	**Av.**	**Range**	**Av.**	**Range**	**Av.**	**Range**	**Av.**	**Range**	**Ave**	**Range**
					Anorthosites					
Spotted	210	170 - 240	80	75 - 90	14	16-Nov	0.22	0.20-0.25	2,750	2,700-2,800
Mottled	215	170 - 240	85	75 - 90	13.5	15-Nov	0.22	0.18 -0.25	2,750	2,700-2,800
					Norites					
Leuconorite	215	150 - 240	80	75 - 90	15.5	12 – 17	0.22	0.18-0.24	2,750	2,700-2,800
Norite	220	150 - 240	85	75 - 90	15.5	13 – 17	0.2	0.18-0.22	2,800	2,750-2,850
Melanorite	220	160 –240	90	80 - 90	16	13 - 17	0.2	0.18-0.22	2,850	2,750-2,900
					Pyroxenite					
Pyroxenite (Hanging wall and Footwall)	150	135 - 165	115	100 -125	12.5	13-Nov	0.23	0.20-0.26	3,200	3,150-3,300

Table 19: Summary of the material properties of the dominant hanging wall and footwall rock types (Mechanized)

Sample position	Triaxial compressive strength	UCS Tests			
	Density	Strength UCS	Tangent elastic modulus @ 50% UCS	Poisson's ratio @50%UCS	Brazilian tensile strength
	g/cm³	MPa	GPa	GPa	MPa
Reef - UG2	4.16	136.9	133.3	0.32	5.3
Hangingwall - Feldspathic pyroxenite	3.26	156.4	159.0	0.24	18.9
Footwall - Pegmatoidal pyroxenite	3.31	121.9	152.3	0.27	14.8

Table 20: Rock mass classes determined from RMR total ratings and meaning

RMR Ratings	81-100	61-80	41-60	21-40	<20
Rock Mass Class	A	B	C	D	E
Description	very good rock	good rock	fair rock	poor rock	very poor rock

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8 Sample Preparation, Analyses and Security

8.1 Sampling Governance and Quality Assurance

The QPs are satisfied with the standard procedures, which prescribe methods aligned to industry norms. The governance system at the Rustenburg Operations relies on directive control measures and makes use of internal manuals (standard procedures) to govern and standardize data collection, validation and storage. Furthermore, the standard procedures are mandatory instructions that prescribe acceptable methods and steps for executing various tasks relating to the ongoing gathering, validation, processing, approval and storage of geological data, which is utilised for Mineral Resource estimation. In addition to internal standard procedures, Sibanye-Stillwater implements an analytical quality control protocol that assesses the extent of contamination and analytical precision at the laboratory. Batches of samples sent to the laboratory include routine "blank" samples (Magaliesburg quartzite) and certified reference material (CRM). Results of the analytical quality control are discussed in Section 8.5.2.

The governance system also emphasizes training to achieve the level of competence required to perform specific functions in data gathering, validation and storage. Extensive on the job training of new geologists, who will eventually be responsible for logging and sampling, is performed. Lithological data is acquired through the logging of drill core recovered from underground drilling. The logging is undertaken by trained geologists, who are familiar with the various reefs, footwall and hangingwall stratigraphy and rock types. The core logging is also guided by existing drillhole information from previous core logging. Routine validations are undertaken by the experienced Geologists at various stage gate points in the data collection process flows, with the ultimate validation performed by the QPs. The QPs note that the internal peer review of the data facilitates the early detection of material errors in the data capture before the collection is finalized.

Another aspect of the governance system is the documentation of the geological data gathering process flow (i.e., data collection, processing and validation). The QPs acknowledge that this documentation facilitates the auditability of the process flow activities and outcomes, as well as the measures undertaken to rectify anomalous or spurious data.

The historic surface core is stored at Central Facility in the Waterval Core yard, near Rustenburg. Storage facilities are fenced off to prevent unauthorized entry, with limited access.

8.2 Reef Sampling – Surface

The surface drilling core is sampled using a comprehensive standard procedure which entails comprehensive QAQC procedures in the process. The core is split in half where one half is retained for reference whereas the other half is sent to the laboratory for analysis. Samples include bottom and top contacts together with 2cm of footwall and minimum of 2cm of hangingwall with the contact samples being no less than 10cm. In addition, at least one sample of unmineralized footwall and hangingwall is included. Samples are broken into individual pieces no less than 20cm for BQ core size

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to ensure enough material is available for analysis. Furthermore for BQ size core, the entire drill core sample is submitted to the analytical laboratory and no core splitting is performed.

8.3 Reef Sampling – Underground

8.3.1 Core Samples

At the Rustenburg Operations, currently, only vertical holes drilled in haulages/crosscuts are sampled.

Samples include bottom and top contacts together with 2cm of footwall and a minimum of 2cm of hangingwall, with the contact samples being no less than 10cm. In addition, at least one sample of unmineralized footwall and hangingwall is included. Samples are broken into individual pieces no less than 20cm for BQ core size to ensure enough material is available for analysis. The entire drill core sample is submitted to the analytical laboratory and no core splitting is performed.

The samples are assigned unique sample identification numbers and tags before the Evaluation Team Leader transports them to the laboratory. In addition, the samples for each drillhole and the associated quality control samples (CRM and blanks) are submitted to the laboratory. The geologists prepare sample submission sheets that accompany the samples. Records of the sample data are captured in the SABLE database.

8.3.2 Channel Sampling

Within underground workings, exposures of the reef have channel samples taken. Individual channels are cut from the underground development-working faces using a diamond saw. A representative section of the target reef intersection should be recorded in the field book and the respective sample numbers, relative to their sequential position, should be reflected relative to the profile, from footwall to hangingwall. The Rustenburg Operations development channel sampling interval standards vary per shaft and facies. For the UG2 Reef at all shafts samples are taken at 30m intervals on dip and the strike component varies by mining method. For the Merensky Reef, samples are taken at 5m intervals on dip at the western shafts and 10m at the eastern shafts. Channels are defined perpendicular to the reef plane and each section's position is fixed by offsetting from survey pegs. The reef is segregated according to a sampling pattern and is correlated between sample sections, and individual samples of 10cm – 15cm in length are taken to reflect the internal geometry of the reef, with not less than a 10cm sample being taken on top and bottom contacts. The sample mass taken is in the order of 300 g to 500g.

The data is stored in one database but linked to the assay laboratory automatically via a second system. The following capture process is followed:

The sampling data captured in MRM System which is linked to Sable Database. Sable is used to submit samples to the laboratory via an automated process. The laboratory uses Laboratory Information Management System (LIMS) which then reports the results automatically back into Sable where QAQC is done. Once QAQC is completed, the information is relayed back into the MRM system. At the operations, the MRM data is authorised before it used for evaluation.

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8.4 Sample Preparation and Analysis

8.4.1 Laboratory

The surface and underground sampling assays are analysed by various International Organisation for Standardisation (ISO) accredited laboratories for the Rustenburg Operations. The following ISO accredited laboratories have been utilised since January 2010:

- Anglo American Research Laboratory (AARL),
- Genalysis Laboratory Services (SA) (Pty) Limited (Genalysis),
- SGS South Africa (Pty) Ltd (SGS),
- Mintek (Pty) Limited (Mintek),
- SetPoint Industrial Technology (Pty) Limited (Setpoint) and
- Quality Laboratory Services Limited (QLS).

All current Rustenburg Operations samples are analysed at Quality Laboratory Services, an independent South African National Accreditation System (SANAS) accredited laboratory (SANAS17025) for geochemical analysis (4E, 6E and Ni and Cu).

The laboratory has facilities for sample preparation, chemical analysis (via fire assay and instrumental techniques) and is equipped with the LIMS software, which facilitates effective and efficient management of samples and associated data. It handles geological drilling and grade control samples as well as samples from the concentrators, smelter and base metal refinery.

8.4.2 Sample Preparation and Analysis

Samples received at the laboratory are labelled with a unique laboratory identifier and logged into a Laboratory Information Management System (LIMS) which also generate a unique LIMS ID. The samples are then emptied into a drying pan and dried to a constant mass in drying ovens at 105°C. After drying, the sample is pulverised to a 95% pass rate on a -75µm and emptied into a labelled sample bag for further processing.

Samples are assayed for 6E (Pt, Pd, Rh, Au, Ru & Ir), Cu, Ni and density. PGMs and Au contained in concentrate samples are collected in a single fusion step, using nickel sulphide (NiS). The resulting NiS buttons are subjected to leaching and filtration processes to separate the PGMs and Au. The PGMs and Au are dissolved using aqua regia. The resulting solutions are analysed by Inductively Coupled Plasma (ICP) to determine the concentrations of Pt, Pd, Rh, Ir, Ru and Au contained in a sample. Cu and Ni are analysed using sodium peroxide and sodium carbonate fusion to decompose the sample. Nitric acid is added to dissolve the fused sample. The cooled solutions are transferred into labelled 250ml volumetric flasks and send to the ICP for analysis. The determination of density (SG) is achieved by using the AccuPyc 1340 Pycnometer which is a fully automated gas displacement pycnometer. Density and volume are determined by pressure change of helium within calibrated volumes.

Assays, including the results from laboratory internal standards, are reported within one to three months turn-around time.

QLS laboratory has in place quality assurance and control procedures for the analysis and handling of the samples. An overall high level of cleanliness is maintained to minimize contamination. Furthermore,

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the laboratory also included standards and blanks in each sample batch and any anomaly identified in the quality control samples is addressed as required.

The QAQC procedures include regular audits, Proficiency Testing Schemes, round-robin benchmarking, as well as the submission of blanks and standards to the laboratory. In addition to external audits, the Mine Technical Services Management (MTS) Department conducts regular audits of the laboratory.

8.4.3 QP Opinion

The QPs are satisfied with the sample preparation, analytical methods, accuracy and precision and the level of cleanliness at the analytical laboratory. The analytical methods employed are suited to the mineralization style and grades. Accordingly, the analytical data from the laboratory is suitable input for grade estimation.

Note on historical assays: Assay procedures used at Rustenburg are well-established procedures and have been used in South African mines for many decades. The results are well validated and changes in procedures over time have not significantly affected the accuracy and comparability over the life of the mine.

8.5 Analytical Quality Control

8.5.1 Nature and Extent of the Quality Control Procedures

Rustenburg Operations implements an analytical quality control protocol requiring ongoing monitoring of laboratory performance. Adhoc and unannounced visits are done to the laboratory to check all the processes taking place at the laboratory.

8.5.2 Quality Control Results

Analytical results for the blank and standards are analysed graphically on control charts to facilitate the identification of anomalous data points. Where the standard result is reported outside three standard deviations of certificate value, re-assay is requested for the whole batch from the laboratory. A sufficient number of standards and blanks are inserted into the sample stream (equivalent to between 5% and 15% of all samples). Standards consist of in-house standards as well as external 'AMIS' CRMs. All in-house standards have been South African Bureau of Standards (SABS) certified using a round robin process.

The blank material utilised has no certified value, and the blank sample data is analysed visually on plots to identify anomalous values that may suggest overwhelming contamination or sample swapping. Blank samples are accepted to 0.25g/t after which re-assay is requested.

Figure 24 and Figure 25 show the typical control plots of a CRM and a blank used to assess the quality of assay results for February 2019 to February 2020.

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Figure 24: Example of CRM Result Monitoring


QUALITY LABORATORY AMIS0504 CONTROL PLOT
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Figure 25: Example of Blank Result Monitoring


QUALITY LABORATORY BLANK CONTROL PLOT
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77 8.5.3 QP Opinion Based on the foregoing, The QP concludes that the laboratory’s analytical data shows overall acceptable precision and accuracy, and no evidence of overwhelming contamination by the laboratory that would affect the integrity of the data. As a result, the analytical data from the in-house laboratory is of acceptable integrity and can be relied upon for Mineral Resource estimation. 78 9 Data Verification 9.1 Data Storage and Database Management Procedures are in place to ensure the accuracy and security of the databases. Mine data are split into two databases: exploration drilling and underground sample sections. All the surface and underground exploration drilling data is captured and stored using SABLE Data Warehouse software. The underground sample section data is stored in a separate database known as the MRM database. However, a new interface has now been created between the MRM and SABLE Databases such that all laboratory dispatches of the MRM data are done through SABLE where QAQC analysis for the MRM data is carried out in SABLE. The SABLE database administrator oversees data management procedures while the database manager on-site oversees exploration drillhole data. Data capture is continuous, regularly monitored and validated. Information stored in the database includes collar coordinates, dates of completion of each stage, survey data, lithological logging, alteration logging, structural logging, mineralisation, core size, sampling, CRM information and assay data. The SABLE database is stored on the central IT server, where it is backed up and has rigorous controls (e.g., password protection and access restrictions) to ensure the security and integrity of the data. The QPs are satisfied with data storage and validation as well as database management practices, which are all aligned to industry practice. There are sufficient provisions to ensure the security and integrity of the data stored in the SABLE database. 9.2 Database Verification Internally generated channel samples, underground definition drillhole and mapping data is the primary data utilised for geological interpretation and Mineral Resource estimation. This data has been generated over a lengthy period of time. The imports into the database and validations are performed by experienced personnel. The QPs did not perform independent verifications of the data collected for the purposes of this Technical Report Summary but relied on the rigorous validations performed during data collection and processing to which they participated. They also scrutinised historical data and associated QAQC reports to ascertain the integrity of the historical data and its suitability for Mineral Resource estimation. The Mineral Resource estimates for Rustenburg Operations are mainly based on validated drillhole and channel data, which is stored in the SABLE database. For the 2021 Mineral Resource estimation at Rustenburg Operations, data pertaining to 27,116 data points were used for the Merensky Reef model and 14,818 for the UG2 Reef model. 9.2.1 Mapping • The principal objectives of underground mapping are to: o Identify and record the positions of faults, dykes and any other disturbances in a working place, so that projections can be made ahead of the face and/or up-to reef plane. o Record the thickness and nature of the reef so that facies can be delineated and later reconciled with sampling data. 79 o Record and bring to the attention of the Mining Department any areas where reef remains in the hanging or footwall of the stope and/or new geological structures identified. • Mapping is carried out continuously, using a set of documented procedures, and plans updated as data is collected and • Mapping is checked underground by the responsible geologist when conducting start-up assessments. The responsible geologist will print a plan when proceeding underground and will ensure that the geological mapping is correct and that all features are recorded. All underground mapping information is captured in the Microstation system. 9.2.2 Drillholes The validation of drillhole data is a continuous process completed at various stages during data collection, before and after import into the SABLE database and during geological interpretation and Mineral Resource estimation. As the QPs are fulltime employees of Sibanye-Stillwater working at the Rustenburg Operations, they either performed or supervised the validation of the drillhole data after which they approved and signed-off the validated data used for Mineral Resource estimation. The logging is guided by a standard procedure, which standardizes data gathering, and the type of detail required for each drillhole log, and any deviations or anomalous entries are flagged by the inbuilt validations tools available in the SABLE database. Geologists validate the survey data by comparing it against planned coordinates and through visual checks in the Datamine environment. 9.2.3 Channel Sampling The validation of development samples is a continuous process completed at various stages during data collection. Unique barcoded sample numbers are generated and printed by an external service provider, preventing duplicate ticket numbers. Samples are captured into the MineRP database with controls in place, which includes drawing of sections and validation of location and geology by experienced fulltime employees. Plots using the final authorized assays and location data, along with the workings, are printed to ensure that the spatial distribution is correct. Planned Task Observations are conducted quarterly to ensure sampling procedures are followed correctly. 9.3 QP Opinion The QPs acknowledge the rigorous validation of the extensive database utilised for Mineral Resource estimation at the Rustenburg Operations. The data was validated continuously at critical points during collection, in the SABLE database and during geological interpretation and Mineral Resource estimation. For the recent data, the QPs either participated in or supervised the validations which were performed by suitably trained personnel and approve the use of the validated and signed-off data for Mineral Resource estimation. Similar practices which were inherited by Sibanye-Stillwater were in use by the previous owners for the collection historical data. The QPs have assessed the historical data 80 and concluded that it is suitable for Mineral Resource estimation. In general, the data validations are consistent with industry practice and the quantity and type of data are appropriate for the nature and style of the mineralization. 10 Mineral Processing and Metallurgical Testwork The plant is well established and no changes are planned. Accordingly, there has not been any recent testwork completed for the purposes of process design and metallurgical amenability assessment as these are unnecessary for operating plants. The type of ore material is consistent with historical processing, and any metallurgical testwork conducted is to support short term operational issues. The plant recovery factors are benchmarked to actual recoveries achieved by the plant and there is no material risk to the planned plant recovery factors. There is no metallurgical testwork that is material to the operational this stage of operation. All plant samples are analysed at the Sibanye-Stillwater owned and operated laboratory. The analytical laboratory is a secure facility as it is situated at the neighbouring Marikana Operations which is fenced off to prevent unauthorized entry by the public and where access is restricted to authorized personnel of Sibanye-Stillwater. The laboratory has facilities for sample preparation, chemical analysis (via fire assay and instrumental techniques) and is equipped with the Laboratory Information System (LIMS) software, which facilitates effective and efficient management of samples and associated data. It handles mainly grade control samples in the form of belt sampling and underground channel sampling, as well as samples from the concentrators, smelter and base metal refinery and occasionally drillhole samples. The laboratory has received accreditation from the South African National Accreditation System (SANAS) in August 2021 (T0930). Analyses and sample preparation are described in Section 8.4.2. and are equivalent at the Marikana laboratory as the external laboratory. For ongoing sampling in the plant refer to Section 14. 11 Mineral Resource Estimates Mineral Resources are derived from both underground and surface sources. NOTE: An Integrated single reef Mineral Resource model is constructed combining the UG2 Reef at both the Rustenburg and neighbouring Kroondal Operations. However, Mineral Resources are divided and reported within their respective boundaries. 11.1 Estimation Domains 11.1.1 Compositing Selection criteria for composites is based on a minimum mining width of 105cm, a well-defined marker horizon(s) in the economic zones and geotechnical requirements of the hangingwall. There is no maximum mining width. While no cut-off grade is used, the areas with variable width are composited to include as much of the mineralized material as possible within the geotechnical constraints. Where the chromitites are less than the minimum mining width the additional thickness is taken in the footwall. For an explanation of why no cut-off grade is used see Section 11.3.2.2.

11.1.1.1 Merensky Reef

The mineralisation in the Merensky Reef has the highest PGM concentrations associated with narrow chromitite layers (Upper-, Lower- and Basal-chromitite). The PGM mineralisation generally diminishes into the enclosing pyroxenite, but becomes rapidly depleted when approaching the hangingwall norite and footwall norite.

A minimum composite cut of 105cm was modelled for all thin reef Geozones. The composite boundary includes the Merensky Hangingwall, Merensky Reef and Footwall component. Figure 26 shows the Merensky Reef geozones. A variable composite boundary was applied for the thick Geozone 8 that includes the Merensky reef and 20cm hang and 20cm footwall.

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Figure 26: Merensky Reef Geozones


27°12' E
27°18' E
27°24' E
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25°35' S
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25°45' S
Geozone 1
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Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
Rustenburg
N4
GZ 2
GZ 3
GZ 4
GZ 6
GZ 7
GZ 8
GZ 9
GZ 10
GZ 11
GZ 12
GZ 13
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Towns
Shaft (Producing)
Shaft (Non-Producing)
National Roads (N)
Shaft Boundaries
UG2 Reef Outcrop
Merensky Reef Outcrop

Analysis of the grade distribution for the composite cut selection was done using histograms produced from the Datamine system. The distributions of 4E grade referenced on different lithological markers were visually inspected in the histograms (Figure 27) to determine the limits of the best average composite for each data intersection based on a minimum mining width of 105cm. The composite is used in the Mineral Resource estimation. Section plots were completed per geozone to investigate different cut s scenarios, with one scenario illustrated as shown in Figure 28.

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Figure 27: Example of a Merensky Reef Composite Definition


GZ 11: 10CM COMPOSITE INTERVALS
0.94
1.90
3.60
6.51
11.93
18.46
13.30
7.57
4.83
3.16
2.02
1.41
1.11
0.93
0.70
HW = 40CM
RF ~ 20CM
FW = 45CM
4 PGE
PLAN = 40 / 105 CM
TOTAL MEAN GRADE OVER 110CM
PGE 6.876960
PT 4.337342
PD 1.937268
RH 0.260663
AU 0.341687
CU 0.105942
NI 0.230073
ZNUM 5.864009
COMPOSITE 1.1

FIELD	ZNUM	NSAMPLES	MINIMUM	MAXIMUM	MEAN	VARIANCE
PGE	0	657	0.00	24.10	0.94	3.11
PGE	1	660	0.00	34.74	1.90	9.75
PGE	2	661	0.00	34.74	3.60	13.08
PGE	3	662	0.00	72.53	6.51	28.18
PGE	4	662	0.00	103.18	11.93	64.23
PGE	5	662	0.15	64.11	18.46	87.32
PGE	6	662	0.05	135.10	13.30	88.18
PGE	7	659	0.00	121.32	7.57	69.69
PGE	8	643	0.00	42.12	4.83	29.36
PGE	9	617	0.00	39.70	3.16	19.78
PGE	10	597	0.00	30.06	2.02	11.51
PGE	11	566	0.00	26.42	1.41	8.93
PGE	12	507	0.00	24.58	1.11	7.38
PGE	13	452	0.00	22.70	0.93	6.91
PGE	14	420	0.00	21.73	0.70	5.51

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Figure 28: Example of a Merensky Reef Composite - Section Plot


DEFRANGO PLOTS –PLANNED RESOURCE CUTS – GZ11
PLOT11A .DM
20105 = BLUE
30105 = RED
40105 = GREEN
8.0
7.0
6.0
5.0
4.0
ALL DATA INDICATE 30 TO 40CM
AVERAGE OF PGE20105
34990
35990
36990
37990
38990
39990
40990
WEST
EAST
SECTION INTERVAL ALONG X

11.1.1.2 UG2 Reef

Composites per lithological unit (i.e. drillhole and channel sample data composted by lithology) are used to inform the Mineral Resource model. Composite boundaries are determined by geological contacts and grade distribution for the following primary components:

- Geotech Component – Chromitite Layers- not always developed,
- Main Seam, and
- Footwall Unit.

A minimum thickness of 105cm is modelled for the Rustenburg Operations (Figure 29). The composites include Main Seam, 10cm (minimum) Footwall Pegmatoid, Chromitite Layers (geotechnical component, (see Figure 30).

84

Figure 29: Example of UG2 Reef Composite cuts for different areas in Rustenburg


KHUSELEKA – 4E Distribution
4E PGE
GT = 1 CM
RF ~ 68
FW = 36CM
RESOURCE CUT (m)
GEOTECH = 0.01
REEF = 0.68
FW = 0.36
TOT = 1.05
THEMBELANI – 4E Distribution
4E PGE
GT = 9 CM
RF ~ 71CM
FW = 24CM
RESOURCE CUT (m)
GEOTECH = 0.09
REEF = 0.71
FW = 0.24
TOT = 1.05
SIPHUMELELE 1 – 4E Distribution
4E PGE
GT = 8 CM
RF ~ 66CM
FW = 24CM
RESOURCE CUT (m)
GEOTECH = 0.08
REEF = 0.66
FW = 0.31
TOT = 1.05

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Figure 30: UG2 Reef Mineral Resource Composite



Compositing Width (m)
25000 E
30000 E
35000 E
40000 E
-30000 N
-35000 N
-40000 N
N
Khuseleka
Kwezi
Thembelani
Siphumelele 1
K6
Bathopele
Kopaneng
Simunye
Bambanani
Siphumelele 2
Marikana
Legend
U2CUTPRPm
[ABSENT]
[0,1.051]
[1.051,1.111]
[1.111,1.861]
[1.861,2.221]
[2.221,2.251]
[2.251,2.901]
0
2.5
5km

.

11.1.2 Estimation Domains

11.1.2.1 Merensky Reef

The Merensky Reef has predominantly hard (constrained) geozone boundaries, which means that only the composites within a geozone boundary will inform estimates for the applicable geozone. The facies classification is based on a combination of lithology, the thickness of the Merensky Reef and the PGM value distribution. For the Merensky Reef, the estimation domains are defined by facies and resource cut. The composites include the Merensky hangingwall, Reef and Footwall components. A variable mining cut was modelled for the thick reef facies that includes the reef, hangingwall and footwall components.

Geozones for the Merensky Reef are shown in Figure 31. A total of 15 geozones have been interpreted. Geozones 2, 9 and 16 have been mined out.

86

Figure 31: Merensky Reef Geozones


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 6
Geozone 7
Geozone 8
Geozone 9
Geozone 10
Geozone 11
Geozone 12
Geozone 13
Geozone 14
Geozone 15
Geozone 16
Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
Rustenburg
N4
GZ 2
GZ 3
GZ 4
GZ 6
GZ 7
GZ 8
GZ 9
GZ 10
GZ 11
GZ 12
GZ 13
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Towns
Shaft (Producing)
Shaft (Non-Producing)
National Roads (N)
Shaft Boundaries
UG2 Reef Outcrop
Merensky Reef Outcrop

Descriptions of the geozones currently being mined at the Rustenburg Operations are given below with corresponding geozones from Figure 31 above.

Thembelani Thick Geozone (Geozone 8)

The Thembelani Thick Geozone is characterised by a pegmatoidal feldspathic pyroxenite with thicknesses ranging from 0.7m to 0.9m and PGM grades ranging between 6g/t and 8g/t over the resource cut. It has a top chromitite layer and also two interstitial chromitite layers. The reef stabilises on a 5cm to 10cm thick anorthosite layer. The hangingwall stratigraphy of the reef is a medium-grained feldspathic pyroxenite which is 1m to 1.2m thick. The feldspathic pyroxenite is in turn overlain by leuconorite.

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Thembelani/Khuseleka Rolling Geozone (Geozones 3&6)

The lithological description of Thembelani Rolling Geozone is similar to the Thembelani Thick Geozone. The differences however lie in the grade and thickness, which are 5.52 g/t 4E over a thickness that varies between 0.3m to 0.4 m.

The Merensky Rolling Geozone is characterised by a medium to course-grained pegmatoidal plagioclase pyroxenite with shallow dipping pothole. The amplitude and wavelength of the rolls vary between 4m to 6 m. These Merensky geozones have a well defined top chromitite contact and a poorly developed bottom contact. The reef is overlying approximately 5cm thick anorthosite (FW1a) which in turn is underlain by the approximately 5m thick leuconorite (FW1b).

Thembelani Thin Geozone (Geozone 7, 10, 11&12)

The Thembelani Thin Geozone has well-developed top and bottom chromitite layers bounding a 0.15m to 0.20m thick pegmatoidal felsphathic pyroxenite. The lithology in the footwall and the hangingwall are the same as that of Thembelani Thick Geozone and Thembelani Rolling Geozone. The Thembelani Thin Geozone has an average 4E grade of 7.04g/t over the resource cut.

Khuseleka / Thembelani Contact Geozone (Geozone 4&6)

The contact geozone is characterised by a single chromitite layer, which is approximately 3cm thick. This chromitite layer is overlain by a feldspathic pyroxenite which is 60cm to 100cm thick. The footwall stratigraphy to the reef is an anorthosite that is up to 4m thick. The contact geozone has an average 4E grade of 2.56g/t over the composite boundary.

11.1.2.2 UG2 Reef Geozones

The UG2 facies classification (Figure 32) is based on a combination of thickness and the PGM value distribution. For the UG2 Reef, the estimation domains are defined by facies and resource cut. The width of the reef between the facies varies from 71cm for facies 4 to 85cm for facies 1. A minimum composite thickness of 105cm was modelled for the conventional mines. The variable width composite includes the UG2 Main seam, 10cm (minimum) Footwall Pegmatoid and the Geotech component. A High Profile minimum composite thickness of 186cm was modelled for the mechanised mines where a low profile trackless mining method is applied. The variable width composite includes UG2 Main seam, 10cm (minimum) Footwall Pegmatoid, Leader Seam and parting width between the UG2 Main Seam and Leader.

The area of the Mineral Resource blocks was corrected for the dip and discounted for geological losses based on the 3D structural interpretation. From the resultant dip corrections and density data, volume and tonnage are calculated. Estimation domains were used as hard boundaries in the estimation for the 125m by 125m and 500m by 500m blocks.

88

Figure 32: UG2 Reef Geozones



27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Geozone 1
Geozone 2
Geozone 3
Geozone 4
Geozone 5
GZ 1
GZ 2
GZ 3
GZ 4
GZ 5
Kwezi
K6
Rustenburg
N4
Kopaneng
Simunye
Bambanani
Marikana 4
Marikana 5
Marikana 3
Marikana 1
Marikana 2
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
Towns
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
National Roads (N)
UG2 Reef Outcrop
Merensky Reef Outcrop

Geozone 1 Thick Reef

In Geozone 1, the Main Seam has an average 4E grade of 5.66g/t over the thickness of 85cm. In this zone, the Leader band is included as part of the geotechnical unit. The Leader band has an average 4E grade of 2.92g/t over an average thickness of 24cm. The average 4E grade of the footwall over a thickness of 40cm is 0.55g/t. The minimum and maximum SG are 3.68g/cm^3 and 4.58g/cm^3, respectively.

Geozone 2 Normal Reef

Geozone 2 has an average Main Seam thickness of 70cm with an average 4E grade of 6.72g/t. The Leader Seam varies between 10cm to 20cm with an average 4E grade of 2.57g/t. No geotechnical parting is included in Geozone 2. The footwall has an average 4E grade of 0.91g/t. The minimum and maximum SG are 3.22g/cm^3 and 5.23g/cm^3, respectively.

89

Geozone 3 Thin Reef

The UG2 Main Seam, referred to as Thin reef, in Geozone 3 has an average 4E grade of 6.87g/t over an average thickness of 64cm. In Geozone 3, the Leader band is narrowing down dip to less than 10cm and is included in the resource cut. The Leader Seam has an average 4E grade of 1.03g/t. The footwall has an average grade of 1.56g/t. The minimum SG is 3.57g/cm^3 whereas the maximum SG is 5.08g/cm^3.

Geozone 4 Central Reef

Geozone 4, the UG2 Main Seam has an average thickness of 71cm and an average grade of 6.39g/t. The minimum SG is 3.57g/cm^3 and the maximum SG is 5.65g/cm^3.

Geozone 5 Upper Reef

The Upper Reef of Geozone 5 has an average 4E PGM grade of 6.31g/t over an average thickness of 77cm. This Geozone includes a mixture of Leader Seam and/or triplet stringer chromitites, depending on where the geotechnical beam is found in the hangingwall stratigraphy. The minimum SG is 3.16g/cm^{3,} whereas the maximum SG is 5.18g/cm^3.

11.1.2.3 Tailings Storage Facility

For the TSF estimate, the distribution of values follows a spatial trend rather than abrupt boundaries. There is only one statistical domain.

11.2 Estimation Techniques

11.2.1 Grade and Tonnage Estimation

11.2.1.1 Statistics and Capping

The primary software used was Datamine Studio RM for estimation and Snowden Supervisor for statistics and variogram fitting.

The Mineral Resource footprint was divided into various estimation domains based on the geological facies. The constraints of the geological facies differ between reefs. Detailed exploratory data analysis included sample verification, histogram and cumulative distribution plots.

No declustering was applied for variography.

No cutting or capping was applied to the 4E grade and width for both the Merensky and UG2 Reef as there were no extreme values in the distributions (Figure 32 and Figure 33). Cuts and caps did apply for the Prill Element (Pt, Pd, Rh and AU), Base Metal (Cu+Ni) on TSF and on lithological units above and below the UG2 Reef. The capping was generally applied at the 99th percentile per domain to reduce the effects of extremely high grades on each estimated panel.

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Figure 33: Some Histograms of the UG2 Reef


Histogram for PGE
UG2 GZ2 Boreholes - No Cuts or Caps
Points: 453
Weights: 453
Mean: 6.684
Std Dev: 1.246
Variance: 1.551
CV: 0.186
Skewness: 0.492
Kurtosis: 0.517
Geom Mean: 6.570
Log-Est Mean: 6.685
Maximum: 11.6767
75%: 7.384
50%: 6.654
25%: 5.768
Minimum: 3.96556
Frequency (% of 453 points)
PGE
Histogram for PGE
UG2 GZ3 Borehole and UG Samples no Cuts or Caps
Points: 1140
Weights: 1140
Mean: 6.874
Std Dev: 1.622
Variance: 2.631
CV: 0.236
Skewness: 1.141
Kurtosis: 3.536
Geom Mean: 6.696
Log-Est Mean: 6.873
Maximum: 16.2353
75%: 7.678
50%: 6.702
25%: 5.796
Minimum: 2.59653
Frequency (% of 1140 points)
PGE


Histogram for PGE
UG2 GZ4 Borehole no cuts or caps
Points: 1325
Weights: 1325
Mean: 6.393
Std Dev: 1.348
Variance: 1.818
CV: 0.211
Skewness: 1.191
Kurtosis: 4.255
Geom Mean: 6.261
Log-Est Mean: 6.392
Maximum: 14.9567
75%: 7.096
50%: 6.247
25%: 5.515
Minimum: 2.537
Frequency (% of 1325 points)
PGE


Histogram for PGE
UG2 GZ5 - Borehole and Underground Sample NO cuts or caps
Points: 1936
Weights: 1936
Mean: 6.308
Std Dev: 1.158
Variance: 1.341
CV: 0.184
Skewness: 1.065
Kurtosis: 3.130
Geom Mean: 6.208
Log-Est Mean: 6.306
Maximum: 13.0217
75%: 6.881
50%: 6.194
25%: 5.569
Minimum: 3.04659
Frequency (% of 1936 points)
PGE

91

Figure 34: Some Histograms of the Merensky Reef


Histogram for PGE0000
GZ3 Borhehole & UG sampling No Cuts or Caps
Frequency (% of 2276 points)
PGE0000
Histogram for PGE0000
GZ7 Borehole & UG Sampling No Cuts or Caps
Frequency (% of 1029 points)
PGE0000
Histogram for PGE0000
GZ11 Borehole & UG Sampling No Cuts or Caps
Frequency (% of 8344 points)
PGE0000

11.2.1.2 Variogram Modelling and Estimation Parameter Selection

The variography analyses for the Merensky and UG2 Reefs individual geozones was conducted using the validated composites for the combined underground channel and surface drillhole data. No transformation of the data was applied to the variograms as the data distribution approaches a normal distribution for thickness, grade and accumulation where there are sufficient composites. The variograms were treated as isotropic due to the absence of anisotropic trends which is a common phenomenon of the PGM Reefs within the Bushveld Complex. No convincing anisotropic effect was noticed as depicted in the example in Figure 35. Variogram parameters used for kriging are available in Table 21 to Table 23.

Snowden Supervisor is used for variogram maps(Figure 35), and variography as per examples in Figure 36.

92

Figure 35: Example of a Variogram Map



Horizontal Continuity for 4E
Domain 7
Lag
10
00-->270
00-->090
00-->180

Figure 36: Example of Variogram for 4E Grade and Thickness



(Direction 1) 00-->000: Continuity for PGE40105
Geozone 11 - Borehole and UG Sampling
Gamma (6.409)
Pair Counts
Sample Separation (m)
Sph(0.13, 1250)
Sph(0.17, 64)
N(0.7)
Model Parameters
Nugget
Copy
Paste
Apply
(Direction 1) 00-->000: Continuity for PGE40105
GZ6 BH & UG Sampling No Cuts or Caps
Gamma (5.843)
Pair Counts
Sample Separation (m)
Sph(0.16, 677)
Sph(0.16, 82.5)
N(0.68)
Model Parameters
Nugget
Copy
Paste
Apply

93

Table 21: Summary of Variogram Model Parameters for the Merensky Facies

PARAMETERS	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PRP0000	3	3.11	-90	0.18	16.5	16.5	276.5	276.5	1643.5	1643.5
PGE0000	3	3.12	-90	0.67	107	107	1018	1018		
PGE30105	3	3.2	-90	0.5	50.5	50.5	365	365	809.5	809.5
PT30105	3	3.4	-90	0.62	83	83	567	567	1446	1446
PD30105	3	3.5	-90	0.68	209.5	209.5	885	885		
RH30105	3	3.6	-90	0.71	166	166	944.5	944.5		
AU30105	3	3.7	-90	0.73	110.5	110.5	797	797		
CU30105	3	3.8	-90	0.58	33	33	852	852		
NI30105	3	3.9	-90	0.57	99.5	99.5	472	472	1036.5	1036.5
PRP0000	6	6.11	-90	0.44	79	79	275	275	810.5	810.5
PGE0000	6	6.12	-90	0.77	25	25	87	87	795.5	795.5
PGE40105	6	6.2	-90	0.68	82.5	82.5	677	677		
PT40105	6	6.4	-90	0.71	22.5	22.5	629.5	629.5		
PD40105	6	6.5	-90	0.57	79	79	614.5	614.5		
RH40105	6	6.6	-90	0.52	45	45	892	892		
AU40105	6	6.7	-90	0.45	41.5	41.5	617.5	617.5		
CU40105	6	6.8	-90	0.66	28.5	28.5	752.5	752.5		
NI40105	6	6.9	-90	0.6	82	82	646.5	646.5		
PRP0000	7	7.11	-90	0.27	47.5	47.5	472	472	1101.5	1101.5
PGE0000	7	7.12	-90	0.67	38.5	38.5	263.5	263.5	771	771
PGE30105	7	7.2	-90	0.69	688	688	1158	1158		
PT30105	7	7.4	-90	0.53	79.5	79.5	812.5	812.5		
PD30105	7	7.5	-90	0.7	439	439	879.5	879.5		
RH30105	7	7.6	-90	0.6	135.5	135.5	787	787		
AU30105	7	7.7	-90	0.41	329.5	329.5	863.5	863.5		
PGE0000	8	8.11	-90	0.53	118	138.5	1937.5	1163		
PRP0000	8	8.12	-60	0.05	853.5	154.5	2291	679.5		
PRP2020	8	8.41	-60	0.07	449	155.5	2703	516.5		
MGT20PGE	8	8.43	-90	0.61	12	12	112.5	112.5	1098	1098
MGT20PRP	8	8.82	-60	0.07	449	155.5	2703	516.5		
MGT20PT	8	8.51	-90	0.72	75	75	834.5	834.5		
MGT20PD	8	8.52	-90	0.72	63.5	63.5	1107	1107		
MGT20RH	8	8.53	-90	0.71	35	35	82.5	82.5	1136	1136
MGT20AU	8	8.54	-90	0.51	98.5	98.5	1507	1507		
PRP0000	11	11.11	-90	0.28	106.5	106.5	386	386	1761.5	1761.5
PGE0000	11	11.12	-90	0.7	10.5	10.5	417	417	1138	1138
PGE40105	11	11.2	-90	0.7	64	64	1250	1250		
PT40105	11	11.4	-90	0.76	156	156	1940.5	1940.5		

94

PARAMETERS	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PD40105	11	11.5	-90	0.73	72.5	72.5	1615.5	1615.5		
RH40105	11	11.6	-90	0.56	122.5	122.5	1528.5	1528.5		
AU40105	11	11.7	-90	0.66	72.5	72.5	407	407	1937.5	1937.5
CU40105	11	11.8	-90	0.64	97	97	364.5	364.5	2796.5	2796.5
NI40105	11	11.9	-90	0.73	84	84	301	301	1957.5	1957.5
PRP0000	12	12.11	-90	0.36	36	36	1170	1170		
PGE0000	12	12.12	-90	0.44	63.5	63.5	313	313	822.5	822.5
PGE40105	12	12.2	-90	0.29	52.5	52.5	327	327	1322	1322
PT40105	12	12.4	-90	0.29	63.5	63.5	573	573	974	974
PD40105	12	12.5	-90	0.28	74	74	355	355	1125	1125
RH40105	12	12.6	-90	0.24	355	355	1107.5	1107.5		
AU40105	12	12.7	-90	0.39	40.5	40.5	850.5	850.5		
CU40105	12	12.8	-90	0.47	308.5	308.5	978	978		
NI40105	12	12.9	-90	0.34	361	361	1018.5	1018.5		

Table 22: Summary of Variogram Model Parameters for all the UG2 Facies

	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PGE	1	1	-90	0.59	8	8	245.5	245.5	808.5	808.5
PERPLENG	1	2	-90	0.2	61	61	349	349	654.5	654.5
PT	1	4	-90	0.71	133	133	467	467		
PD	1	5	-90	0.55	33.5	33.5	325.5	325.5		
RH	1	6	-90	0.62	96.5	96.5	583.5	583.5		
AU	1	7	-90	0.47	34.5	34.5	355.5	355.5		
CU	1	8	-90	0.23	70.5	70.5	650.5	650.5		
NI	1	9	-90	0.06	88.5	88.5	650.5	650.5		
PGE	2	11	-90	0.45	37.5	37.5	402	402	729	729
PERPLENG	2	12	-90	0.37	22.5	22.5	83.5	83.5	1273.5	1273.5
PT	2	14	-90	0.44	80	80	860.5	860.5		
PD	2	15	-90	0.57	13.5	13.5	164	164	683	683
RH	2	16	-90	0.29	64	64	1488	1488		
AU	2	17	-90	0.31	113.5	113.5	951	951		
CU	2	18	-90	0.22	96	96	1765.5	1765.5		
NI	2	19	-90	0.16	129	129	917	917		
PGE	3	21	-90	0.57	0.15	0.15	207.5	207.5	1837	1837
PERPLENG	3	22	-90	0.38	37.5	37.5	298.5	398.5	1553	1553
PT	3	24	-90	0.36	39	39	316.5	316.5	2266.5	2266.5

95

	FACIES	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST2PAR1	ST2PAR2	ST3PAR1	ST3PAR2
PD	3	25	-90	0.54	28.5	28.5	43	43	1393	1393
RH	3	26	-90	0.31	80	80	423.5	423.5	1871	1871
AU	3	27	-90	0.5	41.5	41.5	282.5	282.5	812.5	812.5
CU	3	28	-90	0.3	64	64	719	719	2381.5	2381.5
NI	3	29	-90	0.42	46	46	347.5	347.5	2171	2171
PGE	4	31	-90	0.61	46.5	46.5	1744	1744		
PERPLENG	4	32	-90	0.31	57	57	497.5	497.5	1285	1285
PT	4	34	-90	0.4	46.5	46.5	1373	1373		
PD	4	35	-90	0.52	642.5	642.5	1399	1399		
RH	4	36	-90	0.32	52	52	321	321	2114	2114
AU	4	37	-90	0.49	39.5	39.5	286	286	984.5	984.5
CU	4	38	-90	0.28	44.5	44.5	276.5	276.5	977.5	977.5
NI	4	39	-90	0.31	31	31	404	404	1185	1185
PGE	5	41	-90	0.54	64	64	1204.5	1204.5		
PERPLENG	5	42	-90	0.62	90.5	90.5	268.5	268.5	1191.5	1191.5
PT	5	44	-90	0.61	52.5	52.5	283	283	1251.5	1251.5
PD	5	45	-90	0.56	74	74	1088	1088		
RH	5	46	-90	0.56	71.5	71.5	591	591	1372.5	1372.5
AU	5	47	-90	0.39	49	49	1283.5	1283.5		
CU	5	48	-90	0.54	52.5	52.5	335	335		
NI	5	49	-90	0.48	45	45	1346.5	1346.5		

Table 23: Estimation Parameters for the Tailings Storage Facility

ASSAY	VREFNUM	VANGLE1	NUGGET	ST1PAR1	ST1PAR2	ST1PAR3	ST1PAR4	ST2PAR1	ST2PAR2	ST2PAR3	ST2PAR4
PGE	2	-90	0.13	40	31.5	17	0.38	118	80	21	0.23
PT	3	-90	0.12	59.5	38.5	18	0.47	117.5	115.5	19.5	0.24
PD	4	-90	0.1	45	111	18	0.64	88.5	117.5	21	0.26
RH	5	-90	0.13	83.5	76	17	0.37	90.5	76.5	18.5	0.28
AU	6	-90	0.13	124.5	113	28.5	0.48	233.5	18.5	33.5	0.39
CU	7	-90	0.13	34	75	18	0.35	94.5	82.5	19.5	0.52
NI	8	-90	0.13	59	114	19.5	0.23	132	122.5	21	0.67

96

Kriging Neighbourhood Analysis (KNA) is a tool that assists in determining the appropriate estimation parameters as per the examples below. KNA determined appropriate block sizes of 125m x 125m and 500m x 500m blocks (Figure 37 and Figure 38). The QP has chosen to use 125m x125m for the well-informed current mining areas and 500m x 500m for the deeper areas for both Merensky and UG2 Reefs.

The KNA for the number of samples for the 125m x 125m blocks provides the KE vs. SR relationship.

Table 24 shows the parameters used in modelling.

Figure 37: KNA for Block Sizes – Well Informed Blocks


1
0.8
0.6
0.4
0.2
0
0
100
200
300
400
500
600
BLOCK SIZE (m)
KVAR
FSTATS
KE
REG-SLOPE

Figure 38: KNA for Discretization – Poorly Informed Blocks


1
0.8
0.6
0.4
0.2
0
0
200
400
600
800
1000
1200
BLOCK SIZE (m)
KVAR
FSTATS
KE
REG-SLOPE

97

Table 24: Kriging Parameters

Data	Block Size	Minimum number of samples	Maximum number of samples	Search Volume No. 2	Minimum number of samples	Maximum number of samples	Search Volume No. 3	Minimum number of samples	Maximum number of samples
Point Data	Point Data	125m x 125m	7	20	1.5	7	20	50	20
Point Data	Point Data	500m x 500m	7	20	1.5	7	20	50	20

11.2.1.3 Interpolation Methods

Estimation by ordinary kriging (OK) was done for elements with sufficient data, and ID^2 (Inverse distance to the power of two) estimates for elements with limited data. No arithmetic mean values were applied to the model blocks. A 2D block modelling approach was used. Smaller blocks of 125m by 125m were used in well-informed areas and bigger blocks of 500m by 500m were used in the deeper areas based on a KNA Study.

The QP validated the block models on several levels including visual checks comparing block grades to sample grades, section plots comparing model grades to actual sampling grades, as well as reconciliations comparing previous estimations to the current estimation. An example of a section plot and data versus modelled visual plots that were used for validation is shown in Figure 39 and Figure 40. In addition, block comparisons showing the previous versus new models were completed and are shown in Figure 41 for the UG2 Reef.

98

Figure 39: Section Plot UG2 Reef – Data versus Model


UG2 REEF - PGE – MODEL(RED) VS DATA (Blue)
KHUSELEKA
SIPHUMELELE
REEF GRADE
AVERAGE OF U2PGE
7.5
7.0
6.5
6.0
5.5
24990
26990
28990
30990
32990
34990
36990
38990
40990
WEST
X – COORDINATE
EAST
• Kriging is applying smoothing
• The model mean grade corresponds well with the data
• The reef grade is consistent between 6 to 7g/t
• Clusters of higher grade data intersections plot above the model mean over the same intervals.

99

Figure 40: Section Plot Merensky - Data versus Model


MR Reef Grade – (4e PGE) – MODEL(RED) VS DATA (Blue)
Model is applying smoothing
Geozone 8 data lower grade compared to model Mean over Geozone 10
Good correlation
REEF GRADE
14.0
12.0
10.0
29490
31490
33490
35490
37490
39490
41490
WEST
X – COORDINATE
EAST
SECTION INTERVAL ALONG XC

100

Figure 41: UG2 Reef grade -4E –Data (points) versus Model



UG2 4E PGE
-30000 N
-35000 N
-40000 N
25000 E
30000 E
35000 E
40000 E
N
Kwezi
Khuseleka
Thembelani
Siphumelele 1
K6
Bathopele
Bambanani
Kopaneng
Simunye
Siphumelele 2
Marikana
All data intersections shown
Legend
U2PGEa
[ABSENT]
[0,4]
[4,5]
[5,6]
[6,7]
[7,11]
0
2.5
5km

11.2.2 Grade Control and Reconciliation

Grade control and reconciliation practices follow similar procedures to those applied elsewhere in Bushveld Complex platinum mining operations. The reefs, hanging wall and footwall lithologies are visually identifiable, and channel sampling ensures that the face grade is monitored accordingly. As part of the reconciliation exercises, physical factors, including channel width, stoping width, dilution, and Mine Call Factor (MCF) are monitored and recorded on a monthly basis. These results are used to reconcile Resource and Reserve estimates with actual mined tonnages and grades.

Monthly evaluation is carried out by means of histograms drawn from the Mineral Resource model that evaluate the current mining block against the business plan. Histograms are updated from the block model periodically updated Mineral Resource models.

Belt sampling is performed daily at all shafts for both reefs to verify underground grades.

Stoping and development are measured monthly to provide an accurately broken ore tonnage and 4E PGM Oz estimate that is compared to the tonnes hoisted trammed and milled on a monthly basis.

101

The 4E PGM grade accounted for by the Plant is in turn compared to the Survey Called For grade to determine the MCF.

The underlying grade control and reconciliation processes are considered appropriate by the QP.

11.3 Mineral Resource Classification

11.3.1 Classification Criteria

The Mineral Resource is reported as *in-situ* Mineral Resource inclusive and exclusive of Mineral Reserves.

The Mineral Resource is classified with varying levels of confidence ranging from Measured, high confidence, in current mining and sampling areas to Inferred, lower confidence, in areas further away from current workings.

The Mineral Resource classification is determined using the classification matrix method, which has been implemented across the PGM operations of Sibanye-Stillwater. It consists of various geological and statistical components. The following geological parameters are considered into the different frameworks (Table 25)

Table 25: Confidence Levels for Key Criteria for Mineral Resource Classification

Items	Discussion	Confidence
Aeromagnetic survey	Available aeromagnetic data is available and data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Seismic interpretation	Available seismic data is available and data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Structural model	Stratigraphic definition and delineation are considered of reasonable quality. Major structures identified.	High
Facies interpretation	Facies definition and delineation are considered of reasonable quality. Major changes to facies model identified.	High
Historical data	Available data appears of reasonable quality and has been derived from internationally recognized and procedures and techniques.	High
Assay - QAQC	QA/QC programme employed. QA/QC monitoring in place and regular follow ups occur with the mine laboratory.	Moderate
Kriging variance	Parameter is based on the standardized kriging variances (KV). Ranked values assigned are where KV<0. 2, the ranked value is given a value of 1 (high confidence); where 0.2≤KV<0.4, a value of 2 is assigned; and where KV≥0.4, a value of 3 is applied (low confidence).	Moderate
Kriging efficiency	Ranked values for kriging efficiency assigned are where KE≥0.5, the ranked value is given a value of 1 (high confidence); where 0.3<KE<0.5, a value of 2 is assigned; and where KE≤ 0.3, a value of 3 is applied (low confidence).	Moderate
Search volume	Ranked values assignment are: first search radii = 1 (high confidence); second search radii = 2; third search radii = 3.	High

102

Items	Discussion	Confidence
Number of samples	The range between the minimum and maximum number of samples is divided into three and assigned values of 1, 2 and 3 where 1 would represent the maximum number of samples interval.	High
Regression slope	Ranked values assigned are where RS≥0.6 the ranked value is given a value of 1 (high confidence); where 0.2<RS<0.6, a value of 2 is assigned; and where RS≤0.2 a value of 3 is applied (low confidence).	Moderate

Figure 42 and Figure 43 depict the Mineral Resource Classification for each reef. The Mineral Resource classification for 2021 has not changed from the 2020 Mineral Resource classification.

Figure 42: Mineral Resource Classification for the Merensky Reef


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
HOEDSPRUIT
Rustenburg
N4
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Hoedspruit Project
Merensky Reef Mined Out
Measured
Indicated
Inferred
Shaft (Producing)
Shaft (Non-Producing)
Towns
Boreholes
Merensky Reef Outcrop
National Roads (N)

103

Figure 43: Mineral Resource Classification for the UG2 Reef


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Khuseleka 2
Thembelani 2
Khuseleka 1
Kwezi
HOEDSPRUIT
Khomanani 2
Thembelani 1
N4
Khomanani 1
Siphumelele 1
Rustenburg
Bathopele
Siphumelele 3
Siphumelele 2
Kopaneng
Simunye
Bambanani
Marikana 4
Marikana 6
Marikana 5
Klipfontein Opencast
Marikana 1
Marikana 2
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
Hoedspruit Project
Klipfontein Opencast
Measured
Indicated
Inferred
Shaft (Producing)
Shaft (Non-Producing)
Towns
Boreholes
UG2 Reef Outcrop
UG2 Reef Mined Out
National Roads (N)

11.3.2 Mineral Resource Technical and Economic Factors

11.3.2.1 Mining Width and Geological Losses

The minimum mining width, which represents the minimum practical selection unit, is dependent largely on the mining method and other mining constraints, including rock engineering. For conventional mining methods, the typical minimum mining width used is 105cm in the operating shafts and 186cm for mechanised mining methods in the project areas.

The Mineral Resources are discounted for geological losses.

104

Geological losses can be separated into known and unknown losses. Typically, faults and dykes, which have been positioned through various exploration/exposure methods, can be reasonably quantified as known losses and with high or medium degrees of confidence. Where the measurements become conjectural, low confidence is assigned to these losses and would then form part of the unknown loss quantification.

Geological losses for UG2 and Merensky Reefs were estimated and signed off by the QP per geological loss domain for each shaft. Losses are estimated in the underground mining operations and are then projected into future mining areas. Additional data sources that include aeromagnetic survey, seismic interpretation and drillhole information are also used for the projected loss estimated and are shown in Figure 44 and Figure 45. The UG2 and Merensky Reefs total weighted average geological loss at the Rustenburg Operations for the remnant resource is 22.32%, representing a 0.19% decrease from the previous year's geological losses.

Figure 44: Total Geological Losses for the Merensky Reef



27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
West of Townlands Fault
Total Geoloss = 22.21%
Known = 14.83%
Unknown = 7.38%
Hex River Fault Zone
Total Geoloss = 48.15%
Known = 39.05%
Unknown = 9.10%
West of Hex River Fault
Total Geoloss = 19.07%
Known = 9.06%
Unknown = 10.01%
Inside Monocline
Total Geoloss = 36.03%
Known = 22.12%
Unknown = 13.91%
Turk Deeps Domain
Total Geoloss = 30.25%
Known = 19.05%
Unknown = 11.20%
Horst Domain
Total Geoloss = 32.56%
Known = 24.66%
Unknown = 7.90%
East of Hex
Total Geoloss = 12.26%
Known = 2.96%
Unknown = 9.30%
Measles Dyke Domain
Total Geoloss = 19.58%
Known = 10.24%
Unknown = 9.34%
Dyke Corridor Domain
Total Geoloss = 13.98%
Known=9.56%
Unknown=4.42%
Brakspruit Pothole Domain
Total Geoloss = 34.48%
Known = 9.85%
Unknown = 24.63%
Thin Reef
Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
Merensky Reef Outcrop
Pothole
Fault
Dyke

105

Figure 45: Total Geological Losses for the UG2 Reef


27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
Khuseleka 2
Khuseleka 1
Kwezi
K6
Thembelani 1
Thembelani 2
Khomanani 2
Khomanani 1
Siphumelele 1
Siphumelele 2
Siphumelele 3
Bathopele
Kopaneng
Simunye
Bambanani
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Mining Right (Kroondal Operation)
Shaft (Producing)
Shaft (Non-Producing)
Shaft Boundaries
UG2 Reef Outcrop
Pothole
Fault
Dyke

11.3.2.2 Paylimits and Cut-off Grade

Historically, SSW has not applied cut-off grades in their Mineral Resource /Mineral Reserve declaration. No cut-off grade is applied to the Mineral Resources quoted due to there being no mining selectivity based on the grades being applied at any of the Shafts at Rustenburg. The ore bodies are continuous and have persistent metal distribution profiles which has been used as the basis for reef identification, modelling and exploitation.

To illustrate the prospects of eventual economic extraction at the Mineral Resources cut-off grade calculations were made based on economic, mining and processing assumptions. The metal prices assumed in the calculation are the long-term prices (as at 2022) in Table 26. See 16.4 for a discussion on price determination.

106

we are one
Sibanye Stillwater

Table 26: Commodity Price and Exchange Rate Assumptions for Cut-off Calculations*

6E Metals	Units	Long Term Prices 2022
Platinum	USD/oz	1,500
Palladium	USD/oz	1,500
Rhodium	USD/oz	10,000
Gold	USD/oz	1,800
Iridium	USD/oz	3,000
Ruthenium	USD/oz	350
ZAR/USD		15.00

A basket price for the 6E metals was calculated by weighting each price by the metal's contribution to the 6E value for each reef package per individual operation. The contribution of base metals was not considered. The prill splits used per operation are shown in Table 27

Table 27: 6E Prill Split Percentages Applied per Reef

Rustenburg			
	MER	**UG2**	**Surface**
Platinum	0.58	0.44	0.55
Palladium	0.25	0.28	0.34
Rhodium	0.04	0.12	0.10
Gold	0.05	0.01	0.01
Iridium	0.02	0.03	
Ruthenium	0.07	0.13	

Certain parameters were used in the cut-off calculations and include both mining and processing assumptions below and in Section 12.4.2. The first factor used is the Resource to Reserve factor and is calculated by factoring in the percentage of grade lost in the conversion from Mineral Resource to Mineral Reserve grade. Typically, this would be due to dilution, Mine Call Factor and other modifying factors applied to the Mineral Resource. Concentrator recoveries used were based on 2022 budgeted figures per reef type, per operation and represent the average concentrator recovery for the total operation. Net smelter returns are assumed to be the same across the operations, although the material is processed at different facilities. The total mining cost applied per operation were the costs declared in the December 2021 Mineral Resource and Mineral Reserve declaration and were assumed to be the same for both reef types.

The parameters assumed for the cut-off calculation for the MR and UG2 packages are detailed in Table 28.

107

Table 28: Parameters Used in the Cut-off Calculation for the MR and UG2 Reef

Operation	Parameters	Unit	MR	UG2
Rustenburg	Total Mining Cost	ZAR/t	1,643	1,643
	Mining Recovery	%	73	66
	Plant Recovery	%	83	86
	Net Smelter Return	%	99	99
	MCF	%	95	96

Based on the parameters assumed above for the cut-off calculation for the MR and UG2 packages, the following cut-off grades were calculated for the three operations, and these are detailed in Table 29. The 6E grades were used in the calculation and reported here as 4E.

Table 29: Cut-off Grades Calculated for the MR, UG2 Reef and Surface Operations.

Rustenburg			
	MER	UG2	Surface
Cut-off grade(4E – g/t)	2.98	2.31	0.68

The Mineral Resource tonnes and metals available at the cut-off grades calculated are no different from what is obtained using a 0 g/t cut-off grade. The Mineral Resources at Rustenburg the UG2 has no tonnes/metals below cut-off, only 0.3% of the tonnage in the Merensky below the cut-off. Due to this, all available blocks are reported to be available for mining.

11.4 Mineral Resource Statements

11.4.1 Mineral Resources

Mineral Resources are stated as Exclusive (Table 31 and Table 32) and Inclusive of Mineral Reserves (Table 33 and Table 34). Mineral Resources are for in-situ mineralisation (reference point) assessed to have reasonable prospects for economic extraction by the QP.

The Mineral Resource as stated is not sensitive to changes in the PGM basket price, nor the ZAR/USD exchange rates. Therefore no sensitivity analysis has been completed for Mineral Resources.

The Prill Split for the Mineral Resources is given in Table 30.

Table 30: Prill Split Mineral Resources (Inclusive of Mineral Reserves)

4E Prill split	Pt %	Pd %	Rh %	Au %
UG2	63.67	27.38	3.99	4.97

108

Merensky	52.29	33	13.82	089
Avg	54.99	31.67	11.48	1.86
TSF	54.99	31.67	11.48	1.86

Notes on the Mineral Resource Tabulations:

- Mineral Resources are not Mineral Reserves.
- Mineral Resources have been reported in accordance with the classification criteria of Subpart 1300 of Regulation S-K.
- The attributable Mineral Resource for 2021 is 74% of the total Mineral Resource. Attributable Mineral Resource for 2020 is 100%.
- Mineral Resource is calculated on available blocks. Due to non-selective mining, no cut-off grade is applied, no recovery factor is considered at this stage.
- AI = Above Infrastructure; BI = Below Infrastructure
- Mineral Resources are reported after the removal of geological losses.
- Quantities and grades have been rounded to one decimal place; therefore minor computational errors may occur.
- Technical and economic factors are discussion in Section 11.3.2.
- Risks are Discussed in Section 21.

109

Table 31: Mineral Resources Exclusive of Mineral Reserves as at 31 December 2021 at 100%

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	133.4	148.4	5.0	5.0	21.6	23.9
Measured (BI)	106.7	105.4	5.1	5.1	17.6	17.4
Indicated (AI)	60.8	59.2	5.1	5.1	10.0	9.7
Indicated (BI)	51.2	51.1	5.6	5.6	9.2	9.2
Total Measured and Indicated	**352.2**	**364.1**	**5.2**	**5.2**	**58.4**	**60.2**
Inferred (AI)	8.4	8.4	5.7	5.7	1.5	1.5
Inferred (BI)	6.5	6.5	5.5	5.5	1.1	1.1
Total Underground	**367.1**	**379.0**	**5.2**	**5.2**	**61.1**	**62.9**
Total (AI)	202.7	216.0	5.1	5.1	33.1	35.1
Total (BI)	164.4	163.0	5.3	5.3	28.0	27.8

Surface						
Indicated TSF	0.0	0.0	0.0	0.0	0.0	0.0
Total Surface	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Total Resource	**367.1**	**379.0**	**5.2**	**5.2**	**61.1**	**62.9**

Table 32: Attributable Mineral Resource Exclusive of Mineral Reserves as at 31 December2021

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	98.7	148.4	5.0	5.0	16.0	23.9
Measured (BI)	78.9	105.4	5.1	5.1	13.0	17.4
Indicated (AI)	45.0	59.2	5.1	5.1	7.4	9.7
Indicated (BI)	37.9	51.1	5.6	5.6	6.8	9.2
Total Measured and Indicated	**260.6**	**364.1**	**5.2**	**5.2**	**43.2**	**60.2**
Inferred (AI)	6.2	8.4	5.7	5.7	1.1	1.5
Inferred (BI)	4.8	6.5	5.5	5.5	0.8	1.1
Total Underground	**271.7**	**379.0**	**5.2**	**5.2**	**45.2**	**62.9**
Total (AI)	150.0	216.0	5.1	5.1	24.5	35.1
Total (BI)	121.7	163.0	5.3	5.3	20.7	27.8
Surface						
Indicated TSF	0	0.0	0.0	0.0	0	0.0
Total Surface	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**	**0.0**
Total Resource	**271.7**	**379.0**	**5.2**	**5.2**	**45.2**	**23.9**

110

Table 33: Mineral Resources Inclusive of Mineral Reserves as at 31 December 2021 at 100%

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	261.5	261.3	4.7	4.8	39.1	40.3
Measured (BI)	106.7	105.4	5.1	5.1	17.6	17.4
Indicated (AI)	68.5	92.7	5.1	5.2	11.2	15.6
Indicated (BI)	51.2	51.1	5.6	5.6	9.2	9.2
Total Measured and Indicated	**487.9**	**510.5**	**4.9**	**5.0**	**77.1**	**82.5**
Inferred (AI)	8.4	12.9	5.7	5.6	1.5	2.3
Inferred (BI)	6.5	6.5	5.5	5.5	1.1	1.1
Total Underground	**502.8**	**529.9**	**4.9**	**5.1**	**79.8**	**86.0**
Total (AI)	338.3	366.9	4.8	4.9	51.9	58.3
Total (BI)	164.4	163.0	5.3	5.3	28.0	27.8
Surface						
Indicated TSF	48.5	60.5	1.1	1.1	1.7	2.1
Total Surface	**48.5**	**60.5**	**1.1**	**1.1**	**1.7**	**2.1**
Total Resource	**551.3**	**590.4**	**4.6**	**4.6**	**81.6**	**88.1**

Table 34: Attributable Mineral Resource Inclusive of Mineral Reserves as at 31 December 2021

Classification – 4E PGM	Tonnes (Mt)		4E Grade (g/t)		4E (Moz)	
	21-Dec	20-Dec	21-Dec	20-Dec	21-Dec	20-Dec
Underground						
Measured (AI)	193.5	261.3	4.7	4.8	28.9	40.3
Measured (BI)	78.9	105.4	5.1	5.1	13.0	17.4
Indicated (AI)	50.7	92.7	5.0	5.2	8.3	15.6
Indicated (BI)	37.9	51.1	5.6	5.6	6.8	9.2
Total Measured and Indicated	**361.0**	**510.5**	**4.9**	**5.0**	**57.1**	**82.5**
Inferred (AI)	6.2	12.9	5.7	5.6	1.1	2.3
Inferred (BI)	4.8	6.5	5.5	5.5	0.8	1.1
Total Underground	**372.1**	**529.9**	**4.9**	**5.1**	**59.1**	**86.0**
Total (AI)	250.4	366.9	4.7	4.9	38.4	58.3
Total (BI)	121.7	163.0	5.3	5.3	20.7	27.8
Surface						
Indicated TSF	35.9	60.5	1.1	1.1	1.3	2.1
Total Surface	**35.9**	**60.5**	**1.1**	**1.1**	**1.3**	**2.1**
Total Resource	**407.9**	**590.4**	**4.6**	**4.6**	**60.4**	**88.1**

111

Figure 46: Conversion of Mineral Resource to Mineral Reserve


Rustenburg Total Mineral Resource to Mineral Reserve Reconciliation - 2021
4E Oz (000)
70 000
60 000
50 000
40 000
30 000
20 000
10 000
0
60 357
45 214
15 143
3 015
118
12 010
529
11 481
4E Total declared Mineral Resource Oz
Exclusive Min Res. (Outside of Mineral Reserve/BI)
Inclusive Min Res. (Inside of Mineral Reserve/AI)
Pillars and Mining loss
Modifying factors
4E Oz delivered to the concentrator (before MCF...
MCF loss
2021 Total Mineral Reserve Oz declared

For the Rustenburg Operations Mineral Resource to Mineral Reserve Reconciliation, the starting point shows the total Mineral Resource (after removal of geological loss) for both the Merensky and UG2 Reefs(Figure 46). The 45.2MOz that is removed are Mineral Resource areas that are not yet included into Mineral Reserves and are defined as future mining areas in most cases, areas that would be regarded as Mineral Inventory or remnant areas that need to be investigated for possible exclusion from Mineral Resources. The pillars and mining loss component is based on an average calculation for designed pillars for all operating shafts. The mining loss is assumed to be an average of approximately 2.7% of the total Mineral Resource, guided by historical mining loss factors used at Rustenburg. Modifying factors as discussed in Section 11, may be either a gain or loss of Mineral Resource and for summary purposes have been included into one item. The MCF at Rustenburg averages 96.1% and makes up the total MCF loss in the reconciliation. Total Mineral Reserves declared are after removal of MCF losses.

11.4.2 Mineral Resources per Mining Area (Inclusive Mineral Reserves)

Figure 47 and Figure 48 show the remaining Mineral Resources with respect to infrastructure. All mined out areas are shown in grey.

Refer to Table 35 for the Full Mineral Resource(100%) statements per mining area at 31 December 2021.

112

113 Figure 47: Rustenburg and Kroondal Merensky Reef Accessibility 114 Figure 48: Rustenburg and Kroondal UG2 Reef Accessibility 115 Table 35: Mineral Resource Inclusive of Mineral Reserves per Mining Area as at 31 December 2021 at 100% 4E PGM per Mining Area Measured Indicated Inferred Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Khuseleka 55.0 4.9 8.7 8.8 5.1 1.4 0.0 0.0 0.0 Thembelani 142.6 5.0 22.9 19.3 5.7 3.5 0.3 6.6 0.1 Siphumelele 1 122.0 4.8 18.8 75.9 5.2 12.8 9.6 5.5 1.7 Siphumelele 2 23.4 4.9 3.7 13.2 5.3 2.3 5.0 5.8 0.9 Khomanani 2.2 4.8 0.3 0.0 0.0 0.0 0.0 0.0 0.0 Bathopele 23.0 3.2 2.3 2.5 5.4 0.4 0.0 0.0 0.0 Total Underground 368.1 4.8 56.7 119.7 5.3 20.5 14.9 5.6 2.7 Total: Surface TSF 48.5 1.1 1.7 Grand Total (Underground and Surface) 416.6 4.4 58.4 119.7 5.3 20.5 14.9 5.6 2.7 11.4.3 Changes in the Mineral Resources from Previous Estimates (Inclusive of Mineral Reserves) The 2021 estimation varies from 2020, as shown in the waterfall plot (Figure 47). Mineral Resource depletion due to mining is 1.11Moz and the removal of Hoedspruit 5.79Moz. Changes due to geological losses, new data resulted in an increase of 0.42 Moz. There were no material changes to the estimation parameters between December 2020 and December 2021. The portion attributable to other stakeholders(3rd Party) is 21.2Moz. 116 Figure 49: Rustenburg Operations Underground and Surface Mineral Resource Reconciliation 11.5 QP Statement on the Mineral Resource Estimation and Classification The Mineral Resources declared are estimated based on the geological facies and constrained by appropriate geostatistical techniques, using Ordinary Kriging. The Resource classification follows geostatistical and geological guidelines. The Mineral Resources are declared inside the structural blocks and outside of the mined-out areas. No cut-off grade is applied. The minimum mining unit is the shaft and its accessible volumes. The underlying grade control and reconciliation processes are considered appropriate. It is the QP’s opinion that all issues relating to any technical or economic factors that would be likely to influence the condition of reasonable prospects for economic extraction are addressed or can be resolved with further work.

12 Mineral Reserve Estimates

12.1 Mineral Reserve Methodology

This section includes discussion and comments on the conversion of Mineral Resources to Mineral Reserves. Specifically, the comment is given on the modifying factors and specific inclusions and exclusions.

Table 39 provides details of the LoM plan from 2021 to 2052.

12.2 Mine Planning Process

The following planning process applies at the Rustenburg Operations:

- Appoint and ensure competence in mine planning responsibilities per section
- Consider planning cycle for which plan is to be prepared Obtain an updated geological structural model for design purposes
- Obtain/determine future planning levels for the Operation. Identify output levels for the Operation (4E target/tonnage required, development targets)
- Break these down per individual operating level
- Liaise with all Senior Vice Presidents, Vice Presidents of Operations and business unit management teams and brief anticipated production levels and efficiency rates
- Evaluate historical efficiencies against future planned efficiencies and reach an agreement of planning performance levels
- Provide base plans for each individual business unit and determine numbers of crews and scheduling systems per business unit
- Document and file all tunnel dimensions and advance rates
- Review tunnel dimensions with Ventilation, Rock Engineering, Evaluation and Mining Engineering teams
- Agree and reach consensus on all stoping layouts, ledging and extraction sequencing/methodologies
- Review and sign-off with all appropriate Mining Unit Management Teams
- Document the planned parameters in a shaft or unit planning brief
- Commence designing of mine plan. Specify capital and preferably separate individual elements for later revision. Ensure naming of working place, etc.
- Review development and stoping mine design with appropriate business unit management team members and ancillary support staff, including Mineral Resource Management department competencies
- Modify if required, or accept and commence with scheduling based on agreed scheduling parameters per area
- Review schedules and outputs in terms of production with Vice Presidents of Operations to ensure appropriate levels of production and volume efficiencies are obtained for that unit
- Communicate with all service staff (occupational health (environmental ventilation), rock engineering), and engineering for shaft capacities
- Modify and revise as required with appropriate staff
- Consolidate all sections to create overall operational performance plan

117

- Run evaluation module/grid and determine 4E output
- Provide shaft or unit-based data in terms of volume and grade into an acceptable standard database and reporting format
- Review total plan with MRM staff competencies heads
- Revise and review again if required
- Submit for final review with Senior Vice Presidents and Vice Presidents of Operations to ensure operational targets and performance levels are reached
- Submit to the Unit Manager Mine Planning to prepare an appropriate format and for submission to the Financial Department for total mine financial evaluation
- Identify all areas where differences in design can or may require additional feasibility study work in the future. These would include declines, new shafts, and alternative layouts. Generate cost models in conjunction with the Project Office
- Review mining plan with rock engineers and provide data sets for design modelling. Obtain the support of acceptance of plan as far as rock engineering is concerned. Review mining plan with occupational health (ventilation) engineers and provide data sets for design modelling. Obtain written support of acceptance of plan as far as occupational health is concerned
- Review with all mining engineering staff and gain acceptance and commitment to plan. Generate and provide appropriate schedules and plans for all Manager Operations
- Consider alternative scenarios relating to rates of advance, alternative layouts, and risk mitigation
- Formally document all capital projects and compile consolidated project report for each project
- Reconcile the planning Mineral Reserves per shaft with scheduled and designed Mineral Reserves and account for all differences. Modify plan to eliminate all differences. This reconciliation is an MRM competency head process
- Prepare Operational/ Strategic Plan presentation to SA Regional EXCO.
- Modify and amend where required
- Complete final cycle of the planning process and document all parameters. Make a digital backup of the Mineral Reserve model, design model, schedule model, and all associated worksheets/presentation
- Roll out and communicate the final plan to all Business Units with prints of appropriate plans and spreadsheets. Confirm and identify all critical development and
- Review and modify on a monthly basis actual achievement vs planned volumes.

12.3 Historical Mining Parameters

The planning parameters are primarily based on historical achievements. Table 15 provides the historical mining performance for Rustenburg Operations, where mining expenditures are stated in nominal terms.

Historical mining statistics for Rustenburg Operations from C2016 to C2020 and historical averages, are provided in Table 36:

118

Table 36: Historical Mining Statistics by Section

Shaft	Units	C2016	C2017	C2018	C2019	C2020	C2021
Thembelani 1#							
Primary Reef Development	(m)	2.059	2.827	2.782	2.351	2.069	3.162
Primary Waste Development	(m)	5.075	3.587	4.584	3.884	1.794	3.953
Stoping Square metres	(m2)	329.583	360.525	362.723	267.963	193.048	240.048
Tonnes Milled	(kt)	1.522	1.552	1.57	1.29	936	1.178
4E ounces M&C	(oz)	164.76	177.3	182.861	143.175	108.181	135.132
Siphumelele 1#							
Primary Reef Development	(m)	1.143	1.425	2.092	2.136	1.437	1.589
Primary Waste Development	(m)	4.219	2.83	2.406	2.034	1.201	1.461
Stoping Square metres	(m2)	185.797	185.89	188.773	160.089	105.307	138.414
Tonnes Milled	(kt)	761	764	788	724	474	597
4E ounces M&C	(oz)	112.15	114.24	118.929	91.622	66.906	81.539
Khuseleka 1#							
Primary Reef Development	(m)	1.124	2.151	3.197	3.947	2.951	4.181
Primary Waste Development	(m)	3.77	5.912	6.825	7.584	5.665	7.032
Stoping Square metres	(m2)	342.48	363.651	327.93	356.56	257.787	313.918
Tonnes Milled	(kt)	1.63	1.652	4.525	1.671	1.232	1.542
4E ounces M&C	(oz)	169.3	175.39	158.776	171.42	133.995	166.309
Bathopele							
Primary Reef Development	(m)	1.976	1.567	2.113	1.491	1.288	1.55
Primary Waste Development	(m)	-	-	-	-	-	-
Stoping Square metres	(m2)	448.403	460.562	448.509	473.392	388.839	430.92
Tonnes Milled	(kt)	3.158	3.125	3.22	3.311	2.764	3.024
4E ounces M&C	(oz)	243.61	251.14	240.234	241.971	194.963	218.072
Total Underground SRPM Operations							
Primary Reef Development	**(m)**	**6.302**	**7.97**	**10.184**	**9.925**	**7.745**	**10.482**
Primary Waste Development	**(m)**	**13.064**	**12.329**	**13.815**	**13.501**	**8.66**	**1.245**
Stoping Square metres	**(m2)**	**1,306,263**	**1,370,628**	**1,327,935**	**1,258,004**	**944.981**	**1,123,300**
Tonnes Milled	**(kt)**	**7.071**	**7.093**	**10.103**	**6.996**	**5.405**	**6.341**
4E ounces M&C	**(oz)**	**689.82**	**718.07**	**700.8**	**648.188**	**504.044**	**601.052**

119

12.4 Shaft and Mine Paylimits

12.4.1 Paylimits

- No pay limits are applied to the Mineral Resources and Mineral Reserves that are quoted due to there being no mining selectivity based on the grades being applied at any of the Shafts at the Rustenburg Operations.
- With the UG2 and Merensky Reefs having low grade variability, all available blocks are reported to be mined, essentially a blanket mining approach.
- Margin analysis is carried out based on cost and revenue variability.
- Refer to Section 0 for more information on paylimits and cut-off grades.

12.4.2 Modifying Factors and LoM plan

The QP has used a Mine Call Factor (MCF) of 98% on Bathopele Mine, and96% on the conventional operations of Thembelani, Khuseleka and Siphumelele.

Recent history is used to determine an appropriate MCF for the LoM Plan.

Table 37 and Table 38 provide details of the projected modifying factors. Table 39 and Table 40 presents the LoM plan. Dilution is variable across the property and is included in the stope tramming width. A separate dilution factor is not used as a modifying factor. Recent history is used to determine an appropriate MCF for the LoM Plan.

The Mineral Reserve classification of Proved and Probable was largely a function of the Mineral Resource classification with due consideration of the minimum criteria for the "Modifying Factors" as considered:

- Mining
- Metallurgical
- Processing
- Infrastructural
- Economic
- Marketing
- Legal and
- Environmental, social and governmental factors.

120

121 Table 37: Mineral Reserve Mining Modifying Factors Conventional Shafts, (Thembelani, Siphumelele, Khuseleka) RPM Unit C2019 C2020 C2021 C2022 Survey Called For Grade Merensky Reef g/t 4.9 5.1 5.2 4.7 UG2 Reef g/t 3.9 3.9 3.9 3.3 Total g/t 4.3 4.4 4.6 3.6 Stope Tramming Width Merensky Reef (cm) 123 126 125 124 UG2 Reef (cm) 122 122 123 165 Total (cm) 122 123 124 152 Waste Mining Percentage Merensky Reef (%) 5 5 5 4 UG2 Reef (%) 2 2 2 4 Total (%) 3 3 4 4 Reef Development to Mill Merensky Reef (%) 3 3 3 5 UG2 Reef (%) 3 3 3 3 Total (%) 3 3 3 3 Mine Call Factor Merensky Reef (%) 92 97 94 95 UG2 Reef (%) 95 96 96 97 Total (%) 97 99 95 96 Plant Recovery Factor Merensky Reef (%) 84 88 84 85 UG2 Reef (%) 82 85 85 85 Total (%) 83 86 84 85 122 Table 38: Mineral Reserve Mining Modifying Factors Mechanized Shafts (Bathopele) RPM Unit C2019 C2020 C2021 C2022 Survey Called For Grade UG2 Reef g/t 2.9 2.8 2.8 2.8 Total g/t 2.9 2.8 Stope Tramming Width UG2 Reef (cm) 208 207 211 208 Total (cm) 208 207 Waste Mining Percentage UG2 Reef (%) 6 6 6 6 Total (%) 6 6 Scalping UG2 Reef (%) 5 5 4 4 Total (%) Reef Development to Mill UG2 Reef (%) 2 3 3 3 Total (%) 2 3 Mine Call Factor UG2 Reef (%) 97 100 98 98 Total (%) 97 100 Plant Recovery Factor UG2 Reef (%) 82 85 79 86 Total (%) 82 85 123 Table 39: LoM Plans – Current Operations 2022-2031 Rustenburg Operations Units LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 1 2 3 4 5 6 7 8 9 10 Underground Primary On-Reef Development (m) 114,610 11,541 10,328 8,800 7,533 5,421 5,298 5,353 5,059 5,733 4,977 Primary Off-Reef Development (m) 161,901 13,293 11,854 11,068 10,411 10,558 9,699 9,896 9,415 9,059 9,025 Mill Tonnes** (kt) 98,529 7,166 7,046 7,097 6,865 6,008 5,506 4,471 3,956 3,253 3,352 4E Ounces in Mill Feed (kOzt) 12,153 795 793 804 793 725 682 537 488 416 429 Recovery (%) 84.8 85.5 85.5 85.4 85.3 85.2 85.1 84.7 84.5 84.3 84.3 Yield (g/t) 3.25 2.95 2.99 3.01 3.07 3.20 3.28 3.16 3.24 3.35 3.35 4EProduced (kOzt) 10,309 679 678 686 677 618 580 455 412 351 361 Surface Mill Tonnes (kt) 48,331 9,869 9,960 9,960 9,960 8,582 4E Ounces in Mill Feed (kOzt) 1,572 318 325 325 325 279 Recovery (%) 27.2 27.2 27.2 27.2 27.2 27.1 Yield (g/t) 0.28 0.27 0.28 0.28 0.28 0.27 4E Produced (kOzt) 428 87 89 89 89 76 Total Mine Mill Tonnes (kt) 146,860 17,035 17,006 17,057 16,825 14,590 5,506 4,471 3,956 3,253 3,352 4E Ounces in Mill Feed (kOzt) 13,726 1,112 1,118 1,129 1,118 1,005 682 537 488 416 429 Recovery (%) 78.2 68.8 68.5 68.7 68.4 69.0 85.1 84.7 84.5 84.3 84.3 Yield (g/t) 2.27 1.40 1.40 1.41 1.41 1.48 3.28 3.16 3.24 3.35 3.35 4E Produced (kOzt) 10,736 766 766 775 765 694 580 455 412 351 361 **Excludes tonnage from Rustenburg Mine accessed through the Kroondal infrastructure see Section 21 for more information. 124 Table 40: LoM Plans – Current Operations 2032-2051 Rustenburg Operations Units 2032- 2036 2037- 2041 2042- 2046 2047- 2051 11-14 15-19 20-24 25-29 Underground Primary On-Reef Development (m) 22,799 12,243 5,798 3,730 Primary Off-Reef Development (m) 31,236 13,556 7,416 5,417 Mill Tonnes (kt) 16,490 15,939 7,749 3,631 4E Ounces in Mill Feed (kOzt) 2,133 2,055 1,010 496 Recovery (%) 84.3 84.3 85.0 85.5 Yield (g/t) 3.39 3.38 3.44 3.63 4E Produced (kOz) 1,797 1,733 858 424 Surface Mill Tonnes (kt) 4E Ounces in Mill Feed (kOzt) Recovery (%) Yield (g/t) 4E Produced (kOzt) Total Mine Mill Tonnes (kt) 16,490 15,939 7,749 3,631 4E Ounces in Mill Feed (kOz) 2,133 2,055 1,010 496 Recovery (%) 84.3 84.3 85.0 85.5 Yield (g/t) 3.39 3.38 3.44 3.63 4E Produced (kOzt) 1,797 1,733 858 424

12.5 LoM Projects

There are no LOM projects.

12.6 Specific Inclusions and Exclusions

The decision on whether to include or exclude potential mining areas is based on a detailed review, which includes:

- Health and safety considerations
- Economic viability
- Technical justification
- Ability to mine the area and
- Infrastructure availability constraints.

All areas included in the LoM plan are mined from current infrastructure.

12.6.1 Specific Exclusions

- Areas with adverse ground conditions after evaluation by Rock Engineering and other Service Departments and mining and
- Off Reef areas where there is no other need such as Ventilation or infrastructure.

12.6.2 Specific Inclusion

- Areas required for Ventilation or specific infrastructure development.

12.7 Mineral Reserve Estimation

The Mineral Reserve estimation process at the Rustenburg Operations is based on the development of an appropriately detailed and engineered LoM plan, which accounts for all necessary access development and stope designs. The terms and definitions are in accordance with the classification criteria of Subpart 1300 of Regulation S-K.

Further, in presenting the Mineral Reserve statements and associated sensitivities, the following applies:

- All Mineral Reserves are quoted as of 31 December 2021
- All Mineral Reserves are quoted at prices listed in Table 60 to Table 62 in Section 16.4.All Mineral Reserves are quoted in terms of the expected RoM grades and tonnage as delivered to the metallurgical processing facilities, and therefore the quantities reported account for dilution
- Mineral Reserve statements include only Measured and Indicated Mineral Resources modified to produce Mineral Reserves and contained in the LoM plan
- All Mineral Reserves are evaluated to at least a Pre-Feasibility level within cost limits as given in Section 18 and
- All references to Mineral Resources and Mineral Reserves are stated in accordance with Subpart 1300 of Regulation S-K (paragraph II.E.3).

125

The Mineral Reserves are derived following the production of a LoM plan by incorporating Modifying Factors into the Mineral Resource model. All design and scheduling work is undertaken within Cadsmine, a mine planning and scheduling program. The planning process incorporates appropriate Modifying Factors based on the reconciliation exercises described and technical economic investigations.

The mill tonnes are quoted as mill delivered metric tonnes and RoM, grades, inclusive of all mining dilutions.

Mining dilution includes other material, which is waste that is broken on the mining horizon, other than on the stope face and includes unknown geological losses.

Mineral Reserves classification is given in Figure 50 and Figure 51. For the boundaries between Kroondal and Rustenburg refer to Figure 3.

.

126

Figure 50: Mineral Reserves Classification as at 31 December 2021 - Merensky Reef (includes adjacent mine of the registrant)



27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
Khuseleka 2
Khuseleka 1
Thembelani 1
Siphumelele 1
Siphumelele 2
TN
0
2,5
5km
Geographic Coordinate System: WGS84
Mining Right (Rustenburg Operation)
Merensky Mined out
Mineral Reserves Category
Proved
Probable
Shaft (Producing)
Shaft (Non-Producing)
Merensky Reef Outcrop

127

Figure 51: Mineral Reserves Classification as at 31 December 2021- UG2 Reef (includes adjacent mine of the registrant)



27°12' E
27°18' E
27°24' E
25°35' S
25°40' S
Khuseleka 2
Thembelani 2
Khuseleka 1
Kwezi
Khomanani 2
K6
Thembelani 1
Siphumelele 1
Khomanani 1
Bathopele
Siphumelele 3
Siphumelele 2
Kopaneng
Simunye
Bambanani
Marikana 4
Marikana 3
Marikana 5
Klipfontien Open Pit
Marikana 1
Marikana 2
25°45' S
25°45' S
TN
0
2,5
5km
Geographic Coordnate System: WGS84
27°12' E
27°18' E
27°24' E
Mining Right (Rustenburg Operation)
Mining Right (Kroondal Operation)
UG2 Mined out
Mineral Reserves Category
Proved
Probable
Shaft (Producing)
Shaft (Non-Producing)
UG2 Reef Outcrop



128

129 12.8 Surface Sources Surface sources refer to low grade waste and processed materials, from a Tailings Storage Facility (TSF) at the Rustenburg Operations. 12.9 Mineral Reserves Statement The Mineral Reserve is declared separately for underground and surface sources. The Prill Split for the Mineral Reserves is given in Table 41. the Mineral Reserves are given in Table 42 and Table 43. The Mineral Reserves per shaft are given in Table 44 and Table 45. Figure 52 shows the main changes year on year due to various factors. Notes on the Mineral Reserves • Mineral Reserve was reported in accordance with the classification criteria of Regulation S-K 1300. • Mineral Reserve was estimated on all available blocks accessible from the infrastructure and no cut-off grade was applied. • Attributable Mineral Reserve is 100.00%. • Where grade is less than 0.05g/t the value will reflect as zero(0) in the table • Where grade is less than 0.05Moz the value will reflect as zero(0) • Mineral Reserves are estimated using the prices in Section 16.4. • Risks are discussed in Section 21.1.2. Table 41: Prill Split and Recovery for Mineral Reserves Prill Split Pt Pd Rh Au Recovery % % % % % Merensky 63.67 27.38 3.99 4.97 84% UG2 52.29 33.00 13.82 0.89 85% Combined 53.96 32.37 12.23 1.44 85% TSF 62.5 25 6.25 6.25 27.2% 130 Table 42: Mineral Reserve as at 31 December 2021 at 100% Classification - 4E PGM Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Dec-21 Dec-20 Dec-21 Dec-20 Dec-21 Dec-20 Underground Proved 112.7 106.1 3.5 3.7 12.9 12.7 Probable 8.0 4.5 4.2 4.4 1.1 0.6 Total Underground 120.8 110.5 3.6 3.7 13.9 13.3 Surface Opencast Proved Open-pit 0.0 0.0 0.0 0.0 0.0 0.0 Probable Open-pit 48.3 60.5 1.0 1.1 1.6 2.1 Total Surface 48.3 60.5 1.0 1.1 1.6 2.1 Total Proved 112.7 106.1 3.5 3.7 12.9 12.7 Total Probable 56.3 65.0 1.5 1.3 2.7 2.7 Total Reserve 169.1 171.0 2.9 2.8 15.5 15.4 Table 43: Attributable Mineral Reserve as at 31 December 2020 Classification - 4E PGM Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Dec-21 Dec-20 Dec-21 Dec-20 Dec-21 Dec-20 Underground Proved 83.4 106.1 3.5 3.7 9.5 12.7 Probable 6.0 4.5 4.2 4.4 0.8 0.6 Total Underground 89.4 110.5 3.6 3.7 10.3 13.3 Surface Opencast Proved Open-pit Probable Open-pit 35.8 60.5 1.0 1.1 1.2 2.1 Total Surface 35.8 60.5 1.0 1.1 1.2 2.1 Total Proved 83.4 106.1 3.5 3.7 9.5 12.7 Total Probable 41.8 64.9 1.5 1.3 2.0 2.7 Total Reserve 125.1 171.0 2.9 2.8 11.5 15.4 131 Table 44: Mineral Reserve per Mining Area as at 31 December 2020 at 100% 4E PGM per Mining Area Proved Probable Dec-20 Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Thembelani 32.1 4.0 4.1 6.3 4.4 0.9 38.5 4.1 5.0 Khuseleka 38.0 3.9 4.8 0.2 4.4 0.0 38.3 4.0 4.9 Siphumelele 24.9 2.8 2.3 1.5 3.1 0.1 26.3 2.9 2.4 Bathopele 17.7 2.8 1.6 0.0 0.0 0.0 17.7 2.8 1.6 Total Underground 112.7 3.5 12.9 8.0 4.2 1.1 120.8 3.6 13.9 Total Surface TSF 0.0 0.0 0.0 48.3 1.0 1.6 48.3 1.0 1.6 Grand Total (Underground and Surface) 112.7 3.5 12.9 56.4 1.5 2.6 169.1 2.9 15.5 Table 45: Attributable Mineral Reserve per Mining Area as at 31 December 2020 4E PGM per Mining Area Proved Probable Dec-20 Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Tonnes (Mt) 4E Grade (g/t) 4E PGM (Moz) Thembelani 23.8 4.0 3.1 4.7 4.4 0.7 28.5 4.1 3.7 Khuseleka 28.1 3.9 3.6 0.2 4.4 0.0 28.3 4.0 3.6 Siphumelele 18.4 2.8 1.7 1.1 3.1 0.1 19.5 2.9 1.8 Bathopele 13.1 2.8 1.2 0.0 0.0 0.0 13.1 2.8 1.2 Total Underground 83.4 3.5 9.5 6.0 4.2 0.8 89.4 3.6 10.3 Total Surface TSF 0.0 0.0 0.0 35.8 1.0 1.2 35.8 1.0 1.2 Grand Total (Underground and Surface) 83.4 3.5 9.5 41.7 1.5 2.0 125.1 2.9 11.5 132 Figure 52: The Rustenburg Operations Mineral Reserve Reconciliation at 31 December 2021 12.10 Mineral Reserve Sensitivity • No cut-off grade is applied to the Mineral Resources and Mineral Reserves that are quoted due to there being no mining selectivity based on the grade variability being mined at any of the Shafts at the Kroondal Operations. • The Merensky and UG2 Reefs have low grade variability, all available blocks are reported to be mined, essentially a blanket mining approach. • Long term major changes in prices or input costs can affect shaft sustainability or new project introduction (Section 19). 12.11 QP Statement on the Mineral Reserve Estimation The Mineral Reserves declared are estimated from detailed LoM plans developed per shaft and are based on the Mineral Resource Estimates as at 31 December 2021 together with a set of modifying factors based on recent historical achievements. The assumptions applied in determining the modifying factors are reasonable and appropriate and the LoM plans were developed with a bottom-up approach that is sufficient in detail to ensure achievability. All the inputs used in the estimation of the Mineral Reserves have been thoroughly reviewed and can be considered technically robust. The QP considers the modifying factors to be based on a robust historical database of several years history and 15.4 15.515.4 14.40.0 0.1 0.0 1.4 (1.1) (0.2) (0.2) (4.0) 11.5 0 2 4 6 8 10 12 14 16 18 A tt rib u ta b le O D e c 2 0 3 rd P a rt y O 1 0 0 % O D e c 2 0 D e p le ti o n s 2 1 R e se rv e s P o st D e p le ti o n s E c o n o m ic V a lu a ti o n E v a lu a ti o n G e o lo g ic a l C h a n g e s B o u n d a ry C h a n g e s Te c h n ic a l F a c to rs 1 0 0 % O D e c 2 1 Le g a l E n ti ty O A tt rib u ta b le O D e c 2 1 o E P iner Reser e re on i i tion no material changes are anticipated that will have a significant bearing on the estimation process. Risks are further discussed in Section 21.

13 Mining Methods

13.1 Introduction

This section includes discussion and comments on the mining engineering related aspects of the LoM plan associated with Rustenburg Operations. Specifically, the comment is given on the mine planning process, mining methods, geotechnics, geohydrology and mine ventilation. Mine layouts are shown in Figure 53 and Figure 54.

Figure 53: Typical Merensky Reef Mine Layout



27°17' E
27°18' E
27°19' E
27°20' E
25°39' S
25°40' S
25°41' S
UG2 Reef Mined Out
Waste Development
UG2 Reef Outcrop
0
0,5
1km
Geographic Coordinate System: WGS84

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Figure 54: Typical UG2 Reef Mine Layout


27°14' E
27°15' E
27°16' E
27°17' E
25°36' S
25°37' S
25°38' S
UG2 Reef Mined Out
Waste Development
UG2 Reef Outcrop
0
0.5
1km
Geographic Coordinate System: WGS84

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13.2 Shaft Infrastructure, Hoisting and Mining Methods

13.2.1 Shaft Infrastructure

The schematic view section of the Vertical Shaft is shown in Figure 55. Figure 56 shows the schematic representation of the Decline Shaft.

Figure 55: Cross sectional Schematic of a Vertical Shaft


Khuseleka 1 Shaft
Shaft capacity 225ktpm
1,123m AMBL
Meters below surface
DECLINES
Merensky Reef
269m
598m
677m
15 Level
822m
710m BB
Ore decline
115ktpm REEF
UG2 REEF
964m BB
28 Level
Conventional operation
Cross transfer on 15 level
4 leg decline system
Infrastructure fair minimal
maintenance being done

Figure 56: Cross sectional Schematic of a Decline shaft


Central / East Decline
Vent
Shaft capacity 140ktpm Reef x2
1139m AMBL
Vent
UG2 REEF
Merensky Reef
Trackless bord and pillar operation
5 leg conveyor system
Infrastructure in good condition
289m BB

13.2.2 Hoisting

The hoisting capacity of the winders is given in Table 46. Unconstrained capacity is the maximum capacity of the winders. The constrained capacity is the reduced capacity due to load shifting. Load shifting reduces the available capacity by reducing the operating hours. This is done to reduce power costs by not operating during peak power grid hours.

Table 46: Hoisting Capacities of the Rustenburg Shafts

Shaft	Operating Capacity(tpm)	5-year Planned production(tpm)
Siphumelele	195,000	65,000
Khuseleka	225,000	140,000
Thembelani	220,000	140,000
Bathopele	280,000	260,000

13.2.3 Mining Methods

The mining methods employed at the Rustenburg Operations vary between shafts and can be subdivided as follows:

Conventional Scattered Breast Mining: Khuseleka, Thembelani and Siphumelele

The stoping method on the Merensky Reef and the UG2 Reef at Khuseleka, Thembelani and Siphumelele is conventional scattered breast mining. This method incorporates in-stope crush pillars and regional pillars to maintain the stability of the workings. It allows for greater flexibility in the mining of moderately dipping narrow tabular reefs and the negotiation of geological structures. It involves a development grid followed by breast mining; whereby regional dip pillars are left permanently unmined.

Mechanised Bord and Pillar: Bathopele

Bathopele is a mechanised operation mining the UG2 Reef. Current operations are at depths between 40m and 480m below surface with a planned depth of 515 m. The average dip of the reef is 9°, and as a result, bord and pillar is the mining method used. Regularly spaced pillars support the middling to the surface and are designed not to yield or fail. The protection of surface structures such as buildings, roads and railway lines is achieved by ensuring that the pillars are capable of supporting the overburden. Where the normal pillar configuration does not provide the necessary support, additional pillars are designed.

All remnant area mining undergoes a continual risk assessment process and those areas that pose a risk are excluded from the Mineral Reserves.

Ongoing evaluation studies are routinely done to define optimal extraction scenarios that are cost-effective and meet best operational practices.

No backfilling is used on underground operations. There are no stripping requirements for open-pit operations on the property.

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13.3 Geotechnical Analysis

The Technical Report Summary has been compiled with generally appropriate input from qualified Rock Engineers. Strategic planning and major design issues were completed with the relevant input from the responsible Rock Engineers. The primary aspects making up the geotechnical analysis are:

- Geotechnical conditions,
- Stress and seismological setting, and
- Regional and local support.

13.3.1 Geotechnical Conditions

Major structures/fault zones intersect the orebody at most operations. Structures of note are;

- Hex River fault – this is associated with weathering and poor ground conditions and affects Bathopele, Thembelani and Khuseleka. Appropriate mitigation strategies are in place, and these include bracket pillars, secondary and tertiary support as well as limiting mining to necessary development only. Mining is planned at lower rates in the vicinity of the fault.
- F1 fault – this affects the Thembelani and Siphumelele shaft. Similar mitigations strategies as the Hex River fault are in place.
- Siphumelele/Turfontein Shear zone – affects Bambanani Shaft. Ground conditions characterised by blocky rockmass. Mitigation strategies include secondary support and reduced panel spans.

13.3.2 Stress and seismological setting

Stress and seismicity risk is higher at the conventional operations than for the mechanised operations, with Siphumelele being the highest seismic risk operation. Seismic sources are fault slip and pillar failure. Seismic monitoring systems are in place at all these operations.

At Bathopele, stress and seismicity risk is low due to the depth of operations. However, this does not preclude the fact that incorrect adherence to mining sequence may result in increased stress conditions and rockbursting/strainbursting can occur.

13.3.3 Regional and Local Support

In the bord and pillar operations, regularly spaced intact pillars are left as part of the layout. These pillars support the middling to the surface and should not be allowed to yield or fail. The protection of surface structures, i.e. buildings, roads, railway lines, etc., is achieved by ensuring that the pillars in the stoping environment, are capable of supporting the overburden. These pillars have a Safety Factor of more than two.

In conventional operations, regional dip pillars ranging from 10m to 20m in width, depending on the depth below the surface and the back length dip span, are placed midway between planned raises. Raise lines are planned to be spaced on average 200 to 230m apart on strike, resulting in dip pillars to be spaced to suite, centre to centre. Geological losses (potholes, dykes & faults) can be incorporated as regional support.

137

Crush pillars measuring 3.0m x 3.0m are cut for all UG2 Reef stoping (32m panel spans) and a crush pillar size of 4.0m x 2.5m are cut for all Merensky Reef stoping (35m panel spans) up to a mining depth of 1400m below surface, with ventilation holings of 3m wide between these crush pillars (every 3-4m depending on reef type)

At Bathopele, at the bord and pillar operations, regularly spaced intact pillars are left as part of the layout. These pillars support the middling to the surface and should not be allowed to yield or fail. The protection of surface structures, i.e. buildings, roads, railway lines, etc., is achieved by ensuring that the pillars, in the stoping environment are capable of supporting the overburden. These pillars have a Factor of Safety (FoS) >2,0. This empirically derived FoS is a requirement of the MCOP.

13.4 Mine Ventilation

All projects and new infrastructure designs incorporate detailed ventilation modelling and recommendations as part of normal feasibility planning processes under the auspices of Environmental Engineering. All underground mines are demarcated into mining ventilation districts. The ventilation design for conventional mining is based on a velocity of 0.4 m/s with 0.25 m/s as a minimum legal requirement. For trackless mining ventilation design is based on 1 m/s.

13.5 Refrigeration and Cooling

Refrigeration and Cooling become necessary at a mining depth deeper that approximately 1100m below surface (thermal threshold). This is needed to ensure compliance to legal requirements and to ensure safe and environmentally friendly underground mining conditions. Siphumelele is the only mine in the Rustenburg complex which is deeper than this threshold and does have fully functional refrigeration and cooling plant installed and in operation.

13.6 Flammable Gas Management

Sporadic flammable gas intersections are encountered on the shafts. These intersections are well controlled by the Flammable Gas Code of Practice and procedure. Continuous gas measuring instruments and a telemetry system are used to detect Carbon Monoxide in the operations.

13.7 Mine Equipment

The major mine equipment installed and utilised at the Rustenburg Conventional Operations is shown in (Table 47 and Table 48.

Table 47: Major Mine Equipment

Major Equipment	Quantity
Locos	194
Chairlifts	6
Winches	809
Rock Winder	2
Emergency Generators	10
Trackless Mobile Machinery	12
Decline Winders	3
Loaders	64
Main Pumps	8
Man Winders	3
Surface Conveyors	16
Surface Vent Fans	9
Transformers	39
U/G Conveyors	2
Surface & U/G Sub Stations	22
Service Winder	1
Mini Subs	72
Shaft Conveyors	5
Koepe Winder	1
Headgear Lift	1
Decline Conveyors	5
Conveyors	14
Vent Fans	6

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Table 48: Rail Bound Equipment Summary – 2021

Asset Type	Avg 12 months
Loco's	163
Loaders	87
Explosive Cars	253
Material Cars	920
Hoppers	1108
Drill Rigs	28
Bogeys	65
Man carriages(8 mths)	16

13.8 Personnel Requirements

Personnel requirements and related information are available in Sections 4.5 and 17.2.

13.9 Final Layout Map

Refer to Section 12.7 and **Figure** 50 and Figure 51 for the distribution of Mineral Reserves and mined out areas.

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14 Processing and Recovery

This section covers the metallurgical and mineral processing aspects associated with the Rustenburg Operations. Specifically, on the process metallurgy and process engineering aspects relating to plant capacity, metallurgical performance and metal accounting practices as incorporated in the LoM plan.

14.1 Processing Facilities

Five process plants are located at the Rustenburg Operations, namely:

- Waterval UG2 Concentrator, treating only UG2 ore (has an 85.3% 4E recovery factor).
- Waterval Retrofit Concentrator, treating a blend of Merensky and UG2 ores in Module one. This plant has an 84.1% recovery factor. Since 2016 Retrofit has treated remined tailings from the Waterval East and West TSF in Module two. It should be noted that the final tails of the fresh reef ore and the tailings material only combine in the final tails section of both Module one and two. Plant is running at reduced capacity due to lower tonnage output from Shafts.
- Chrome Retreatment Plant (CRP). The CRP treats the Primary Rougher middlings of UG2 to recover a saleable chromite concentrate. The plant has a 12.0% recovery factor.
- Western Limb Tailings Retreatment plant (WLTR plant), treating tailings from the Klipfontein TSF has a 28.0% recovery factor.
- Platinum Mile *Concentrator (PMC) treats current arising from Waterval UG2 and Waterval Retrofit Concentrators as well as tailings from the Waterval West TSF and has a 16.0% recovery factor. In 2019, PMC started to treat tailings from the Waterval East and West TSF with a recovery factor of 24.0%.*

The mineral processing plant parameters are shown in Table 49 Capacity based on current retention times and historical achievement

Table 49: Mineral Processing Plant Parameters.

Plant	Design Capacity (ktpm)	Operational Capacity* (ktpm)
Waterval UG2 concentrator	450	475
Waterval retrofit concentrator	620	130
CRP	440	405
WLTR	450	400
Platinum Mile Retrofit	800	940

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The following major process equipment is installed and utilised at the Rustenburg Concentrators Table 50.

Table 50: Process Equipment Summary

Major Equipment	Quantity
Ball mills	4
Regrind mills	4
Flotation cells	87
Thickeners	6
Jaw crusher	3

14.1.1 Waterval UG2 Concentrator

The Waterval UG2 concentrator is a 450 ktpm nameplate capacity concentrator. The plant has a two-stage milling and flotation (MF2) configuration circuit with two cleaning stages and a final column flotation circuit to reduce chromite in the final concentrate

141

Figure 57).

The process plant comprises the following main circuits:

- Ore receiving,
- Crushing and screening,
- Milling,
- Flotation,
- Concentrate and
- Tailings.

The Concentrator receives UG2 RoM ore from both the Rustenburg Conventional Shafts and Bathopele ore receiving circuits. Ore is fed to primary crushing from the Rustenburg Operations from either a 2,000t bin or from a 70,000t stockpile. Bathopele ore is fed to primary crushing from a 6500t silo. Crushed ore from both Rustenburg vertical shafts and Bathopele are combined and screened to either the fine ore mill feed silo with a capacity of 13,500t, or a coarse ore mill feed silo with a capacity of 6,500t.

The milling plants consist of primary, secondary and mainstream inert grinding (MIG) milling circuits. As part of a business decision the MIG circuits are not being used anymore. The crushed product is milled and floated in an MF2 configured circuit. A single primary mill is operated in the closed circuit while both the cyclone overflow and cyclone underflow reports to a classifying screen. The screen underflow reports to the Primary flotation circuit whilst screen overflow is returned to the Primary mill.

In the Primary flotation circuit, the material reports to the Rougher cells. The floated material reports as a primary concentrate which is fed for further upgrading in cleaning and re-cleaning stages. The rougher tail reports to the CRP plant for chromite removal. After chromite removal, the tails from the CRP, plant is pumped to a single Secondary mill for further finer grinding and this product reports to the Secondary rougher cells. The low-grade tails from the Secondary rougher circuit are pumped to the Final Tailings Thickener prior to disposal to the Tailings Storage Facility (TSF). Final concentrate from the Primary and Secondary recleaner circuits report to the Final Concentrate transfer tank.
The Final Flotation Concentrate stream from the flotation circuit is thickened and filtered at the Waterval Retrofit Concentrator. The responsibility for concentrate extraction and filtration currently resides with the Anglo American - Waterval Smelter.

The recent history and budget operational parameters for the UG2 concentrator are presented in Table 51, Figure 58 and Figure 59. The C2018, C2019, 2020 and C2021 data presented reflect the actual annual performance whilst the C2022 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Figure 57: The Schematic Process Flow Diagram for Waterval UG2 Concentrator



WATERVAL UG2 CONCENTRATOR
MILLING & FLOTATION SECTION
Crusher Section
Primary Mill
Primary Mill Feed Belt (404-CV-03)
Rotary Woodchip Screen
De-Chipping Cyclones
Classifying Screens
SU01
408-PP-01 (A&B)/02 (A&B)
SU05
Primary Roughers (70m³)
CRP Return
CRP
Surge Tank
418-PP-001/002
SU02
440-PP-02/03
Primary Re-Cleaners (20m³)
Primary Cleaners (50m³)
Column Flotation Cells
Retrofit Concentrate Thickener & Larox Thickener
Final Conc
TK13
TK29
TK30
TK28
440-PP-41 (A,B&C)/42 (A,B&C)
440-PP-104/105
440-PP-100/101
440-PP-98/99
TK01
TK07
TK08
TK05
TK06
SU06
440-PP-20/21
440-PP-18/19
440-PP-24/25
440-PP-26/27
440-PP-06/07
Final Tails
UG2 Final Tailings Thickener
Linear Screen
Densifier Cyclones
SU08
SU07
Stg 2 Cyclones
Isa Mill
Isa Mills
ISA Mill Cyclones
418-PP-006
418-PP-008
Secondary Mill
TK04
418-PP-010/011
408-PP-11/12
Secondary Roughers (130 m³)
SU04
440-PP-09/10
TK03
440-PP-11/12
440-PP-13/14
Secondary Re-Cleaners (20m³)
Secondary Cleaners (50m³)
TK11
TK12
SU10
440-PP-39/40
TK09
440-PP-29/30
TK10
440-PP-31/32
SU09

Table 51: Waterval UG2 Concentrator Production Forecast and Operational Data

Parameter	Actual				Budget							
	C2018	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	4,861	5,372	4,608	4,865	5,616	5,517	5,619	5,563	5,024	4,817	4,372	3,887
Head Grade (g/t)	3.16	3.25	3.21	3.14	3.19	3.24	3.30	3.39	3.58	3.69	3.72	3.84
Concentrate Produced (kt)	84	62	6	74	84	83	84	83	75	72	65	58
4E Recovery (%)	83.9%	82.0%	84.7%	87.0%	85.3%	85.4%	85.3%	85.0%	84.9%	84.8%	84.6%	84.5%
4E Metal Produced (koz)	414	460	403	427	491	491	508	516	491	484	443	406
Parameter	**Budget**											
	C2030	C2031	C2032	C2033	C2034	C2035	C2036	C2037	C2038	C2039	C2040	
Total Feed (kt)	3,462	3,411	3,268	3,288	3,316	3,325	3,382	3,353	3,196	3,063	2,882	
Head Grade (g/t)	3.97	3.98	3.98	3.97	4.00	4.04	4.04	4.05	4.04	4.01	3.97	
Concentrate Produced (kt)	52	51	49	49	50	50	51	50	48	46	43	
4E Recovery (%)	84.4%	84.3%	84.3%	84.2%	84.2%	84.3%	84.3%	84.2%	84.3%	84.2%	84.2%	
4E Metal Produced (koz)	373	368	353	353	359	364	370	367	349	332	310	

Figure 58: Waterval UG2 Concentrator Throughput Forecast



6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Feed (tons)
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
Concentrate (tons)
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 59: Waterval UG2 Concentrator Production and Recovery Forecast



600,000
500,000
400,000
300,000
200,000
100,000
0
4E Ounces (ozt)
88%
87%
86%
85%
84%
83%
82%
81%
80%
79%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

14.1.2 Waterval Retrofit Concentrator

The Waterval Retrofit concentrator consists of two sets of 310 ktpm mainstream modules operating in parallel to give a combined plant nameplate capacity of 620 ktpm. Note! The Primary mill, Rougher and Scavenger floatation circuit of Module 2 are not in operation due to limited ore reserves. The Regrind mills of Module 2 is utilized for processing of E-Feed material. It should also be noted that the average throughput in Module 1 is also limited (avg. 90 to 130kt per month) due to limited ore reserves. The Waterval Retrofit concentrator was retrofitted from the Waterval Merensky Concentrator, the oldest of the Waterval Concentrators.

The plant consists of two MF2 modules in parallel with shared cleaner flotation banks.

The process plant comprises the following main circuits:

- Ore receiving
- Crushing and screening
- Milling
- Flotation
- Concentrate
- Tailings.

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UG2 and Merensky RoM ore is received into a 2,000t bin and fed to the primary crushing section. The crushed ore is fed to four mill feed silos. Each module has two dedicated feed silos. The milling plant for each module has a dedicated Primary and Secondary mill circuit. Note! As part of a business decision, MIG mills are not in use. Tailings material can also be received from the Tailings storage facilities (TSF) and treated in each of the modules.

The crushed product is milled and floated in an MF2 configured circuit. Two primary mills (one per module) are operated in a closed circuit. Woodchip removal cyclones are installed ahead of the classification screens. Figure 60 shows the process flow.

The cyclone overflow material, after woodchip removal, and cyclone underflow reports to a classifying screen. Screen underflow reports to the primary flotation circuit whilst screen overflow is returned to the Primary mill.

In the Primary flotation circuit, the floated material reports as a primary concentrate and is fed for further upgrading in cleaning and re-cleaning stages. A number of processing options are available for the concentrate produced.

The tails from the Primary rougher cells are pumped to the Secondary milling circuit, each consisting of two secondary and two MIG mills (MIG's not in use) for further finer grinding, with this product reporting to the Primary scavenger cells and the subsequent product going to the Secondary scavenger cells.

The low-grade tails from the secondary scavenger circuit are pumped to the Final tails thickener and water reticulation area (Area 250) where the material are cycloned and thickened before being transferred to the TSF.

Final flotation concentrates from the {Primary, secondary and tertiary recleaner circuits is fed to two final concentrate thickeners. The responsibility for concentrate extraction and filtration currently resides with the Waterval Smelter.

The concentrator shares multiple services including potable water, process water, fire water, tailings disposal, electrical and motor control buckets with the Waterval Smelter which is owned by Anglo American Platinum. All of these services need to be separated or a service agreement reached before the plants can be operated as standalone units.

Agreements have been established for shared services. Process, Gland seal (GSW) as well as the Fire hydrant water systems have been successfully separated. Tailings disposal is still integrated and will continue until further notice.

The recent history and budget operational parameters for the UG2 concentrator are presented in Table 52, Figure 61 and Figure 62. The C2018, C2019, 2020 and C2021 data presented reflect the actual annual performance whilst the C2022 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

146

Figure 60: The Schematic Process Flow Diagram for Waterval Retrofit Concentrator


WATERVAL CONCENTRATOR
PROCESS FLOW DIAGRAM
Solid Lines
Current Process Flow
Dashed Lines
Optional Process Flow
FINAL TAILS
FT203-206
FT100-101 or 101-102
FT200-201 or 201-202
Cells to Final Concentrate
Current Process Flow

Table 52: Waterval Retrofit Concentrator Production Forecast and Operational Data

Parameter	Actual				Budget							
	C2018	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	3,844	1,624	797	1,476	1,548	1,526	1,416	1,172	894	637	440	307
Head Grade (g/t)	3.12	4.25	4.46	4.33	4.40	4.44	4.36	4.54	4.74	5.05	5.00	4.76
Concentrate Produced (kt)	85	49	23	42	46	46	42	35	27	19	13	9
4E Recovery (%)	79%	84%	88%	86%	86%	86%	86%	86%	86%	87%	87%	87%
4E Metal Produced (koz)	306	187	100	177	188	187	170	147	118	90	62	41
Parameter	**Budget**											
	C2030	C2031	C2032	C2033								
Total Feed (kt)	154	104	93	92								
Head Grade (g/t)	4.91	5.08	4.95	4.73								
Concentrate Produced (kt)	5	3	3	3								
4E Recovery (%)	87%	87%	87%	87%								
4E Metal Produced (koz)	21	15	13	12								

Figure 61: Watervaal Retrofit Concentrator Throughput Forecast


Feed (tons)
Concentrate(tons)
4,500,000
4,000,000
3,500,000
3,000,000
2,500,000
2,000,000
1,500,000
1,000,000
500,000
0
90,000
80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 62: Watervaal Retrofit Concentrator Production and Recovery Forecast



4E Ounces (ozt)
350,000
300,000
250,000
200,000
150,000
100,000
50,000
0
4E Recovery
90%
88%
86%
84%
82%
80%
78%
76%
74%
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

14.1.3 Western Limb Tailings Retreatment Plant (WLTR Plant)

The WLTR plant has 450 ktpm original name plate capacity (Figure 63). Tailings are re-mined from the Klipfontein TSF; the mined tailings then report to an adjacent re-mining plant and is then pumped to WLTR plant for reprocessing.

The process plant is divided into the following main circuits, namely:

- Feed receiving
- Milling
- Flotation
- Concentrate
- Final tailings

Feed from the Klipfontein re-mining plant is fed to the WLTR plant thickener and pumped to the cyclone cluster for desliming. Milled product is combined with deslimed cyclone overflow and fed to a cyclone cluster for classification. Cyclone underflow is returned to the mill with the overflow fed to the primary flotation circuit.

In primary flotation, the floated material reports as primary high-grade concentrate and is fed to flotation cells for further upgrading. An intermediate grade concentrate is upgraded in further cleaning stages. The tails from the primary rougher cells are pumped to the final tailings thickener before being pumped to the TSF.

149

Concentrate from the primary flotation circuit together with tailings from the cleaner flotation cells are further processed in the ultra-fine grinding (UFG) milling circuit.

Flotation concentrate from the various circuits is fed to the final concentrate thickener prior to being filtered and trucked to the Waterval Smelter.

The recent history and budget operational parameters for the UG2 concentrator are presented in Table 53, Figure 61 and Figure 62. The C2018, C2019, 2020 and C2021 data presented reflect the actual annual performance whilst the C2022 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

Figure 63: The Schematic Process Flow Diagram for Western Limb Tailings Recovery Plant



WLTR CONCENTRATOR PROCESS FLOW,
REAGENTS AND GRINDING MEDIA RECIPE
from Klipfontein Remining Site
Recipe authorised on 26 May 11 by:
Reagent Supervisor:
Met Tech Eng:
Metallurgist:
Day Shift Leader:
Conc Manager:
14g/t Flomin 923
Density Control Thickener
97g/t KU9
20g/t Flomin F660
60 g/t pellet SIBX
40g/t CuSO4
40g/t pellet SIBX
16g/t Flomin F660
60g/t pellet SIBX
600g/t 30mm
Primary Ball Mill
Roughers
6g/t Flomin 923
Cleaner Feed Thickener
FPE Cells
12g/t Flomin 923
Final Tailings Thickener
Final Tailings to Hoedspruit Slimes Dam
15g/t Ceramic Media
Isa Mill Surge Tank
Isa Mill
Isa feed sump
Isa discharge sump
10g/t KU9
15g/t pellet SIBX
4g/t Flomin F660
PreCleaner
7.5g/t KU9
ReCleaners
5g/t KU9
Cleaners
7.5g/t KU9
5g/t KU9
UltraFines Circuit
ReCleaner
Cleaners
Roughers
NB:
ALL CONSUMPTIONS BASED ON FRESH FEED TO THE PLANT
bypass lines
manual sampling point
auto sampling point
3g/t Flomin 923
Final Concentrate Thickener
Filter feed Tank
Larox Filter
18% H2O Filter Cake
Final Concentrate to Waterval Smelter

150

Table 53: Western Limb Tailings Retreatment Plant Production Forecast and Operational Data

Parameter	Actual				Budget							
	C2018	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	4,162	4,384	5,054	5,712	5,400,	5,400	5,400	5,400	4,500			
Head Grade (g/t)	1.24	1.16	1.01	1.09	1.04	1.07	1.07	1.07	1.07			
Concentrate Produced (kt)	51	32	25	31	27	27	27	27	22			
4E Recovery (%)	35.0%	32.6%	34.8%	33.9%	30.5%	30.5%	30.5%	30.5%	30.5%			
4E Metal Produced (koz)	58	53	57	68	55	57	57	57	47			

Figure 64: Western Limb Tailings Retreatment Plant Throughput Forecast



6,000,000
5,000,000
4,000,000
3,000,000
2,000,000
1,000,000
0
Feed (tons)
60,000
50,000
40,000
30,000
20,000
10,000
0
Concentrate (tons)
FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

151

Figure 65: Western Limb Tailings Retreatment Plant Production and Recovery Forecast



80,000
70,000
60,000
50,000
40,000
30,000
20,000
10,000
0
4E Ounces (ozt)
36%
35%
34%
33%
32%
31%
30%
29%
28%
4E Recovery
FY2018
FY2019
FY2020
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026
FY2027
FY2028
FY2029
FY2030
FY2031
FY2032
FY2033
FY2034
FY2035
FY2036
FY2037
FY2038
FY2039
FY2040
Ounces 4E Produced
% 4E Recovery

14.1.4 Chrome Retreatment Plant (CRP)

The CRP treats Waterval UG2's primary rougher flotation tails in order to recover a saleable chromite concentrate. This plant has two modules each with the capacity to treat 220 ktpm tonnes of UG2 tailings (440 ktpm total capacity). Two product streams are realised from the CRP, these being chemical grade Cr_2O_3 greater than 43% with SiO_2 less than 1% and metallurgical grade Cr_2O_3 greater than 40.5% with SiO_2 less than 4%.

The CRP is operated and maintained by Chrome Tech Holdings (Pty) Limited on behalf of Sibanye-Stillwater. The costs and revenues allocated to this operation are inputs into the financial model.

Historically, CRP treated the UG2 final tail product. The CRP plant underwent an upgrade during 2016 whereby the UG2 Primary rougher flotation tails were rerouted to CRP for chromite extraction prior to Secondary milling and flotation circuit. As a result, the feed to the CRP has coarsened and the chromite head feed grade has increased. The reduction in downstream mill regrinds feed tonnage with a lower chromite contact resulted in improved liberation coupled with an increase in Secondary flotation residence times and lower percentage chrome in the Final Concentrate of Waterval UG2 Concentrator.

The equipment in all plants is in good operating condition and well maintained by experienced staff in accordance with Sibanye-Stillwater's maintenance procedures. Planned maintenance is conducted monthly during which all sections and equipment are inspected, evaluated and maintained.

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14.1.5 Platinum Mile Concentrator (PMR)

The PMR plant has 900 ktpm original nameplate capacity. Tailings are fresh arisings from UG2 Plant and Retrofit Plant Tailings (Figure 66). Additionally, tailings are re-mined from the E/W TSF; and are then pumped to the PMR plant for reprocessing.

The process plant is divided into the following main circuits, namely:

- Feed receiving
- Milling
- Flotation
- Concentrate
- Final tailings

UG2 and Retrofit tailings feed is pumped into the plant on separate circuits. Retrofit tailings are eventually combined with E/W TSF-feed material. Feed from the West Feed re-mining is fed to the PMR through a regrind process at Retrofit Plant and pumped to the PMR.

In the primary flotation circuit, the floated material reports as primary high-grade concentrate and is fed to the flotation cells for further upgrading. An intermediate grade concentrate is upgraded in further cleaning stages. The tails from the primary rougher cells are pumped to the final tailings thickener before being pumped to the TSF.

Flotation concentrate from the various circuits is fed to the final concentrate thickener prior to being filtered and trucked to the Waterval Smelter.

The recent history and budget operational parameters for the UG2 concentrator are presented in Table 53, Figure 61 and Figure 62. The C2018, C2019, 2020 and C2021 data presented reflect the actual annual performance whilst the C2022 to C2040 data represents current budget targets. The current operational methods and capacities are adequate. Metallurgical efficiencies projected have also been sustainably obtained historically and are thus reasonable budget targets.

153

Figure 66: The Schematic Process Flow Diagram for Platinum Mile


UG2
Merensky
A Roughers
1
2
3
4
20m thickener
SMD 1
SMD 2
HIF
A cleaners
1
2
3
4
5
6
1
2
A Recleaners
B Roughers
1
2
3
4
B Cleaners
1
2
3
4
B-Recleaners
1
2
Deswik A
Deswik B
Column
Mill 2
Mill 1
Mill 3
E-feed via ball mills
Scavengers
1
2
3
4
12m thickener
Conc thickener
Final product
Discard

Table 54: Platinum Mile Plant Production Forecast and Operational Data

Parameter	Actual				Budget							
	C2018	C2019	C2020	C2021	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029
Total Feed (kt)	7,711	8,035	8,489	10,637	10,886	10,868	10,852	10,564	9,346	4,834	4,254	3,700
Head Grade (g/t)	0.63	0.73	0.77	0.72	0.69	0.70	0.70	0.72	0.73	0.59	0.59	0.61
Concentrate Produced (kt)	9	12	20	17	23	23	23	22	20	10	9	8
4E Recovery (%)	11.2%	10.7%	18.5%	21.4%	16.8%	16.9%	16.8%	16.9%	16.8%	8.9%	8.9%	9.0%
4E Metal Produced (koz)	18	20	39	52	40	41	41	41	37	8	7	67
Parameter	**Budget**											
	C2030	**C2031**	**C2032**	**C2033**								
Total Feed (kt)	3,180	3,086	2,950	2,967								
Head Grade (g/t)	0.64	0.64	0.65	0.64								
Concentrate Produced (kt)	7	6	6	6,230.7								
4E Recovery (%)	9.0%	9.0%	9.0%	9.0%								
4E Metal Produced (koz)	6	6	6	6								

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Figure 67: Platinum Mile Retrofit Concentrator Throughput Forecast



12,000,000
10,000,000
8,000,000
6,000,000
4,000,000
2,000,000
0
Feed (tons)
25,000
20,000
15,000
10,000
5,000
0
Concentrate (tons)
FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040
Concentrator Feed
Concentrator Feed Capacity
Concentrate Produced

Figure 68: Western Limb Tailings Retreatment Plant Production and Recovery Forecast



60,000
50,000
40,000
30,000
20,000
10,000
0
4E Ounces (ozt)
25%
20%
15%
10%
5%
0%
4E Recovery
FY2018 FY2019 FY2020 FY2021 FY2022 FY2023 FY2024 FY2025 FY2026 FY2027 FY2028 FY2029 FY2030 FY2031 FY2032 FY2033 FY2034 FY2035 FY2036 FY2037 FY2038 FY2039 FY2040
Ounces 4E Produced
% 4E Recovery

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14.2 Future Projects

The chrome recovery project using a different technology called Reflux Classification started in 2019. The reflux classifier project has been reviewed for feasibility and optimized to improve the recovery. Instead of receiving a feed from CRP (original design), RCMP receives its feed from the Final tailings thickener of Waterval UG2 Concentrator. The Final tail of RCMP is then returned to the Tailings disposal tank at Waterval UG2.

14.3 Sampling, Analysis, PGM Accounting and Security

Adequate attention is given to sampling and sample preparation with a good accounting procedure in place.

Input tonnage and grades are measured on the primary rougher feed stream and waste is sampled at the tailings thickener feed.

The feed and tails stream samplers (SAMSTAT® samplers), installed at both Waterval UG2 Concentrator and Waterval Retrofit Concentrator, are continuous in-stream samplers. Samples from the continuous samplers are collected over an eight-hour shift. Process control analysis is performed on these samples. The eight-hour shift samples are composited into a single daily sample for metal accounting.

Additional routine samples (for plant control purposes) are taken from the following points:

- Primary Rougher flotation tailings,
- Primary high grade cleaner tailings, and
- Secondary cleaner tailings.

As part of the audit plan, an audit of the Rustenburg Concentrator Evaluation function is performed on an annual basis to evaluate the design and effective operation of equipment, systems and controls, providing management with assurance that the key risks associated with the Evaluation function at the Rustenburg Concentrators are managed to an acceptable level. The audits addressed risks relating to:

- Evaluation management and control
- Mass measurement
- Plant sampling, Sample preparation, Protocols (QA)

Standard approved Rustenburg Concentrators sample preparation procedures and standard sampling procedures for all samples are well maintained. These procedures are adequate and comply with all approved regulations and internal audits.

While security measures are in place at the Rustenburg Operations, operations management is continuing to refine security measures by increasing the level of sophistication where warranted.

14.4 Plant Lock-up

The quantity of clean-up PGMs that can be anticipated on the closure of a concentrator or processing plant is uncertain.

156

14.5 Final Product

The final product for Rustenburg is a concentrate that is smelted and refined by Anglo-American Platinum facilities in Rustenburg on agreed commercial terms. Further details are provided in Section 16.

14.6 Energy

South African power utility Eskom is the main energy supplier to the Rustenburg operation. Grinding mills are the highest consumer of power at the Rustenburg process plants. The Rustenburg section comprises of the Retrofit and UG2 operation. The maximum installed power rating for the UG2 mills is 21.0 MW (there are two mills of 10.5Mw each, utilized for grinding purposes). The maximum installed power for the Retrofit Mills is 17.7MW (Primary mill – 10.5MW, 4 equally sized secondary mills at 1.8MW each). Two of the Retrofit secondary mills (1.8MW each) is utilized for processing of surface tailings material). The average monthly power consumption for UG2 (main grinding mills as well as all auxiliary pumping and float equipment) = ± 19 614 MW while the average monthly consumption for Retrofit (main grinding mills as well as all auxiliary pumping and float equipment) = ± 7 740 MW

14.7 Water

Rustenburg operations receives process water from the Klipgat return water dam. The tailings stream from both the UG2 and Retrofit operations are pumped to Pt Mile scavenger plant. The barren tailings stream after all PGM's have been removed by Pt mile scavenger plant is deposited onto the Paardekraal tailings complex. The tailings complex comprises of three tailings dams i.e. PK4, PK5 and Central. Water is recovered via a penstock decant system from each dam and collected in return water dams (Phase 3 and Phase 4) and pumped to the Klipgat return water dam. Phase 1 return water dam also supplies process water to the Paardekraal return water dams. Rand Water Board supplies potable water to Rustenburg operations for domestic use. The average monthly potable water usage for UG2 = 32ML and for Retrofit = 12.6ML.

14.8 Personnel

The complement for Rustenburg is ± 324 permanent employees. The compliment is broken up in 115 Retrofit employees, 174 UG2 employees and the remaining 35 residing at Central services. The management team is made up of one plant manager (3.1a) and one engineering manager (2.13.1) who is looking after the total footprint. An individual process superintended (2.6.1) is allocated to each plant. The plant manager reports to the VP of the Rustenburg/KDL operations (4.1 appointee). Middle management at Rustenburg is made up of three mechanical foremen (2 – UG2, 1- Retrofit), two Instrumentation foreman (1 per plant), two electrical foreman (1 per plant) and two boilermaker foreman (1 per plant). The operations runs 24 hours with 3 shifts on rotation. Each operation has 5 shift leaders (2.9.2), i.e. 1 per shift and 1 on a dayshift.

14.9 QP Opinion on Processing

The QP is satisfied that the Mineral Processing is appropriate and sufficient to support the LoM and that all material issues have been addressed in this document.

157

15 Infrastructure

15.1 Overview of Infrastructure

Engineering infrastructure at the Rustenburg Operations includes a wide range of operating technology, which varies in age and extent of mechanisation. Figure 69 shows the layout of the mine and the placement of shafts and other surface infrastructure within the mine boundaries.

The infrastructure supporting each mine shaft and the concentrator plants within the Rustenburg Operations include the supply of electrical and emergency power, the supply of water services (including potable, effluent and process water), fuel storage and supply, compressed air supply, workshops, stores, roads, a rail network, various offices, change houses and accommodation facilities.

Underground operations comprise access infrastructure to convey personnel, materials and equipment to and from the working areas and associated services to support mining operations. Horizontal infrastructure includes crosscut haulages, footwall haulage levels and declines/inclines. The infrastructure required for ore flow and services includes ore and waste passes, conveyor belts, rail conveyances, ore bins, loading stations, water dams, pump stations, secondary ventilation, workshops and power, compressed air and water reticulation systems.

Surface infrastructure includes headgears and winding systems, primary ventilation, process facilities, office blocks and training centres, workshops and stores, lamp rooms, change houses and accommodation.

There are also several services and supply centres. These include compressed air supply stations and minor workshops for small repairs to plant and equipment, surface fridge plants and pumping stations.

Notwithstanding the age of the general infrastructure, all surface and underground infrastructure are reasonably maintained and equipped. In conjunction with the planned maintenance programs, including specific remedial action, the QP considers the current infrastructure; pumping; hoisting and logistic capacities to be considered adequate to satisfy the requirements of the LoM plan. Furthermore, the power generation and distribution systems, water sourcing and reticulation systems are appropriate as envisaged in the LoM plan.

Anglo American Platinum owns, operates and maintains the Waterval Smelter, ACP, BMR, PMR and the new Western Limb Distribution Centre (WLDC) and these facilities are excluded from the Rustenburg Operations.

Apart from the PMR, each of the operations being retained by owned and operated by Sibanye-Stillwater has dedicated electrical substation and switchyard infrastructure.

158

Figure 69: Locations of Major Surface Infrastructure at Rustenburg


27°12' E
27°18' E
27°24' E
27°30' E
25°35' S
25°40' S
25°45' S
Khuseleka 2
Khuseleka 1
Thembelani 2
Thembelani 1
Khomanani 2
Khomanani 1
Platinum Mile
Waterval Concentrators
Waterval
Sample Plant
Bathopele
Siphumelele 1
Siphumelele 2
Siphumelele 3
WETRP
Rustenburg
Mining Right (Rustenburg Operations)
Mining Right (Kroondal Operations)
TSF
Shaft (Producing)
Shaft (Non-Producing)
Plant
UG2 Reef Outcrop
Merensky Reef Outcrop
National Roads (N)

15.2 Tailings Storage Facilities

The Waterval complex has seven tailings storage facilities (TSFs) namely: Waterval East, Waterval West, Klipfontein, Hoedspruit, Paardekraal Central, Paardekraal PK4 and Paardekraal PK5.

Rustenburg Operations currently operate two active TSFs namely;

- Paardekraal Complex (Paardekraal Central, Paardekraal PK4 and Paardekraal PK5)
- Hoedspruit.

Retreatment of tailings is underway on Waterval West. Klipfontein was depleted to ground level with the footprint now undergoing open-pit mining. Waterval East was depleted in the fourth quarter of 2021.

159

we are one
Sibanye Stillwater

15.2.1 Paardekraal Tailings Complex

The Paardekraal tailings complex consists of three TSFs; Paardekraal Central, Paardekraal PK4 and Paardekraal PK5 (Table 55). The newest of the three TSFs, PK5, received its first tailings in 2007. It was estimated at the time that the total Rustenburg tailings (tailings material from Waterval UG2 and Retrofit) would increase from 970 ktpm to 1,120 ktpm with the introduction of the Retrofit project in 2007. The increase in the tailings deposition rate was above the acceptable rate of rise that could be accommodated by the Paardekraal Central TSF.

The Waterval concentrator tailings are deposited onto the Paardekraal TSF Complex via the Platinum Mile Concentrator.

Table 55: Paardekraal Central Planned Deposition Strategy

**deposition to be confirmed

Period	Volume (in ktpm)			
	PK Central	PK4	PK5	Total
Jan 2016 – Dec 2025	250	440	160	850
Jan 2026 – Mar 2030	280	410	160	850
Apr 2030 – Apr 2039	340	350	160	850
May 2039 – Nov 2041**	330	330	190	850
December 2040- 2051**	To be planned closer to time of deposition			

15.2.2 Hoedspruit Tailing Complex

The Hoedspruit Tailings Complex was commissioned in 2003 with a footprint area of 598 ha. It caters for the deposition of re-processed tailings from the WLTR plant, re-processed tailings material from other local TSFs and for future TSF requirements when the Paardekraal TSF complex reaches its terminal height in 2030.

The WLTR plant currently re-treats the Waterval West TSF material.

Hoedspruit TSF was originally conceived (and design studies completed) to be double its current size. At the time the WLTR plant was built, had the option existed to lease the adjacent land from the Royal Bafokeng Nation (RBN) and essentially double the size of the Hoedspruit TSF. This option was however not pursued at the time because of costs and "excess to requirement" issues, but this could be revisited if necessary. Hoedspruit TSF's original sizing was based on criteria to impound close to 1 billion tonnes on the Hoedspruit site. This would allow for potential future retreatment of the existing Paardekraal TSFs through the WLTR plant (or other concentrators) and deposit on an extended Hoedspruit footprint.

15.2.3 Waterval East and West TSF

The WLTR plant was constructed to reprocess previously stockpiled tailings residue from the Klipfontein TSF. The Klipfontein TSF is completely remined. Reprocessing of the tailings from Waterval East and West TSFs at the Waterval Retrofit concentrator commenced in August 2015. The remining and reprocessing of Waterval East tailings through Retrofit concentrator was ceased in 2017. Platinum Mile concentrator

160

resumed the remining of Waterval East tailings in February 2020 through the redundant Retrofit regrind mills 3 & 4.

The Waterval East dam TSF was depleted in quarter 4 of 2021. The Waterval East TSF was initially mined using hydropower by Fraser Alexander (contractor) in August 2015 until 2017 due to various operational challenges. Platinum Mile Concentrator constructed and commissioned a load, haul and repulping plant in 2019 and successfully commissioned the plant in February 2020. The process involved screening and repulping of the tails at the Waterval East TSF and pumping the pulp at a controlled density to the redundant regrind mills (3 & 4) at the Retrofit concentrator. After milling the tails through regrind mills 3 & 4 at Retrofit, the tails combined with the fresh ore tails were pumped to Platinum Mile for further reprocessing and recovery of a saleable concentrate. The combined final tails were deposited to the Paardekraal TSF complex.

The WLTR process now derives feed from only the Waterval West TSF. The tailings are mined, loaded and hauled from the West TSF to the Klipfontein slurrying/pumping site. The Waterval West TSF tails are then subjected to hydro-mining. The re-slurried tailings gravitate to a low-lying catchment area, where it is initially screened and then pumped to the WLTR plant. The milled product is fed to a cyclone cluster for classification. Cyclone underflow is returned to the mill with the overflow fed to the primary flotation circuit. In primary flotation, the floated material reports as primary high-grade concentrate and is fed to flotation cells for further upgrading. An intermediate concentrate grade is upgraded in further cleaning stages.

TSFs Composition

The TSFs represent the waste product from the processing of PGM and chrome ores.

The primary economic mineralisation of importance on the TSFs is 4E. By-products to the re-processing of the tailing's material are available chrome and the base metals (Cu, Ni & Zn).

15.2.4 LoM Deposition

There is sufficient capacity to accommodate all tailings from the planned LoM as shown in Table 56.

Table 56: LoM Assessment of Tailings Facilities

Tailings Facility	LoM Deposition (Mt)	Available Capacity (Mt)	Surplus / (Shortfall) (%)	Capital Requirement (ZARm)
Paardekraal - Central (Consolidated PK1, PK2 and PK3)	129	179.7	50.7 39.3%	0
Paardekraal - PK4	15	111.6	96.6 644.0%	0
Paardekraal - PK5	45	110.5	65.5 145.6%	0
Hoedspruit		132.5	132.5 -	0

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Total		534.3		

15.3 Power Supply

Power is supplied to the Rustenburg Operations by Eskom, the local supply utility. The Eskom 400 kV Marang and Trident Main Transmission Stations (MTS) supply power to 12 consumer substations at the Rustenburg Operations. At the consumer substations, the voltage is stepped down to either 6.6 kV or 11 kV and distributed via a combination of cabling and overhead lines to the various onsite consumers Table 57.

Power Distribution and Transmission

The current consumer substation supplies the following major loads:

- Mines,
- surface infrastructure,
- underground infrastructure,
- ventilation and refrigeration,
- air compressors,
- underground mining equipment,
- Concentrators, located close to the substations,
- Central Services infrastructure,
- west 10 air compressors,
- on-mine accommodation and
- workshops and central offices.

Table 57: Installed Power Capacities.

Consumer substation	Actual MD (Jan '17)	Contractual NMD (MVA)	Installed transformers	7 Year peak MVA	Installed capacity for standard supply (MVA)	Total installed capacity for premium supply (MVA)	Forecast Future MD (MVA)
Communition (Retrofit concentrator)	39.	46	3 x 40MVA, 88/11 kV 1 x 20MVA88/1 I kV	692	120	140	0
Plats (Central Logistics)	4.	6	3x 10MVA 88/6.6kV	7.	30	30	4
Paardekrad (6th Point) (Khomonani I &2, Thembelani 1) •	31.	41	4 x 20MVA 88/11 kVA	44.	60	80	38
Incline-Boschfontein (7th Point) (Khuseleko 2) "	24.	31	3 x 20MVA.88/11kV	27.	40	60	21

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Consumer substation	Actual MD (Jan '17)	Contractual NMD (MVA)	Installed transformers	7 Year peak MVA	Installed capacity for standard supply (MVA)	Total installed capacity for premium supply (MVA)	Forecast Future MD (MVA)
Shaft (Townlands) (Khuseleka 1)	20.	24.	3 x 20M VA, 88/6.6kV	22	40	60	25
Turffontein (Siphumelele)	19.	20	2 x 20 MVA, 88/6.6kV 3 x 20MVA 88/11kV	49.	60	100	42
Concentrator (UG2 concentrator)	44.	47	4 x 20MVA 88/11kVA	53.	60	80	42
Compressor (West 10)	11.	15.	4 x (2x5)MVA,88/6.6kV I x 20MVA,88/11kV	22.	40	60	17
RUSTB - Tailings	21.	31.	4 x 20MVA, 88/1lkVA	40.	60	80	21
Frank (Paardekraal 2) Thembelani 2 (New 33kV sub) A	1.	8	2 x 40 MVA, 88/33kV	3.	40	80	1

Emergency Power

Rustenburg Operations have an established emergency procedure in the event of an electrical power interruption, consisting of a prioritised shut down procedure of non-essential activities, in parallel with the start-up procedure for the generator plants to power critical systems including ventilation, dewatering and winders. Emergency ventilation is achieved by diesel-driven fans.

The generating plant consists of six diesel generators producing 3 MW each (installed in 2011) supplying the Khuseleka, Khomanani, Siphumelele and select consumer substations, to ensure the safety and protection of underground mine personnel and equipment. Thembelani Mine is fed from the generators stationed at Khomanani Mine.

The electrical, control and instrumentation works of the old diesel generators were recently upgraded, but it is a concern that mechanical spares may not be available and that it may not be possible to repair these generators, should there be a serious mechanical breakdown. The new set of six generators was commissioned during 2013 and 2014. The units are all in good condition and well maintained as per Sibanye-Stillwater maintenance procedures.

15.4 Bulk Water, Fissure Water and Pumping

See Section 17.5.6 for more information on Bulk Water, Fissure Water and Pumping. No pipeline infrastructure components are material to the Rustenburg operations.

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The situation and susceptibility to flooding vary significantly from one mine to the other. There is always dam over-capacity to cater for surges and pumping systems outages for maintenance, power outage, etc. All pump stations are designed on the "N+1" principle, meaning that there is always at least one standby pump available at all times.

The main risk would be a power outage during the rainy season. To cater for this risk, additional emergency generating capacities were installed in 2010-2011. Rainfall in the Rustenburg area is very variable and occurs mainly as thunderstorms and heavy showers. Flood and drainage systems have been designed accounting for 1 in 100-year 24-hour storm water run-offs.

The Hex River fault runs through the Rustenburg western section resulting in a number of identified aquifers. The deep aquifer system has been significantly modified by the presence of the open mine workings in the mined-out areas on the Merensky Reef, which currently occupy approximately 60% of the lease area, from the surface in the south to a depth of 600-1,200m in the north. The intersection of deep water-bearing fractures in the mine workings provides groundwater discharge points and continuous local dewatering of the deep aquifer.

15.5 Roads

The road network on the Rustenburg Operations consists of paved and unpaved roads, which are primarily used for the transport of personnel and for access to the offices, shafts, plants and infrastructure positioned around the mine site. Rail and port infrastructure are not required as the product is transported by road to the local smelter and refineries and by road or commercial airlines to the end consumer.

15.6 Equipment Maintenance

15.6.1 Surface Workshops

Surface workshops for major repairs were converted to off-site repair facilities operated by third party suppliers in the neighbouring towns. Only minor repairs are done on the shafts.

15.6.2 Underground Workshops

Underground workshops are used for routine maintenance of equipment. All areas are well equipped. Facility configuration depends on the equipment that is being serviced to ensure compliance as per the requirements of the planned maintenance schedules. Areas are well ventilated and illuminated, floor areas are concreted.

15.7 Offices, Housing, Training Facilities, Health Services Etc.

The Rustenburg Operations has central offices at various mines for shared services and offices at the shafts and plants for mine services.

Rustenburg Operations are near several towns and cities where some of the mine personnel live. The mine also provides mine housing and hostels for some of the personnel. Transportation from high density

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areas serving the mine is operated by a third-party, otherwise, all transportation is public services or personal vehicles.

Training facilities through the Sibanye Platinum Academy and central training located in Rustenburg (see adjacent properties Section 20).

Primary Health services are centralised at Rustenburg Operations shared by the Sibanye Platinum Operations.

15.8 QP Opinion on Infrastructure

The QP is satisfied that the infrastructure is appropriate and sufficient to support the LoM and that all material issues have been addressed in this document. There are no other infrastructure components that are material to the Marikana operations.

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16 Market Studies

16.1 Concentrates and Refined Products

The concentrate is treated by way of a Toll Refining and Purchase agreement with Anglo American Platinum Rustenburg. Pt, Pd, Rh and Au are toll refined (i.e., the metal is returned to Rustenburg Operations). Ru, Ir, Ni and Cu contained in the concentrate is sold to Anglo American Platinum Rustenburg.

16.2 Metals Marketing Agreements

Refined 4E metals are returned to Rustenburg under the toll arrangement while the other PGMs and base metals are sold to the 3rd party under the purchase of concentrate arrangement. Approximately 70% of the refined 4E metals returned to Rustenburg are contractually committed to three global customers on medium-term contracts 1-2 years in duration. The remainder of the production is sold into the market on a spot basis to a network of customers around the world.

Contract volumes and prices are agreed with each customer and will depend on various market and customer conditions at the time. No customers are affiliates of Sibanye-Stillwater.

16.3 Markets

16.3.1 Introduction

Information on PGM, including gold, markets is widely available in the public domain. Major refiner and manufacturer of products using PGM, Johnson Matthey regularly publishes market reports. In addition, Sibanye-Stillwater has commissioned an independent PGM market study by its research company, SFA Analytics (SFA(Oxford). This information along with negotiated contracts informs Sibanye-Stillwater's price and sales predictions. Below is an extract on Supply and demand from the SFA Oxford market study, March 2022.

The usefulness of PGMs is determined by their particular chemical and physical properties. Certain of these properties are shared by other materials, but it is the unique combination of properties that makes the PGMs so valuable in their end-markets. The PGMs have high and specific catalytic activity, high thermal resistance, are chemically inert, biocompatible and are hard but malleable for forming into shapes. All the PGMs are constantly subject to risks of substitution from cheaper alternatives, but in most applications their unique properties render them relatively secure. The high cost of PGMs inevitably drives efforts to use lower quantities through thrifting, thereby reducing the loadings in applications.

16.3.2 Demand Summary

The main uses of platinum are as a catalyst for automotive emissions control, in a wide range of jewellery pieces and in industrial catalytic and fabrication applications. Palladium is primarily used as a catalyst in the automotive sector, mainly in gasoline-powered on-road vehicles, but alongside platinum in parts of the light-duty diesel engine after-treatment too. The second main use of palladium is in electrical components, specifically in multi-layer ceramic capacitors (MLCCs), as conductive pastes and in

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electrical plating. Rhodium is used almost solely in the automotive sector, with a small amount used in the glass, chemical and electrical industries.

Table 58 illustrates the PGM demand in 2021.

Table 58: PGM Demand 2021

Platinum Demand	Palladium Demand	Rhodium Demand
• Autocatalysts (primarily for diesel engines • Wide range of jewellery • Many industrial uses	• Autocatalysts (primarily for gasoline engines • Electrical components • Many chemical applications	• Autocatalysts • Chemical catalysts • Glass fabrication • Electrical components



Pt demand: 2021
Medical, 234 koz, 3%
Glass, 479 koz, 7%
Others, 816 koz, 12%
Chemical, 660 koz, 10%
6.7 moz
Auto, 2751 koz, 41%
Jewellery, 1751 koz, 27%
Pd demand: 2021
Jewellery, 215 koz, 2%
Elect., 659 koz, 7%
Chem., 654 koz, 7%
Dental, 183 koz, 2%
Others, 137 koz, 1%
9.5 moz
Auto,
81%
Rh demand: 2021
Chem., 61 koz,
Glass, 18 koz, 2%
Others, 39 koz, 4%
1.1 moz
Auto, 941 koz, 89%

Source: SFA (Oxford). Note: Excludes physical investment products. All statistics and their analyses are accurate as of March 2022.

16.3.3 Supply Summary

The majority of PGM resources are located in Southern Africa Table 59 which accounts for over 80% of global PGM resources (Crowson, 2001 quoted in Cawthorn, 2010).

Russian PGM supply, with the exception of PGMs produced in the Kondyor, Koryak and Urals regions, is mostly generated as a by-product of nickel mining (from Nornickel) and is the world's largest source of palladium. Russia is also the second-largest producer of platinum and rhodium, accounting for approximately 25% of the world's total PGM supply in 2021. Other key platinum mining regions include Zimbabwe's Great Dyke, the Stillwater Complex in the US and the Sudbury Basin in Canada (Table 59).

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Table 59: Platinum Supply 2021

Platinum Supply	Palladium Supply	Rhodium Supply
		

Pt supply: 2021
USA, 150 koz, 2%
Other, 161 koz, 3%
Canada, 215 koz, 3%
Russia, 643 koz, 10%
Zimb., 493 koz, 8%
6.4 moz
S. Africa, 4703 koz, 74%

Pd supply: 2021
USA, 501 koz, 7%
Other, 333 koz, 5%
Canada, 499 koz, 7%
7.1 moz
S. Africa, 2742 koz, 39%
Russia, 2587 koz, 37%
Zimb., 414 koz, 6%

Rh supply: 2021
Canada, 18 koz, 2%
USA, 4 koz, 0.5%
Other, 8 koz, 1%
Russia, 73 koz, 9%
Zimb., 44 koz, 5%
0.8 moz
S. Africa, 666 koz, 82%

Source: SFA (Oxford) All statistics and their analyses are considered accurate as of March 2022.

The near to medium term fundamental outlook for PGMs is robust. As the largest primary producer and recycler of PGMs in the world, Sibanye-Stillwater's investments into the high return, organic growth projects positions us well to support PGM demand driven by increasing social pull and regulatory drive for a cleaner environment. Climate change targets in Europe and other parts of the world have resulted in renewed interest in the hydrogen economy. Longer term production of green hydrogen for industrial use is supportive of demand for both platinum and iridium.

With the medium-term evolution of the automobile drive train from internal combustion engines (ICE) to greener technologies, such as battery electric fuel cell electric and hybrid vehicles Sibanye-Stillwater continue to monitor and evaluate the sector for entry points that meet our strategic objectives.

As our customers' needs change, the opportunity for us to further build on our mining platform and diversify our offering will ensure that we remain preferred suppliers of strategic metals for tomorrow's powertrains.

Figure 70 illustrates the palladium, platinum and rhodium price trends since 2000, expressed as nominal USD/oz.

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169 Figure 70 : Price trends 2000-2021 Source: SFA (Oxford) All statistics and their analyses are accurate as of March 2022. 16.4 Metals Price Determination Sibanye-Stillwater considers multiple trailing averages and forecasting scenarios for the determination of the commodity prices and exchange rates used as modifying factors for estimating Mineral Reserves. Mineral Reserves are estimated before the end of the calendar year. Sibanye-Stillwater uses the Q2 actuals process and forecasts for the remainder of the year to 31 December. The following are the commodities produced at Kroondal, the scenarios considered and the final parameters chosen. Additional comment on Risk is provided in Section 21.1.2. 16.4.1 Exchange Rate The three-year average ZAR/USD exchange rate parameters are given in Table 60. Table 60: Exchange Rates Three Year Average July 2017 to June 2020 30 Months Average January 2018 to June 2020 Forecast to December 2020 Three Year Average January 2018 to December 2020 Mineral Reserve Price ZAR/USD exchange rate 14.29 14.49 17.00 14.92 15.00 16.4.2 Platinum Group Metals Price Deck The three-year average prices for the Platinum Group Metals (PGM) are tabulated below. For the Platinum Group Metals price deck, the QP forecasted the metal prices to the end of 2021 in order to determine a three-year average. The QP has declared PGM Mineral Reserves with the metals process as in Table 61. 0 5,000 10,000 15,000 20,000 25,000 30,000 0 500 1,000 1,500 2,000 2,500 3,000 3,500 2000 2002 2004 2006 2008 2010 2012 2014 2016 2018 2020 $/oz PGM prices Platinum Palladium Rhodium (rhs) 170 Table 61: PGM Deck Price Scenarios Unit Three Year Average July 2017 to June 2021 30 Months Average January 2019 to June 2021 Forecast to December 2021 Three Year Average January 2019 to December 2021 Mineral Resource Price Mineral Reserve Price Platinum USD/oz 959 934 1,125 965 1,500 1,250 Palladium USD/oz 2,164 2,013 2,722 2,132 1,500 1,250 Rhodium USD/oz 12,611 10,658 21,250 12,423 10,000 8,000 Iridium* USD/oz 2,463 2,261 5,725 2,839 3,000 2,500 Ruthenium* USD/oz 290 283 700 353 350 300 Nickel* USD/tonne 15,128 14,567 17,943 15,130 17,500 16,200 Copper* USD/tonne 6,819 6,688 9,612 7,176 10,000 8,950 Cobalt* USD/lb 17 17 21 17 25 22 Chrome* USD/tonne 143 147 153 148 165 150 Gold USD/oz 1,723 1,644 1,806 1,671 1,800 1,659 Basket Price USD/4Eoz 2,310 2,086 3,297 2,288 2,208 1,815 Basket Price R/4Eoz 35,894 31,843 45,847 34,406 33,121 27,228 *Not included in the Basket Price 16.4.3 Comparison to 2019 Prices Table 62 gives the price comparison between the Mineral Reserve prices at 31 December 2020 and 31 December 2021. Table 62: Comparison of Mineral Reserve Prices Current and Previous Year 31-Dec-21 31-Dec-20 Precious metals USD/oz R/oz R/kg USD/oz R/oz R/kg Gold 1659 24,855 800,000 1,500 22,500 720,000 Platinum 1250 18,750 602,826 880 13,200 424,389 Palladium 1250 18,750 602,826 1,600 24,000 771,617 Rhodium 8000 120,000 3,858,084 5,650 84,750 2,724,772 Iridium 2500 37,500 1,205,651 1,450 21,750 699,278 Ruthenium 300 4,500 144,678 260 3,900 125,388 Base metals USD/lb USD/tonne R/tonne USD/lb USD/tonne R/tonne Nickel 7.35 16200 243,000 5.90 13,000 195,000 Copper 4.06 8,950 134,250 2.72 6,000 90,000 Cobalt 22.00 33,069 727,525 15.00 33,069 496,040 Chromium oxide (Cr2O3)2, (42% concentrate)1 0.07 150 2,250 0.07 160 2,400 171 17 Environmental Studies, Permitting, Plans, Negotiations/ Agreements with Local Individuals or Groups 17.1 Social and Community Agreements 17.1.1 Overview- Mine Community Development Rustenburg Operations’ social performance is guided by our socio-economic development agenda, which is aimed at ensuring that the Rustenburg Operations contribute to the upliftment of the communities and environments in which Sibanye-Stillwater operates during and beyond mining activities. Sibanye-Stillwater’s performance will be supported by authentic stakeholder engagement, fit for purpose systems, credible data and capability that aligns with international standards and locally negotiated commitments. Sibanye-Stillwater’s primary objective is to avoid harm to people and the environment, ensuring a stable operating environment in which all our stakeholders within the Company's footprint can derive value during the LoM. Sibanye-Stillwater will endeavour to create equitable engagement capability in host communities to ensure constructive dialogue with our neighbours. The key to responsible mining is protecting the Company's reputation as work continues building the Sibanye-Stillwater brand globally. In line with Sibanye-Stillwater’s approach to creating and sharing value, in 2020/118, Rustenburg operations conducted broad based developed a stakeholder engagement and a socio-economic baseline to understand the socio-economic needs of stakeholders’ perception index to measure and monitor stakeholder perceptions. Initial testing of the index was conducted among selected stakeholder groupings, The index revealed historic perceptions of a culture of non-engagement. Specifically, there was a perceived lack of transparency in procurement processes, environmental issues, care and maintenance, and socio-economic development programs. The same engagement highlighted gaps in the municipality-led Integrated Development Plan (IDP) process, which is meant to determine and prioritize the needs of communities that ultimately inform our social and labour plans (SLPs). There was also an apparent misunderstanding of SLP funding and related responsibilities. Communities expressed frustration, believing that the mines do not respond to their grievances, particularly in relation to Corporate Social Investment (CSI) programs, procurement and employment. To this end, the Company put in place a mechanism to ensure that a formal, proactive and responsive process is in place to deal with stakeholder grievances. The findings support the feedback the Company regularly receives from its engagement partners and therefore engagement and communication have been strengthened to ensure that stakeholders are informed and where applicable engaged and consulted on issues of mutual interest. 17.1.2 Vision Sibanye-Stillwater’s vision is to unlock the potential of communities affected by its operations through economic empowerment, institutional development and creating a local benefit that inspires sustainable living. 172 17.1.3 Communities’ Priorities Rustenburg community priorities are as follows: • Supporting communities to deliver local social economic benefits through economic empowerment and the delivery on the Mining Charter and Social and Labour Plan commitments • Strengthening institutional capacity and unlocking and mobilizing partnerships and resources to resolve collective challenges • Deliver on programs that retain sustainable community benefits and its social impacts that are well understood by all stakeholders • Create shared value beyond compliance • Facilitate integrated spatial development by improving the living conditions and surrounding amenities for our workers. The 3rd generation Social and Labour Plan (SLP) (2021-2025) has been submitted to the DMRE and awaiting approval. The 2nd generation (2016-2020) SLP Social and Labour Plan (SLP) expired in 2020 and the table below provides the list and status of the projects set out in this specific SLP. 17.1.3.1 Projects Progress The SLP projects for Rustenburg operations are listed in Table 63:

Table 63: SLP Projects for Rustenburg (2016-2020)

No	Project Name	Status	Year of Completion
1	Support Learner Development	Completed	2017
2	Supply of Emergency Patient Transport for Maternal and Obstetric Units (2 Ambulances)	Completed	2018
3	ED Support and Linkage: Portable Skills	Completed	2018
4	Boikagong Primary School Renovations	Completed	2019
5	ED Support and Linkage: Ikemeleng Youth	Completed	2020
6	Conversion of Boitekong Dilapidated school into a technical school	Completed	2020
7	Support the Expansion of Health Promotion and Disease Prevention	Completed	2020
8	ED Support and Linkage: SEDA Platinum Incubator	Completed	2020
9	Waterborne Sanitation- Mfidikoe	Completed	2021
10	Improving of Health Infrastructure (Mfidikoe Clinic)	Completed	2021
11	Support To Teacher Development	Completed	2021
12	ED Support- Thekwane Poultry Project	Completed	2021
13	ED Support- Photsaneng Bakery Project	Completed	2021
14	ED Support-Development of Rankelenyane Piggery	Completed	2021
15	Supplemental Learning and Teaching Support Material	Completed	2021
16	School Leadership Development	Completed	2022
17	ED-Support-Development of Boschfontein Sewing Project	Practical Completion	2022
18	ED-Support and Linkages: Phatsima Farming Project	Practical Completion	2022
19	High Mast Lights	Lefaragatlha/Bobuantswa – Practical Completion	2021
		Bokamoso - In progress	2022
20	ED-Support-Development of Boitekong Piggery Project	In Progress	2022
21	Construction of Walkway Bridge between Sunrise Park and Popo Molefe	In Progress	2022
22	Mfidikoe Primary School extension	In Progress	2022
23	Access road to Tlapa	Section 102 awaiting DMRE approval	2022
24	ED-Support and Linkages: Compost Manufacturing	Section 102 awaiting DMRE approval	12/2022

17.2 Human Resources

17.2.1 Introduction

This section includes discussion and comment on the human resources, health and safety related aspects associated with Rustenburg operations. Specifically, information is included on the current organisational structures and operational management, recruitment, training, productivity initiatives and remuneration policies, industrial relations, safety statistics and performance.

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Rustenburg Operations follows the Sibanye-Stillwater Code of Ethics, which is fully compliant with the Sarbanes-Oxley Act of the United States of America. This policy was adopted and communicated to all employees. A Human Rights Policy has also been adopted, which confirms full compliance with all applicable International Labor Organisation Conventions.

17.2.2 Human Resources

17.2.3 Legislation

Rustenburg Operations are committed to promoting Historically Disadvantaged South African's (HDSA) in its management structure by instituting a framework geared toward local recruitment and human resources development(Table 64). Vacancies are primarily filled by candidates from local communities. Where specialist skills are not available locally, they are sourced from outside local communities. The Mine's long-term objective is to have these skills shortages addressed via skills development programs(Table 65 and Table 66). Labour distribution and availability are shown in (Table 67and Table 68).

Various regulatory authorities, in addition to mining and labour codes, govern labour legislation in South Africa. In general, these are well established in conjunction with current operating policies and form the cornerstone of human resource management.

High-level compliance in terms of the following key acts and associated regulations was assessed by the QPs:

- Constitution of the RSA (Act 108 of 1996) (Constitution).
- Mine Health and Safety Act, (Act 29 of 1996) and amendments (MHSA).
- The Occupational Health and Safety Act (85 of 1993) (OHSA).
- Labour Relations Act, 1995 as amended.
- Employment Equity Act, 1998 with specific reference to medical testing and HIV/AIDS.
- Compensation for Occupational Injuries and Diseases Act, 1993.
- Basic Conditions of Employment Act, 1997.
- Employment Equity, 1998 and
- Promotion of Equality and Prevention of Unfair Discrimination Act, 2000.

Table 64: Undertaking and Guidelines

Undertaking	Rustenburg Operations are committed to attaining the 40% HDSAs in management target as set by the DMRE and recognizes that this refers to Management in the D, E and F Patterson bands.
Guidelines	Build capacity within the organisation through Human Resource Department (HRD) initiatives with preference given to individuals from designated groups. These employees to form the pipeline for the Company's talent pool and succession planning.

Table 65: HDSA in Management as at 31 December 2021

Occupational Level/Paterson Band	Prescribed Target	Current			Prescribed % by 2024
		Designated	Non-Designated	% Compliance	
Top Management (Board)*	50%			50.0%	
Senior Management (EXCO)*	50%			38.5%	
Senior Management (Other)*	60%	15	27	36%	60%
Middle Management Levels	70%	12	24	50%	70%
Junior Management Levels	70%	99	83	54%	70%
Total HDSAs in Management(Including Junior Management)		125	140	47%	

*These numbers are reflected in accordance with the Mining Charter requirements and these individuals are not employed by the operation.

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Table 66: Breakdown of Employee Profile as at 31 December 2021

Grade	Occupational Level	Number of Employees
E Band	Senior Management	22
D Band	Professionally Qualified, Experienced Specialists and Middle Management	181
C Band	Skilled Technical, Academic Qualified, Junior Management and Supervisors	2,026
B Band	Semi-Skilled and Discretionary Decision Making	8 ,675
A Band	Unskilled and Defined Decision making	1,348
NG	Learners and Trainees	80
Total Permanent and Temporary Employees		**12,332**
Employee - Temporary		**377**
Contractor Employees		**3,196**
Total Head Count		**15 905**

Table 67: Employee Turnover

Reason	2018	2019	2020	2021
Death	34	65	76	124
Desertion	15	87	37	71
Dismissal	59	194	139	129
Medical board	45	104	75	165
Group Transfer	0	0	0	0
Relocated to Contractor	0	0	0	0
Resignation	155	274	260	324
Retirement	58	138	274	180
Retrenchment(VSP & MSP)	72	30	0	0
Grand Total	**446**	**892**	**864**	**993**

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Table 68: Labour Unavailability and Absenteeism

Description	2018	2019	2020	2021
Mine accident	0,2%	0,3%	0,2%	0,3%
Sick	5,5%	4,8%	3,0%	5,3%
Occupational health	0,0%	0,0%	0,0%	0,0%
Unpaid leave	0,0%	0,0%	0,0%	0,0%
AWOPs	0,6%	0,7%	0,5%	1,4%
Training	1,7%	1,9%	0,8%	1,7%
Leaves	7,6%	7,7%	3,2%	7,3%
Other	0,9%	1,1%	10,0%	1,3%

17.2.4 Human Resource Development (Training)

Sibanye's Human Resources Development (HRD) Model aims to ensure development of requisite skills in respect of learnerships, bursaries (core and critical skills), artisans, Adult Education and Training (AET) (Level I, II, III), AET Level 4/NQF Level 1 and other training initiatives reflective of demographics as defined in the Mining Charter and MPRDA. All efforts in this regard have been aligned with the National Development Plan and the UN Global Goals for Sustainable Development in relation to education, gender equality, reduced inequalities, decent work and economic growth.

- Specific areas of focus in the training and development programmes include: Safe working practice training by means of programmes aligned with the requirements of the National Qualifications Framework.
- Functional literacy and numeracy.
- Interventions aimed at improving the business awareness and teamwork of employees at the lower levels of the organisation in particular.
- Improved middle management skills through the implementation of an internal leadership programme to help fulfil the human resources requirement of the Mining Charter.
- Systems to track and manage, on an integrated basis, employee development and performance.
- Portable skills training.
- Cadet training.
- Safety training
- Mining skills training
- Engineering skills training

17.2.5 Remuneration Policies

Rustenburg operates remuneration and employee benefits policies that recognize labour market conditions, collective bargaining processes, equity and legislation. The provisions of the Sibanye-Stillwater approval framework guide remuneration policies.

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17.2.6 Industrial Relations

Industrial relations are managed at a number of levels and in a number of formalised structures, encompassing the corporate and mining asset domains in accordance with a number of key driving factors. These include the prevailing legislative requirements, regulatory bodies, labour representation, collective bargaining arrangements, operation specific employer-employee agreements, and the quality of labour relations management philosophies and practices.

An Employee Relations/Engagement framework also governs all engagements with organised labour and other stakeholders. The principal strategy elements are to entrench an improved understanding of the business imperatives on the part of labour, appropriate and timeous intervention to pre-empt industrial relations issues and timely delivery by management on its undertakings to labour.

Some 71% of the permanent employees of Rustenburg are paid up members of registered trade unions and associations. Most of these unionised employees are from the lower category employees are represented by the Association of Mining and Construction Workers Union (AMCU). Employees in the skilled and supervisory categories are represented by the United Association of South Africa(UASA). Historically, trade unions with such a power base have exercised a strong influence over social and political reform. The labour legislative framework reflects this by strongly empowering trade unions in the collective bargaining processes. The clear implication is that industrial relations are an area of critical focus for Sibanye-Stillwater.

17.2.7 Employment Equity and Women in Mining (WIM)

The purpose of the Employment Equity Plan is to ensure that a demographically appropriate profile is achieved through the participation of HDSAs in all decision-making positions and core occupational categories at the Operation. In striving to achieve a 40% HDSA composition in the management structure and 10% participation of women in core mining occupations, Sibanye-Stillwater seeks to redress the existing gender and racial disparities. The plan reflects Sibanye-Stillwater's annual progressive targets and embraces the challenge to transform the composition of the Company's workforce and management. This is a business imperative to ensure that we tap into the entire skill base of the South African population. All efforts in this regard have been aligned with the National Development Plan and the UN Global Goals for Sustainable Development in relation to:

- no poverty.
- zero hunger.
- quality education.
- gender equality.
- decent work and economic growth and
- reduced inequalities.

Employment Equity Strategies are aligned to succession planning, development of the Company's talent pool, learner development programs, core and critical skills training programs, career development plans, mentoring and coaching.

The following Sibanye-Stillwater principles guide the way in which Employment Equity is implemented at Rustenburg Operations and to further comply with our Ethics and Human Rights policies:

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- Recognizing historic inequalities, HDSAs and women with recognised potential are afforded special opportunities and additional support to realize their potential.
- To fill each position in the Company with a fully performing individual. Thus, we will not create phantom jobs nor make token appointments.
- Diversity is encouraged in the workplace and any form of racism is not tolerated.
- Some employees in management positions may be involuntarily redeployed to make space for HDSAs and women.
- All employees are developed to ensure that they are fully performing in their current jobs and, where applicable, to prepare them for future opportunities and
- In placing women in jobs, the Company will take cognisance of the special risks to which women of child-bearing age, pregnant and lactating women should not be exposed.

Rustenburg Operations are required to translate the Sibanye-Stillwater company strategy to five (5) year Statutory and action plans that are implementable and measurable. Sibanye-Stillwater is committed to create a workplace in which individuals of ability and competency can develop rewarding careers at all levels regardless of their background, race or gender. Sibanye-Stillwater's employment practices and policies emphasize equal opportunity for all, and aim to identify, develop and reward those employees who demonstrate qualities of individual initiative, enterprise, commitment and competencies. Employment Equity policies also aim to create an inclusive organisational culture in which all employees are valued. The implementation of Employment Equity is overseen by senior management and is at the core of the mine's strategy.

Where appropriate, Employment Equity is implemented in consultation with employee representative bodies. As a key business imperative for Rustenburg Operations, Employment Equity is critical in assisting the Operation (Table 69 and Table 70) to place competent employees in the correct jobs aligned with the Operation's objectives. These are:

- Sibanye-Stillwater is committed to developing its employees to their greatest potential, which will contribute to the achievement of the Operation's objectives,
- Sibanye-Stillwater recognizes the need for continued investment in its employees through training and development, which is demonstrated through training and development opportunities and job placements with a focus on the development of key competencies, career path progression and retention of talent and
- Sibanye-Stillwater has adopted a proactive recruitment, selection and appointment policy, which favours candidates from designated groups. This has assisted the Operation in working toward the achievement of numerical goals of the Operation's Employment Equity Plan.

Table 69: Rustenburg Total Employees – Snapshot Report for the Month December 2021

Occupational Levels	Male				Female				Foreign		Total
	A	C	I	W	A	C	I	W	M	F	
Senior management	6	0	1	11	2	0	0	1	1	0	**22**
Professionally qualified and experienced specialists and mid-management	56	1	1	19	23	0	0	76	4	1	**181**
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	1,132	12	6	316	368	3	1	73	111	4	**2,026**
Semi-skilled and discretionary decision making	5,945	6	1	17	859	0	0	7	1,839	1	**8,675**
Unskilled and defined decision making	724	0	0	9	503	0	0	0	108	4	**1,348**
Non graded	57	0	0	1	17	0	0	0	4	1	**80**
TOTAL PERMANENT	**7,920**	**19**	**9**	**373**	**1,772**	**3**	**1**	**157**	**2,067**	**11**	**12,332**

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Table 70: Rustenburg Total Contractors (excluding Ad-Hoc Contractors)

Occupational Levels	Male				Female				Total
	A	C	I	W	A	C	I	W	
Senior management	7	1	0	26	3	0	0	0	**37**
Professionally qualified and experienced specialists and mid-management	5	0	0	4	3	0	0	0	**12**
Skilled technical and academically qualified workers, junior management, supervisors, foremen, and superintendents	296	11	4	139	56	0	0	13	**519**
Semi-skilled and discretionary decision making	884	0	0	10	103	2	1	13	**1,013**
Unskilled and defined decision making	973	6	0	40	495	2	0	0	**1,516**
TOTAL PERMANENT	**2,165**	**18**	**4**	**219**	**660**	**4**	**1**	**26**	**3,097**

17.3 Health and Safety

17.3.1 Policies and Procedures

Since Sibanye-Stillwater's inception the Rustenburg Operations has formed part of the Health and Safety Strategy and Policy development process, as well as the adoption and implementation thereof. The Safe Production Strategy that was developed as part of an ongoing safety improvement journey takes into account "fit for purpose systems" such as ISO 45001 that was published in 2018. The Sibanye-Stillwater Health and Safety Strategy and Policy are further aligned with the Mine Health and Safety Act, the International Council on Mining and Metals, the World Bank Policies and Guidelines, International Finance Corporation Operational Policies and International Labour Organisation Conventions.

17.3.2 Statistics

Table 71 presents safety statistics for Rustenburg Operations and includes the total number of fatalities, fatality rate and the lost day injury frequency rate (LDIFR) from C2016 to C2021.

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Table 71: Safety Statistics

Safety Statistics	Units	C2016	C2017	C2018	C2019	C2020	C2021
Fatalities	(No.)	4	2	2	4	2	3
Fatality Rate	(per mmhrs)	0.12	0.07	0.05	0.10	0.07	0.10
LDIFR	(per mmhrs)	5.74	4.57	3.83	4.55	4.78	5.11
MHSA Section 54's	(No.)	28	14	17	18	10	15

mmhrs = million man hours worked

17.3.3 Occupational Health and Safety Management

As part of the rollout of the Safe Production Strategy, the management of Critical Controls, Rules of Life, Risk Management as well as management of A Hazards were a key focus area at the operations. The challenges in terms due to COVID-19 are ongoing and are dealt with commendably all at the shafts.

Rustenburg Operations achieved one million million fatality-free shifts on 31 July 2021 prior to the fatalities.

17.3.4 HIV/AIDS

Prevalence of HIV/AIDS at the Sibanye-Stillwater's Rustenburg is currently at around 15% of the workforce. However, impact on sick absenteeism and mortality due to this pandemic is relatively low. This is attributed to the development and implementation of effective and comprehensive HIV/AIDS programme, which includes the following elements:

- Creating a supportive workplace environment, where discrimination is not tolerated to allow employees with HIV/AIDS to remain employed and productive.
- Access to Primary Health Care Clinics and Occupational Health Centres providing voluntary, confidential counselling and testing.
- Aggressive treatment of sexually transmitted diseases, which in turn reduce the risk of HIV infection.
- Prophylaxis and treatment of opportunistic infections related to HIV/AIDS.
- Access to Antiretroviral therapy to help employees with HIV/AIDS to stay healthy and productive.

17.4 Terminal Benefits

The total terminal benefits liability (TBL) for Rustenburg Operations has been determined by consideration of various employee requirements of the LoM profile. This number has been estimated at ZAR 993million and incorporated in the respective final years of the various shafts comprising the LoM plan.

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181 17.5 Environmental Studies 17.5.1 Introduction Anglo American Platinum (AAP) sold their Mines and Concentrators at the Rustenburg Section to SIBANYE RUSTENBURG PLATINUM MINES LIMITED (NW30/5/1/2/2/82 MR) (SRPM). The sale agreement included 82 MR. In order to facilitate the sale agreement, an EMPr consolidation process was undertaken to consolidate all EMPr amendments/addendums into the original 1996 EMPr. The DMRE approved the consolidated document on the 23rd of August 2016. As part of an MPRDA Section 11 ceding process 82 MR and the consolidated EMPr commitments were transferred to SRPM. The DMRE requested the consolidated AAP EMPr be updated to make reference to SRPM as the on-going applicant. The 2016 EMPr is current and represents the alignment to SRPM and will form the overarching environmental authorisation for SRPM Mines and Concentrators at Rustenburg Section. As part of the Sibanye-Stillwater Integrated Compliance, Governance and Risk (ICGR) framework, the Company has embedded a process for improved regulatory risk profile and action plans to address any gaps in the identification of risk, level of adequacy and effectiveness of control measures. This has provided the Environmental and other Departments, e.g. the ESG Department with a much clearer picture of all the legal requirements, its risk exposure and what mitigatory actions (compliance risk management plans) need to be put in place to improve and ensure compliance. The following generic environmental risks have been identified and are applicable to the Rustenburg: Operations: • Third party liability claims as a result of uncontrolled grazing on mine-owned properties. • Non-compliance with applicable environmental legislation. • Uncertainty on the quantum of closure liability for SRPM Operations, pending the proposed amended 2015 Financial Provisioning (FP) Regulations. • Ageing infrastructure and its contribution towards legal non-compliances (environmental). • Increase in illegal activity, sabotage and theft of environmental infrastructure leading to increased frequency and severity of associated environmental non-compliances. • Poor hazardous waste and hydrocarbon management. • Lack of a coherent regional closure strategy, and not being able to clarify SRPM’s role and obligation towards this. • Failure to obtain applicable environmental approvals, timeously as a result of slow responses from Regulators in respect of approving licences and amendments. • Undue reliance on water board/municipal water (with a resultant increase in water costs). • Impacts of water constraints on the production profile of SRPM. • Climate change and global warming. In addition, and from an Environmental, Social and Governance (ESG) perspective, the following key environmental and social legislation, and its associated subsequent amendments, was identified to be applicable, wholly or partially, to the Rustenburg Operations: • Constitution of the RSA, 1996. • The Companies Act, Act 71 of 2008. 182 • King IV Report on Corporate Governance for South Africa 2016 (Institute of Directors in Southern Africa NPC). • Promotion of Administrative Justice Act, Act 3 of 2000. • Protection of Personal Information Act, Act 4 of 2013. • Minerals & Petroleum Resources Development Act (MPRDA), Act No 28 of 2002 and all its Regulations and subsequent Amendments. • National Environmental Management Act (1998). • National Environmental Management: Biodiversity Act, Act No 10 of 2004. • National Environmental Management: Waste Act, 2008. • National Nuclear Regulatory Act, 1999. • National Environmental Management: Air Quality Act (NEM:AQA), Act No 39 of 2005. • National Water Act (NWA), Act No 36 of 1998. • Water Services Act (NWS), Act 108 of 1997. • Labour Relations Act, Act 66 of 1995. • Mineral and Petroleum Resources Royalty Act 28 of 2008. • Hazardous Substances Act, Act No 15 of 1973. • National Heritage Resources Act (NHRA), Act No 25 of 1999. • National Forest Act, Act No 84 of 1998. • National Road Traffic Act, Act 93 of 1996. • Road Transportation Act, Act 74 of 1977. • Fertilizers, Farm Feeds, Agricultural Remedies and Stock Remedies Act, Act No 36 of 1947. • Conservation of Agricultural Resources Act (CARA), Act No 43 of 1983. • National Veld and Forest Fire Act, Act No 101 of 1998. • National Environmental Management: Protected Areas Act, Act 57 of 2003. • Promotion of Access to Information Act, 2000. • Agricultural Pest Act, Act No 36 of 1983. • Skills Development Act, Act 97 of 1998. • Skills Development Levies Act, Act 9 of 1999. • Broad-Based Black Economic Empowerment Act, Act 53 of 2003 and • Employment Equity Act, Act 47 of 2013. An important change in the regulation of mining related environmental activities was that on 8th December 2014, with the launch of the so-called “One Environmental System” (OES), the Minister and thus the newly renamed DMRE became the Competent Authority for environmental issues within the mining industry. The Minister of Environmental Affairs -Department is now referred to as the Department of Environment, Forestry and Fisheries (DEFF) became the appeal authority for mine environmental issues. Since its inception in 2014, the OES has not as yet fully taken off as not all of the relevant Government Departments/Regulators seem to be on-board with the new, stricter approval timeframes and/or other OES requirements which has led to the implementation of OES being, at best, mediocre and at worst, not meeting applicants’ expectations. In November 2015, new Regulations regarding FP were gazetted, with onerous legal obligations around financial provisioning on several closure-related issues. The mining industry has and is in the process of challenging these proposed FP Regulations, with a view to having the most onerous Regulations excluded from any revised FP Regulations. Sibanye-Stillwater has put forward its own challenges in 183 respect of the proposed amended 2015 FP Regulations, either as an interested and affected party, or as a member of the Minerals Council of South Africa. Stakeholder engagement and consultation on the revised FP Regulations is ongoing, and the new revised compliance date for the amended 2015 FP Regulations has been set as 19 June 2022. 17.5.2 Baseline Studies 2021 17.5.2.1 History The Rustenburg Operations began before the current Regulations were in place. Baseline Studies refer to more recent information (last 20 years) and the 2016 EMPr. No impact assessment was undertaken during the compilation of the 2016 report. The Original 1996 EMPr and associated Amendments/Addendums are existing authorisations. Each EMPr Amendment/Addendum process was accompanied by an impact assessment during the compilation of each (commencement year of each varies). The following were considered in the baseline studies (Table 72). Table 72: Baseline Studies Description of the Baseline Environment Geology SA Bushveld Complex and PGM Deposit description Topography General Topographic features Climate Climatic Zone, temperature, Rainfall and wind Soil, Land Use and Land Capability Soil types, Erosion potential of soils, Land use and Capability Hydrology Water management area, Wetlands, Surface water hydrology and water quality, Resource class and river health Geohydrology Aquifer characterisation, Groundwater quality, Hydrocensus Biodiversity Flora, Terrestrial Fauna, Aquatic Fauna, Current Status Air Quality Ambient air quality characterisation Vibration and Noise Comprehensive blasting assessment, A baseline noise survey was undertaken by dBAcoustics as part of the Ventilation Shafts project Archaeology and Cultural Heritage Archaeological and cultural sites assessment 2005 Visual Landscapes Visual character and quality, Sense of Place Socio-Economic Provincial and district overview Land use 17.5.3 Zone of Influence 17.5.3.1 Studies and Methodologies The Zone of Influence of a project (Rustenburg as a whole) is defined as the area within which it has or can have material impacts or can influence impacts due to the establishment and continuation of the project’s activities, products or services. The Zone of Influence is unique to each project and each aspect thereof, is larger than the actual project footprint and can either be positive or negative. 184 The Zone of Influence is determined by evaluating and mapping the following environmental and social components of the project: • Footprint and areas directly adjacent to the infrastructure erected for the project • The areas affected due to the following definition: o Secondary impacts arise from other impacts that are directly due to the development. o Induced impacts are due to unplanned/unintended/secondary activities that are ‘catalysed’ by the project. o Cumulative impacts are results of numerous individual activities, which might not be material on their own, but which can interact or combine to cause material impacts. • These areas can typically be impacted by surface and groundwater abstraction, surface and groundwater usage or discharges, seismicity, air quality, noise, visual and soil impacts, as well as invader vegetation infestation, protected areas destruction, loss of important biodiversity areas, and any other material impacts that may be identified during the Zone of Influence determination • Areas that will be deriving economic benefits from the project like adjacent towns and communities, as well as labour-sending areas and • Surrounding environmental areas that can benefit or be impacted upon by the project. For each environmental aspect, the Zone of Influence is determined independently and displayed on a map. A composite Zone of Influence for the entire project is then eventually determined. For its major environmental aspects (e.g., water discharges and air emissions) and resulting material impacts Rustenburg has extended monitoring programs and management systems in place to ascertain its impact on the environmental and surrounding communities and therefore has a very good understanding of its material impacts on the above-mentioned areas. Management systems and procedures are in place to deal with those identified material impacts. Specialist studies required by environmental authorisations and Environmental Impact Assessments (EIA’s) are further valuable sources of information to determine those areas potentially impacted upon by the project. Future specialist studies should include an update or revision of the Zone of Influence map for each aspect and material impact as well as a combined Zone of Influence per aspect. These are updated at varying frequencies as informed by specialist studies. The determination and display of a composite Zone of Influence that includes environmental, social and economic issues is a complex matter and has not been yet attempted by Rustenburg yet. Current Zone of Influences are provided only for surface water resources as described in the Water Strategy Section of this report. The Rustenburg Operations have not determined the composite Zone of Influence (due to its complexity for a large-scale mining operation), but individual specialist zone of influences have been compiled as part of environmental risk management. Examples: noise, visual, air, surface and groundwater.

185 An attempt will be made in 2022/2023 to determine, map and collate a composite Zone of Influence for Rustenburg that may or may not also include the social Zone of Influence. However it will first be required that the individual specialist studies be updated, these commenced in 2021 and are planned to be completed in 2022. 17.5.3.2 Groundwater The groundwater Zone of Influence represents the following two scenarios: • Secondary Impacts: These are currently defined by the pollution plumes emanating from waste storage facilities, namely the TSFs and Surface Rock Dumps (SRDs); and • Induced and Cumulative Impacts: These are presented by the dewatered areas to allow for mining. A comprehensive update of the groundwater specialist studies was undertaken in 2021 and will be completed in 2022, this will be incorporated into the 2023 TRS. The current groundwater data indicates that the zone of influence from a water quality perspective is largely limited to the source (boreholes located at the TSFs, dirty water dams and waste rock dumps) and plume boreholes (boreholes located within the expected plumes of the TSFs, dirty water dams and waste rock dumps). No dewatering impacts are expected or are highly localised to the shaft areas. Impacts from groundwater contamination may however occur on the adjacent Hex River, Klipfonteinspruit, Klipgatspruit, Paardekraalspruit and a tributary of the Sterkstroom due to the location of the contamination sources within the buffer area, and in some case historical areas of the wetlands. These impacts occur as a result of ground-surface water interactions. Refer to the Surface Water discussion for further information. 17.5.3.3 Surface Water The surface water Zone of Influence is made up of areas influenced by secondary, induced and cumulative impacts. However, the assessment of cumulative and induced impacts still requires further investigation as these impacts may be far-reaching and they become less apparent due the activities of others in the catchment. Alternatively, they may only become apparent in the future dependent on the environmental context, such as the climatic conditions. The Zone of Influence’s represented below consider the secondary impacts that have been evaluated as associated with the current operational area of the mine. Secondary Zone of Influence The watercourses within this section of the Zone of Influence represent activities within the wetlands, drainage lines, rivers and the recommended buffer areas that have the potential or have already caused a change to the ecological function and service provision of the wetlands. An updated and detailed wetland delineation is being undertaken to ascertain an improved zone of influence. Induced and Cumulative Impacts Zone of Influence The Zone of Influence for the induced and cumulative impacts has been determined based on the compliance of the water quality of the surface water bodies. The end of the impact is considered to be 186 the point at which 95% compliance to the Resource Water Quality Objectives (RWQO) has been achieved for the year to date. The use of water quality as a means of determining compliance implies that all potential impacts whether from direct discharges, diffuse seepage and/or groundwater interflows would be assessed against the current applicable standards. The zone of influence is provided in Figure 71 for RPM. The RPM operations are primarily located within the Hex River and its tributaries (Dorpspruit, Klipfonteinspruit, Klipgatspruit and Paardekraalspruit). The Hoedspruit TSF however is associated with the Sterkstroom due to its location within a wetland tributary of the Sterkstroom. The Sterkstroom and Hex River have respective RWQOs. Both systems are influenced by a combination of land and water users and water quality is not solely influenced by the RPM operations, though it does make-up a large portion in the Hex River. The Rustenburg operations also impact on the Sterkstroom. Both downstream endpoints within the Hex River do not satisfy the zone of influence requirements of 95% compliance to the RWQOs, showing less than 50% compliance in 2021 (K118: 47%; K081: 46%). It is notable that the limits are very stringent and considering the intense utilization of the catchment for a diverse mix of land-uses, it is unlikely the catchment can conform to the RWQOs. Sibanye-Stillwater continuously engage the Department of Water and Sanitation in to arrive at realistic, science-and-risk based limits both in the water use licences and the RWQOs. Nevertheless, RPM are implementing several mitigation and restoration measures, including joint task teams with other water users, in order to improve the water quality within the catchment. The impacts expected from the qualities observed will result in eutrophication, salinization and potential toxicity due to exceedances of chronic effect values occasionally for chlorides and acute effect values in terms of ammonia. Sewage inputs are frequently reported from non-mining sources and contribute to the nutrient enrichment. A point further downstream was not selected as the catchment thereafter reaches a confluence with other streams and further water quality impacts. The Sterkstroom shows improved compliance as compared to the Hex River, likely a function of a reduction in the land and water use activities within the catchment. The points directly downstream of the Hoedspruit TSF show 68% (KM S 08) and 67% (KM S 32) compliance. Further downstream this improves to 75% at WP S 21. Mitigation and maintenance measures have been identified as associated with the Hoedspruit TSF to address any potential contributions to the water quality issues from the facility. Eutrophication and toxicity impacts associated with the ammonia content may be expected, however biomonitoring results show the sites associated with KM S 08 are in a moderately modified to near natural state in 2021 (discussed in more detail in the Sibanye-Stillwater Integrated Annual Report Biodiversity Fact Sheet). 187 Figure 71: RPM Surface Water Drainage and Monitoring Points 17.5.3.4 Visual Zone of Influence A Visual Zone of Influence for the Rustenburg Operations has not as yet been developed and will be developed in 2021/2022 given budgetary and time constraints. 17.5.3.5 Noise Zone of Influence A Noise Zone of Influence for the Rustenburg Operations has not as yet been developed and will be developed in 2022. 17.5.4 Climate Change and Greenhouse Gas Emissions, Air Quality Sibanye-Stillwater considers climate change one of the most pressing global environmental challenges of our time. Sibanye-Stillwater recognises the importance of proactively managing its carbon footprint in the global context and is committed to contributing to a global solution through the deployment of responsible strategies and actions. To this effect, Sibanye-Stillwater monitors and reports on its carbon emissions (Table 73). Sibanye uses the Department of Environment Forestry and Fisheries’ Technical Guidelines for monitoring, reporting and verification of greenhouse gas emissions by industry (Version No. TG-2016.1 of April 2017) and the World Resources Institute: Greenhouse Gas Protocol for determining its carbon inventory. Furthermore, Sibanye-Stillwater is committed to contributing to a global solution by deploying responsible strategies and actions in the areas within which the mines operate: 188 • Develop and implement an energy and decarbonisation strategy. • Drive and achieve a carbon-neutral position by 2040. • Drive an absolute reduction of Scope 1, 2 and 3 Greenhouse Gas Emissions (GHG) emissions to achieve a science-based target (Science Based Target Initiative (SBTi) approved) that is required to keep global temperature increases below 2°C compared to pre-industrial temperatures. • Drive and implement initiatives and programmes to assess and understand GHG emissions profile and carbon footprint in order to optimally reduce the mine’s carbon footprint. • Formulate a position on and investigate the feasibility of carbon offsets in line with legislation and other principles that can be used to offset carbon emissions and that has the potential to offset the financial liability imposed by a carbon tax in specific jurisdictions. • Promote awareness and drive initiatives to combat the impact of global warming and climate change. • Deploy effective climate risk management strategies, taking into consideration ESG risks and stakeholder perceptions of risks. • Adhere to the requirements as set out in Sibanye-Stillwater’s policies, position statements and procedures. Table 73: Rustenburg tCO2e Emissions Inventory 2021 Scope of emissions Emissions (tonnes carbon dioxide equivalent – tCO2e) Scope 1: Emissions from direct fuel sources such as petrol and diesel 25,946 Scope 2: Emissions from purchased electricity 315,006 Scope 3: Emissions from other indirect sources such as purchased goods and services 345,104 The South African Government has set out the country’s nationally determined contributions to follow a peak-plateau-decline trajectory, where greenhouse gas emissions peak in 2020 to 2025, plateau for a ten-year period from 2025 to 2035, and decline from 2036 onwards. Notwithstanding this, Sibanye-Stillwater strives to reduce its carbon emissions year-on-year. This is in support of the Intergovernmental Panel on Climate Change prediction that emissions in 2050 need to decrease from 49% to 72% relative to 2010 levels to limit the global average temperature increase to within 2°C. Sibanye-Stillwater set a target in accordance with science-based methodology to reduce its carbon emissions by 27% from its 2010 base year by 2025. A base year is a reference point in the past with which current emissions can be compared. In order to maintain the consistency between data sets, base year emissions need to be recalculated when structural changes occur in the company that change the inventory boundary (such as acquisitions or divestments). Carbon Project The Afrigle System has been implemented at all the shafts in the Rustenburg Operations. The project entails a fuel management system (FMS), installed at all shaft filling stations.

189 The system provides accurate, automatic, electronic records and real-time reporting of fuel usage and eliminates driver intervention, data manipulation, unauthorised refuelling, possible theft and human error, enabling each shaft to understand their usage and better control fuel consumption and their resulting emissions. 17.5.5 Biodiversity Management Since Sibanye-Stillwater took ownership of the Operations, there were no major infrastructure expansions that would have resulted in the loss of key biodiversity areas. Nevertheless, biodiversity management continues in terms of the following initiatives: • Update of Biodiversity Management and Action Plans associated specialist studies with specific focus on alien and invasive plant management; • Wetland delineations and health assessments, including impact assessments where new projects or project changes are planned to occur; • Surface water monitoring in terms quality, quantity and biological taxa composition; and • For any new projects, the Environmental Impact Assessment and Basic Assessment processes are also implemented which incorporate the identification of important biodiversity areas such as wetlands, cave systems and ridges. South African Non-Profit Organisation, the Endangered Wildlife Trust (EWT), has taken the lead in South Africa in developing an international voluntary reporting mechanism, called the Biodiversity Disclosure Project, similar in approach to the Carbon Disclosure Project. Sibanye-Stillwater contributed to the final document, the Biological Diversity Protocol (BDP), and will be aiming to align with the reporting requirements in 2021. and has completed its first assessment of the BDP for its operations and will be reporting on this in the 2021 Annual Integrated Report. The assessment includes hectare equivalency accounts for ecosystems and plots the planned changes over time in order to inform management and mitigation measures to achieve our target of a net gain in biodiversity as based on the ecosystem state at the date at which Sibanye-Stillwater took ownership of Kroondal. The assessment currently focusses on ecosystems and new mechanisms will be investigated in order to effectively assess species population data in a meaningful manner as current assessment measures are considered to be unviable (due to large areas and security considerations) and arbitrary (due to challenges in seasonality, specialist availability and geographical extent). Sibanye-Stillwater developed its first Biological Diversity Procedure that embeds the mitigation hierarchy into all decision-making processes from feasibility to post-mining. It ensures the use of the best practice local science-based methods for monitoring and assessment, the outcomes thereof are then incorporated into option analyses along with consideration of health, safety, engineering, social and economic considerations to arrive at the best practicable and sustainable way forward. Ultimately it aims to enhance avoidance of impacts on sensitive ecosystems and thereafter integrate mitigation, restoration and off-setting to achieve our net gain and no net loss targets as applicable to the sites. Managed by the EWT, the BDP will build the capacity of businesses to manage their biodiversity risks and opportunities and enable them to disclose their biodiversity performance in a standardised and comparable manner. 190 17.5.6 Water Use Strategy Rustenburg Operations are dependent on water to sustain operations. The operations receive water from the following water sources: • Excess underground fissure water, • Potable water purchased from the Rand Water Board and Municipal distribution networks and • Greywater purchased from the Rustenburg Water Service Trust (RWST) in terms of an agreement with Anglo-American Platinum. The context summary of water use at the Rustenburg operations for 2021 is presented in Figure 72. The Rustenburg operations abstracted on average 24.81 Ml/day to process 33,023 tonnes per day. 67% of this was purchased from the Rustenburg Local Municipality, Rustenburg Water Service Trust, and Rand Water Board which supplied mainly from the Vaal River System (VRS). A small portion of the purchased water is supplied from Vaalkop system which forms part of the Crocodile catchment. Figure 72: Rustenburg Water Use Summary 17.5.6.1 Licensing The SRPM WUL, Licence No. 07/A21D/AIJGC/7026 File no 116/2/7/A210/C5 was consolidated with the Bathopele WUL, Licence No. 03/A22H/CI/3706 File no. 16/2/7/A220/C5/C1 that was received on 22 April 2016. The consolidated SRPM WUL, Licence no. 07/A21D/AIJGC/7026 File no. 16/2/7/A210/C5 was received 16 January 2018. The Water Use Licence for SRPM, Licence No. 07/A21D/AIJGC/7026 File no. 16/2/7/A210/C5 requires SRPM to annually update the site’s Integrated Water and Waste Management Plan (IWWMP) and Rehabilitation Strategy and implementation Programme (RSIP) in terms of Condition 12.2 of Appendix V of the WUL. Regular detailed reviews of the WUL are conducted to ensure that the WUL fits the operational requirements. 191 17.5.6.2 Geohydrological Analysis and Pumping The mafic intrusive norite that outcrops over most of the Rustenburg operations is characterised by weathering in the first few meters from surface – usually between zero and 20m deep. Extensive mapping and related geological field work indicate that weathering follows a broad pattern due to regional stresses and deformation with weathered basins mostly orientated in north-west by south-east trending ‘valleys’. The more permeable weathered areas form elongated basins of weathering with un-weathered ridges in between, meaning that preferred flow paths are seldom very long (few tens of meters) in extent. Where no weathering and associated fractures/fissures occur, the norite rock matrix is virtually impervious for groundwater flow. Groundwater flow and mass transport is thus directly dependent on geological structures (open fractures/fissures/joints) and weathering of the mafic intrusive rocks. Although flow and mass transport can be significant within a significantly weathered area, the areas are confined by unweathered, low permeability zones which act as natural containment features. For this reason relatively small volumes of water reports to underground operations through fissures and pumping systems are mainly purposed to recirculate water for production purposes. The systems are adequate to prevent operations from flooding during periods where higher water ingress is experienced and well maintained in accordance with a planned maintenance programme. 17.5.6.3 Discharge All water on the mining operations is kept in a closed water reticulation and therefore no discharges are experienced under normal conditions. Sporadic overtopping of process dams is managed to a minimum to optimise water use and mitigate or eliminate pollution because of polluted water. 17.5.6.4 Usage and Storage The water distribution diagram of the Rustenburg – Kroondal Complex is presented in Figure. There are currently six active WWTW facilities namely the Khuseleka and Municipal WWTW situated in the Paardekraal Complex, the K5 WWTW situated in the Kroondal West Complex, the Waterval WWTW in the Waterval Village area of the Paardekraal Complex and the K1 and K2 WWTW facilities situated in the Kroondal East Complex. Eight active Tailings Storage Facilities (TSFs) receive tailings deposits from the various concentrator plants. Three of these TSFs (PK Central, PK 4 and PK 5) are located in the Paardekraal Complex, three (K1, K150 and K2) are located in the Kroondal East Complex, one (Hoedspruit) in the WLTR Klipfontein Complex section and one (Marikana) in the Klein Marikana Complex. Waterval West and East Tailings Dams in the Paardekraal Complex are not active and only receive rainfall runoff. The Klipfontein Tailings Dam in the WLTR Klipfontein Complex is re-mined and receives recovered tailings from the Waterval East e-feed transported with trucks to the Klipfontein Tailings Dam from where the slurry is pumped to the WLTR Concentrator. Potable water is supplied to various villages and hostels located in the Rustenburg - Kroondal Complex. 192 17.5.6.5 Water Conservation and Water Demand Management Sibanye-Stillwater listed the following strategic objectives as Water Conservation and Water Demand Management focus areas: Objective 1: Demonstrating thought leadership in WCWDM practices; Our WCWDM plan presents a strategy and specific initiatives that aims to drive industry leading performance when it comes to responsible water management practices. Our aim is to align our strategy and initiatives to regional, national and global strategies, where each initiative is implemented after thoroughly considering and aligning to all relevant social, environmental and governance requirements. Objective 2: Drive business sustainability through ensuring availability of water to support safe and productive operations – water security and water independence; Objective 3: Minimise the impact of our operations on water resources; • Achieve this through: • Responsible and efficient use of water; • Minimise uncontrolled and unlicensed discharge of water; and • Minimise pollution of water. Our plan is to improve the recovery of water from large facilities such as Tailings Storage Facilities (TSF’s) and rock dumps. It also consists of monitoring regimes used to identify and minimise water leakages and excessive use. We drive initiatives required to improve water storage and the control of process dams for each operation. Water polluted with fuels, oils, greases, heavy metals, salts and other possible pollutants are not fit for operational or potable use. It is not permitted to discharge water polluted beyond specified limits. Therefor pollution must be kept to a minimum. Our strategy aims to optimise the re-cycling of effluent water. Objective 4: Drive business sustainability through continuous improvement, effective governance and meaningful stakeholder engagement to promote WCWDM; Each initiative in the WCWDM plan carefully considers business sustainability, such as risk and cost, and is evaluated, designed and implemented within defined governance framework and procedures. A comprehensive Legislated Environmental Activity Procedure (LEAP) ensures that affected stakeholders are consulted and considered in the implementation of projects. The aim of Sibanye-Stillwater is to embed a culture of responsible water use among our employees and stakeholders. Objective 5: Drive sustainable mine closure strategies Given the priority of sustainable post mining economies, the management of water resources to benefit the region post-closure is important. Our aim is to implement closure strategies that considers the opportunities and risks associated with water resources available for future communities and economies.

Figure 73: The Schematic Process Flow Diagram for Water Handling at the Rustenburg Operations


Kroondal - Rustenburg Complex - IWBSM (Regional)
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17.5.7 Waste Management

The RPM Operations waste management procedures follow the standards procedures outlined for the SA PGM operations.

Tailings Storage Facilities are described in the Tailings Section 15.2

COVID-19 wastes are handled according to special protocols and are not covered by the general Wastes Management protocols.

All non-mineral wastes are covered by the Environmental PGM Operating Procedure – Waste Management. These wastes include various solid and liquid wastes, medical, chemical and other hazardous wastes. This procedure outlines the applicable legislation and required authorizations, storage and handling procedures, and lines of responsibility for mine residues and non-mineral wastes as classified in the 2015 study by En-Chem Consultants (Baldwin 2015).

Sibanye-Stillwater's strategic stance on waste and waste management is articulated in its Waste Position Statement, approved and published in June 2021. In this Position Statement, our Zero Waste-to-Landfill long-term objective is well articulated, as well as important waste reduction approaches such as Waste Management Hierarchy, the circular economy (in which waste could play a leading role) as well as waste minimisation. Accurate and timeous waste data reporting as well as the setting of relevant and appropriate waste reduction targets, are some of the deliverables for 2022.

17.5.8 Environmental Reporting

17.5.8.1 Audits

In order to ensure continued compliance to the various licences in place for the Rustenburg Operation numerous audits are performed on varying timelines, based on the regulatory, as well as practical management requirements associated with the relevant authorisation. The environmental monitoring reporting requirements and audit frequencies are summarised are summarised in Table 74 below.

Table 74: Environmental Monitoring and Reporting Periods

Authorisation	Frequency of audit
Environmental Audit of the Rustenburg EMPR	Biennial
Internal Audit of the Rustenburg Water Use Licence	Annual
External Audit of the Rustenburg Water Use Licence	Annual

The auditing process is made up of the following basic steps:

- Define audit requirements including scope of audit, implementation deadlines and extent of audit to be performed.

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- A review of the authorisation in question is performed and a list of required information as well as sites to be visited is compiled.
- The list is provided to all parties who are responsible for the various aspects of the authorisation who are given the opportunity to prepare the submissions. Typically, a discussion is held between the auditor and the responsible persons to ensure the requirements are clearly understood by all parties.
- A site inspection is conducted for the areas relevant to the authorisation to be audited.
- The auditor prepares findings based on the submissions made and the site inspection. Typically the findings are classified into compliant, partially compliant and non-compliant. The total compliance percentage is made up of only of compliant category. For items that are considered partially or non-compliant further recommendations for improvement are provided.
- The findings and recommendations for improvement are provided to the relevant responsible persons for review in order to ensure all results are accurate and the recommendations for improvement are realistic.
- The final report is signed-off and submitted to the relevant regulatory authority for their consideration. Simultaneously the action plans based on the recommendations are drafted and executed.

A summary of past environmental compliance audits is presented in Table 75. Audits were conducted by Environmental Legal Services and an independent external auditor.

Table 75: Summary of the Audits for Rustenburg

Authorisation	Date completed	Name of auditor	Qualification of auditors
Rustenburg EMPR	December 2021	Anneline Dreyer	• Environmental Lawyer and qualified Legal Auditor. B.Proc • Legal advisor by Government with experience in the drafting, updating and interpretation of legislation, prior to joining SABS. • Involved in the establishment of the international ISO 14001 standard in South Africa on behalf of the SABS, 1996. • Appointed as the first environmental legal auditor to the SABS's certification body for a period of 3 years. • Private practice as a legal advisor since 1999. • Undertaken intensive legal compliance audits within the industry and mining sectors alike including the auditing of environmental authorisations (EA's), Integrated Water Use Licences, Waste Management Licences as well as performance assessments on approved EMPr's. She has developed and presented in-house legal courses, as well as drafted numerous legal opinions on the implications and interpretation of Legislation. • Over 15 years of experience.
Rustenburg Water Use Licence	December 2021	Ruan Dreyer	• B.Sc. Environmental and Biological Sciences (Geology) from the University of the North West (Potchefstroom) • B.Sc. Honours: Environmental Management from the University of South Africa (UNISA). • SAMTRAC course at NOSA • ISO 14001:2004 Understanding and Implementation course • ISO 14001:2004 Lead Auditors course, SABS

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Authorisation	Date completed	Name of auditor	Qualification of auditors
			• IRCA accredited ISO 14001:2015 Lead auditors course, BSI • ISO 14001:2015 Understanding and Implementation course at the SABS • ISO 9001:2015 requirements course at BSI • Waste Management course at Interwaste, Hazard Identification and Risk Assessment course at HASLAC • Over 10 years' experience in environmental management and Auditing and specializes in Environmental Audits, Waste Management Licence audits, Water Use Licence audits, Waste Assessments and classifications, Environmental Legal Gap analysis's, compliance monitoring to Environmental Authorisations (ROD's) issued in terms of the National Environmental Management Act, EMPr (Mining) Compliance Auditing and implementation of SHE management systems at Diamond Mines, Coal Mines, Gold Mines, Platinum Mines, Limestone Mines, Chemical Industry, Computer Manufacturing Industry, Railway Industry, Bearing Manufacturing Industry, Glass Manufacturing Industry, Construction Industry and Clutch Manufacturing Industry

17.5.8.2 Findings

Findings are discussed in terms of overall compliance with the legislation that pertains to the environment and community. Refer to Table 76 for further details.

Sibanye confirms that, as far as is practicable, the Rustenburg Operations is aware of, and compliant with the legal and other requirements that are applicable to its mining operations.

Table 76: Rustenburg Compliance to Legislation

Authorisation/Approvals	Legislation	Date of Issue & Current Status
Converted Mining Right(s)	MPRDA	February 2007
Environmental Management Programmes (EMPR's) EMPR Amendment report	MPRDA/NEMA	Amendment EMPR for RPM was submitted to the DMR in February 2018.
Water Permit	1956 Water Act	Not applicable
Water Use Licences (WULs) RPM WUL	NWA	2018 16/01/2018
Atmospheric Emissions Licences (AELs)	NEM:AQA	Not applicable
Waste Management Licences (WMLs)	NEM:WMA	2014/03/02 will lapse as norms and standards will be applicable. Application for norms and standards for sorting of waste was submitted in 2021.

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Authorisation/Approvals	Legislation	Date of Issue & Current Status
NEMA Environmental Authorisations (where applicable)	NEMA	Not applicable

The following material risks and action plans (Table 77) have been identified from the 2021 audits conducted for the Operation:

Table 77: Material Risks and Action Plan

Audit	Overall Compliance	Finding / Risk	Action plan
Environmental Audit of the SRPM EMPR	93%	High priority conservation areas are required to be identified with the community and fenced off to protect biodiversity. This is not done and will not be done.	This commitment will be amended as fencing is not practical nor is it socially acceptable not to allow communities to enjoy the biodiversity areas. High priority (sensitive) areas will be identified through the Specialist Delineation Study that has been planned
		Topsoil was not previously stripped and stockpiled as was required by the EMPr. Therefore, there are many topsoil and rehabilitation commitments in the EMPr that the mine does not comply to, currently. There are also several contradictory EMPr commitments and inconsistent requirements.	Amendment of EMPr to ensure uniform management and mitigation measures are provided for topsoil stripping, stockpiling, storing, protection and re-use. EMPr will also be amended for these commitments to refer to "alternative growth medium", as opposed to topsoil (in light of the insufficient topsoil available). Identification of alternative growth medium is still required.
		Areas of soil contamination, resultant from affected water overflow, dust deposition, spillage of tailings and hydrocarbons etc.	Ongoing implementation of GN704 recommendations and additional phases of the Dust Management Plan will reduce the area and frequency of potential soil contamination. Continue with the soil monitoring programme, which is there to investigate possible soil contamination and determine the pollution / contamination risk, which is currently not posing an environmental or health risk.
		Ad-hoc exceedance of dust deposition thresholds and no PM10 monitoring currently in place. There is also no Air Quality Management Plan, although there is a comprehensive dust monitoring programme in place.	Develop an Air Quality Management Plan. Commence with PM10 monitoring and improve on dust control measures implemented at the high-risk areas by continued implementation of the Dust Management Plan
		The rehabilitation commitment in the EMPr is not aligned to the Sibanye-Stillwater	The rehab commitments are required to be amended to clarify that concurrent

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		rehabilitation protocol, resulting in non-compliance to several rehabilitation-related EMPr commitments	rehabilitation does not take place in all available areas, but rather is aligned to the areas identified in the Footprint Reduction Protocol/Program (FRP).
		Not all the annual rehab targets as per the latest Annual Rehabilitation Plans have been reached.	The FRP has been finalised and started, which will allow the mine to reach their rehabilitation objectives.
External Audit of the SRPM Water Use Licence	92%	Annual volume of fissure water abstracted from Thembelani 1, Bathopele and Siphumelele 1 Shafts, exceed the volume authorised in the WUL	Amendment to the abstraction volume limits in the Rustenburg WUL has already been applied for from DWS
		Unauthorised water uses, namely 21(c&i)'s (two roads crossing the Klipgatspruit) and 21(g)'s (Paardekraal Pase 4 SWD, Hoedspruit TSF SWD, three refrigeration ponds).	Amendment to SRPM WUL to include the unauthorised water uses has already been submitted to DWS.
		Construction activities within 100 m of a watercourse (namely building rubble dumped within the riparian zone and construction of additional channel around Paardekraal TSF to contain seepage).	Remove the building rubble dumped in the riparian zone. Apply for GN704 exemption for the additional seepage collection channel.
		Hoedspruit Diversion damaged during heavy rainfall, resulting in erosion.	Repair damage to the diversion and stabilise the embankments.
		Inadequate maintenance of storm water control infrastructure: capacity of several pollution control dams affected due to lack of ongoing maintenance. Several storm water channels partially blocked with silt and debris.	Undertake updated GN704 audit (which has been budgeted for 2022) and implement the recommended actions from the specialist study. Implementation will be ongoing and over a period of years, depending on total cost of construction required. Maintenance of stormwater channels should be included as a job card in PRAGMA
		Mining impacts relative to groundwater quality limits stipulated in the WUL.	Mine Closure Water Studies are currently underway. Phase 1 of the Geohydrological gap analysis assessed the current understanding of the groundwater regime and identified gaps. Phase 2 will consist of detailed studies to address the gaps and update the groundwater monitoring network based on the results of the numerical model to optimise rehab measures.

It is important to note that Rustenburg is an established mining operation that has been in operation in excess of 20 years. As such, while permits and other approvals are in place for the operational phase of the mine, there are no new exploration activities, and thus some of the above requirements may not be applicable to it. In line with the requirements of the ISO 14001: 2015 environmental management system (EMS) standard, SRPM now implements and maintains a comprehensive Legal Register, as well as conducting legal compliance audits at pre-determined intervals. The findings and results of these legal compliance audits will hence be reflected under this section.

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we are one
Sibanye Stillwater

The current approach in terms of legal compliance is embedded in the Company's Compliance & Risk Management (CRMP) processes, managed by a dedicated Compliance Department. The results from the most recent compliance risk profiling session (completed at the company level for FY2019) indicate that the Risk Exposure Values (REVs) for the Company as a whole are higher than the "High-Risk Exposure Threshold" in five of the 23 identified environmental laws/corporate commitments. Particular attention is therefore paid to these aspects through action plans and mitigation measures that would reduce the risk exposure in these areas. As far as is known, there have not been any claims (exceeding over ZAR 1 million) for the Rustenburg Operations.

17.5.8.3 Future Actions

Table 78 shows the future actions and projects for the Kroondal Operations.

Table 78: Future Actions

Project Description	Due Date	Status
Hydrogeological Assessments	March 2022	Complete
Wetland delineation studies	November 2022	In Progress
Desilting of UG2 Concentrator storm water dam in order to maintain compliance to GNR704	December 2021	Complete
Desilting of the Retrofit silt trap and trenches in order to maintain compliance to GNR704.	December 2021	Complete
Desilting of Western Limb Tailings Treatment Plant storm water dams in order to maintain compliance to GNR704.	December 2021	Complete
Implementation of 5-year dust management plan for Paardekraal Tailings Dam	Project Commenced in October 2020. • Year 1 – Complete 2020/2021 • Year 2 – 2022 • Year 3 – 2023 • Year 4 – 2024 • Year 5 – 2025	In Progress
Drilling of scavenger wells for management of ground water contamination and use of water within the operations to supplement purchased potable water.	November 2023	In Progress
Tailings Dam Break Analysis Assessments in order to comply with GISTM Standard Requirements	August 2023	In Progress
Implementation of K2Fly in order to gather environmental and data to support compliance to the GISTM Standard Requirements	August 2023	In Progress
EMPR Amendment	November 2022	In Progress
Water Use Licence amendment	December 2023	In Progress

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17.5.9 Closure Planning and Costs

The implementation of, and adherence to these ESG standards and principles, in addition to the various Position Statements developed, will form an integral part of Sibanye-Stillwater's Environmental Strategy in 2021 and beyond.

The Operations are committed to on-going closure planning. Scheduled and unscheduled mine closure costs are reviewed and updated annually for financial reporting and regulatory compliance.

The National Environmental Management Act (NEMA), pertains to the financial provision for prospecting, exploration and mining and requires that a final rehabilitation, decommission and mine closure plan is developed which includes the determination of financial provision to guarantee the availability of sufficient funds to undertake rehabilitation and remediation of the adverse environmental impacts of mining. An amendment to GNR 1147 (Regulations for Financial Provision for Prospecting, Exploration, Mining and Production Operations,2015) in October 2016, extended the Transitional Arrangements to February 2019 (which was subsequently further extended to February 2020 and again to June 2022). The alignment of these plans and documents to the 2015 FP Regulations is ongoing.

Compliance with the Financial Provisioning Regulations is required within three months from the first financial year-end following June 2022, which is the new promulgated compliance date for the amended FP Regulations. Therefore Sibanye-Stillwater Marikana Operations is required to be compliant by 2023.

In order to ensure that all aspects potentially applicable during the closing of a facility is considered during the quantum assessment, a standard checklist have been provided by the guidelines which was used in compilation of this plan. It is however recognized that all the items will not always be applicable for all the areas, but it was considered in any event to make sure that all possible issues were addressed and assessed.

Closure Components to be considered during the Quantum Assessment are given in Table 79.

In addition, Long Term Care and Maintenance plans as well as Future Monitoring programmes will be established as part of the Closure Plans.

Table 79: Closure Components

Component No.	Description
1	Infrastructural Areas
1.1	Dismantling of processing plant and related structures (including overland conveyers and powerlines)
1.2	Demolition of steel buildings and structures
1.3	Demolition of other buildings and structures
1.4	Rehabilitation of roads and paved surfaces
1.5	Demolition and rehabilitation of railway lines
1.6	Other linear infrastructure
1.7	Disposal of demolition waste

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201 Component No. Description 1.8 Making good of infrastructure 2 Mining Areas 2.1 Opencast rehabilitation, including final voids and ramps 2.2. Sealing of shafts, audits and inclines 2.3 Rehabilitation of stockpiles and processing residues 2.4 Rehabilitation of clean water impoundments 2.5 Rehabilitation of dirty water impoundments 3 General surface rehabilitation 3.1 Infrastructural areas 3.2 Other surface disturbances 4 Runoff Management r 4.1 River diversions and watercourse reinstatement 4.2 Reinstatement of drainage lines 5 P&Gs, Contingencies and additional allowances 6 Pre-site relinquishment monitoring and aftercare 17.5.9.1 Life of Mine Planning and closure Given the long Life of Mine final closure plans have not been fully developed. As Shafts are closed plans are developed near the time of closure depending on the local environmental and community situations. 17.5.9.2 Unscheduled Closure Cost Estimate SRPM total closure liability and associated financial provision is based on unplanned closure, with specific costs allocated to the demolition of mining and associated infrastructure, the rehabilitation of mine-impacted land and post-closure monitoring and maintenance. The mechanisms and methods of the demolition, remediation and rehabilitation processes are described in rehabilitation and final closure plans. However, as far as possible, SRPM will embark on a concurrent rehabilitation programme during the operational phase of the mine. This programme will be completed irrespective of unplanned closure and/or continued operations. A closure cost estimate for an unscheduled closure at the Rustenburg Operations is updated annually, in line with the International Financial Reporting Standards (IFRS) of the International Accounting Standards Board and South African Statements of Generally Accepted Accounting Practice as well as applicable environmental legislation (MPRDA and NEMA) and in accordance with the Draft GN1147. During the 2021 closure costs assessment, an estimate of ZAR 1,218,584,817 has been calculated for unscheduled closure costs for the SRPM Operations, which is made up of the following elements: 202 • Infrastructural and mining aspects – ZAR 1,015,493,251 (83%) • Pre-site Relinquishment Monitoring & Aftercare – ZAR 35,274,626 (3%) • Combined Preliminary & General and Contingencies – ZAR 140,665,761 (12%) • Additional studies & allowances – ZAR 27,151,180 (2%) The closure liability for Rustenburg Operations is provided through a combination of cash in trust and third-party financial guarantees. 17.6 QP Opinion The QP is satisfied that all material issues relating to Environmental, Social and Governance have been considered in Rustenburg’s planning. All relevant issues are being addressed, have plans in place to remedy any deficiencies or have been identified for further consideration. 203 18 Capital and Operating Costs 18.1 Overview The following sections contain summaries of the Capital and Operations cost projections. Projections are compared to the last three years actual figures. Accuracy limits for metal pricing and costs is given in Table 95 in Section 21.1.2. 18.2 Capital Costs Capital expenditure on Table 80 and Table 81 for Rustenburg includes sustaining capital. Ongoing capital expenditure estimates are based on a provision of an approximate 4% of operating cost expenditures for shallow mines, this percentage is based on historical spend, and the current business plan generally are included for the first year of the LoM plan. These amounts cater for expenditures of a capital nature and are considered prudent provisions (contingencies) to maintain the operations infrastructure, given that limited detail is provided beyond the current three-year horizon. 18.3 Operating Costs This section provides details on the forecast operating cost estimates for Rustenburg Operations. 18.3.1 Operating Costs by Activity Table 82 and Table 83 provides details of historical and forecast Operating Costs by activity grouped according to: • Mining costs–underground and surface sources costs, including ore handling costs • Processing costs, including tailings and waste disposal costs and • The cost of maintaining key on mine infrastructure. In addition, Rustenburg has incorporated costs for environmental rehabilitation and closure and costs associated with terminal benefits, which will be payable on cessation of mining activities. No salvage values have been assumed for plants and equipment. The Operating cost are based on the current year’s operational business plan and projected forward using the required production profile taking into account the likely physical changes in the operating parameters over the full period of the LoM plan. 18.3.2 Operating Costs The operating cost for Rustenburg Operations for the Mineral Reserves in the LoM plan is ZAR 1,627/t. The actual operating cost for 2021 was ZAR 957/t for underground and surface combined (Table 82). The five-year forecast average is ZAR 1,111/t. 18.3.3 Surface Sources Costs The Surfaces Sources and purchase of concentrate in the Mineral Resource or LoM plan are included in the total operating cost. 204 18.3.4 Processing Costs The treatment cost for C2022 is estimated at ZAR 235/t milled for both underground and surface material. For LoM, the expected unit costs increase as the production plan decreases. The average over the next five years is ZAR 236/tonne. 18.3.5 Allocated Costs Allocated costs have been forecast at an average of ZAR 1,833million per annum over the next five years. These include costs for rehabilitation, Royalties, Retrenchment cost, Engineering, Occupational Environment and Hygiene, Environmental Management, Health and Safety, and other typical centralised costs (Table 80 to Table 83).

Table 80: Historical and Forecast Capital Expenditure – Current Operations 2022 - 2031

		Historical			Real Forecast										
	Units	C2019	C2020	C2021	LoM	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030	C2031
					Total	1	2	3	4	5	6	7	8	9	10
Sustaining Capital	(ZARm)	326	318	619	5,769	726	375	379	307	260	256	218	221	214	218

Table 81: Historical and Forecast Capital Expenditure – Current Operations 2032 2053

		Real Forecast				
	Units	C2032 -C2036	C2037-C2041	C2042 -C2046	C2047 -C2051	C2050 -C2053
		11-15	16 -20	21 -25	26 -30	31 -32
Sustaining Capital	(ZARm)	1,079	1,008	396	111	0

Table 82: Historical and Forecast Operating Costs 2022 - 2030

		Historical			Real Forecast										
	Units	C2019	C2020	C2021	LoM	C2022	C2023	C2024	C2025	C2026	C2027	C2028	C2029	C2030	C2031
					Total	1	2	3	4	5	6	7	8	9	10
Operating Cost	(ZARm)	10,102	9,704	11,532	202,798	13,717	13,633	13,776	13,535	12,355	11,061	8,536	7,996	6,546	6,600
Tonnes Milled	(Kt)	11,379	10,460	12,053	124,629	12,566	12,446	12,497	12,265	10,508	5,506	4,471	3,956	3,253	3,352
Operating Cost	(ZAR/t)	888	928	957	1,627	1,092	1,095	1,102	1,103	1,176	2,009	1,909	2,021	2,012	1,969

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Table 83: Historical and Forecast Operating Costs 2031 - 2052

		Real Forecast				
	Units	C2032 -C2036	C2037-C2041	C2042 -C2046	C2047 -C2051	C2050 -C2053
		11-15	16 -20	21 -25	26 -30	31 -32
Operating Cost	(ZARm)	32,621	31,828	19,643	10,761	190
Tonnes Milled	(Kt)	16,490	15,939	7,749	3,631	0
Operating Cost	(ZAR/t)	1,978	1,997	2,535	2,964	0

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19 Economic Analysis

19.1 Introduction

The following Section presents a discussion and comment on the economic assessment of the Rustenburg Operations LoM. Specifically, the comment is included on the methodology used to generate the financial models for Rustenburg Operations to establish a base case, including the basis of the techno-economic model, modelling techniques and evaluation results.

19.2 Economic Analysis Approach

Rustenburg Operations can be classified as a Production Property as it has a significant, detailed cost and capital information specific to the geographic and economic locality of its assets. The cash-flow approach is the most appropriate method to use for economic analysis.

19.3 Economic Analysis Basis

The assumptions on which the economic analysis is based include:

- All assumptions are in 31 December 2021 money terms, which is consistent with the Mineral Reserve declaration date
- Royalties on revenue are consistent with relevant South African legislation (0.5 – 12.5% based on formula) (refer to)
- Corporate taxes that can be offset against assessed losses and capital expenditure (refer to Table 84)
- A Real base case Discount Rate of 5% and
- Discounted cash-flow (DCF) techniques applied to post-tax pre-finance cash flows and reported in financial year ending 31 December 2021. Sensitivity analysis was performed to ascertain the effect of discount factors, product prices, total cash costs and capital expenditures. The post-tax pre-finance cash flows presented for the mining asset incorporate the macroeconomic projections set out inTable 85 and Table 86.
- The Technical – Economic Model (TEM) is presented in real terms are based on annual cash-flow projections determined at end-point 31 December 2021

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19.4 TEM Parameters

Table 84 provides details of the parameters applied in the TEM.

Table 84: TEM Parameters

Parameter	Units	Historical
Corporate Tax Rate	(%)	27%
Royalties (based on formula)	(%)	0.5% - 12.5%
Trading Terms		
Debtors	(Days)	3
Creditors	(Days)	45
Stores	(Days)	45
Balance at 31 December 2020		
Debtors	(ZARm)	263
Creditors	(ZARm)	663
Stores - opening balances	(ZARm)	
Unredeemed Capital - 31 December	(ZARm)	
Environmental Closure Liability – 31December	(ZARm)	609
Terminal Benefits Liability Based on LoM	(ZARm)	993
Assessed Losses	(Years)	N/A

Sibanye-Stillwater has indicated that the balances for working capital will be settled at the effective date of the Mineral Reserve declaration, and as such, the opening balances have been set to zero.

The corporate tax rate applied is based on a formula that uses capital expenditure and assessed tax losses. Royalties are calculated using the formula for refined metals [Royalty Payable = 0.5+ (EBIT/Gross Sales)/12.5].

19.5 Technical Economic Model

The technical inputs used to determine the financial parameters for the TEMs are provided in Table 85 to Table 88, as well as an assessment of the financial parameters on a unit cost basis: ZAR/4Eoz.

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209 Table 85: TEM – Mining, Processing, P ’s Sold and Revenue, Cash Costs, Taxation, Capital Expenditure and Free Cash – 2022-2031 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Underground Mining Development (m) 446,815 33,924 31,212 28,936 26,925 24,844 23,661 22,281 21,642 21,391 20,776 ROM (kt) 98,529 7,166 7,046 7,097 6,865 6,008 5,506 4,471 3,956 3,253 3,352 Head Grade (g/t) 3.84 3.45 3.50 3.52 3.59 3.76 3.85 3.74 3.83 3.98 3.98 Recoveries (%) 84.8% 85.5% 85.5% 85.4% 85.3% 85.2% 85.1% 84.7% 84.5% 84.3% 84.3% PGM Ounces (4E0z'000) 10,309 679 678 686 677 618 580 455 412 351 361 Recovered Grade (g/t) 3.25 2.95 2.99 3.01 3.07 3.20 3.28 3.16 3.24 3.35 3.35 Surface ROM (kt) 26,100 5,400 5,400 5,400 5,400 4,500 0 0 0 0 0 Head Grade (g/t) 1.06 1.04 1.07 1.07 1.07 1.07 0 0 0 0 0 Recoveries (%) 30.5% 30.5% 30.5% 30.5% 30.5% 30.5% 0 0 0 0 0 PGM Ounces (4E0z'000) 272 55 57 57 57 47 0 0 0 0 0 Recovered Grade (g/t) 0.32 0.32 0.33 0.33 0.33 0.33 0.00 0.00 0.00 0.00 0.00 Processing Ore Processing (kt) 124,629 12,566 12,446 12,497 12,265 10,508 5,506 4,471 3,956 3,253 3,352 Head Grade (g/t) 3.26 2.42 2.45 2.46 2.48 2.61 3.85 3.74 3.83 3.98 3.98 Recoveries (%) 81.1% 75.3% 75.0% 75.1% 74.9% 75.6% 85.1% 84.7% 84.5% 84.3% 84.3% Recovered Grade (g/t) 2.64 181.8% 183.5% 185.0% 185.9% 196.9% 327.7% 316.3% 324.1% 335.4% 335.3% PGM Produced (4Eoz) 10,581 734 734 743 733 665 580 455 412 351 361 Basket Price Basket Price (R/4Eoz) 28,909 27,230 27,163 27,270 27,387 27,581 28,348 29,692 30,218 30,599 30,562 210 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Revenue 4E Revenue (ZARm) 289,111 18,967 18,921 19,220 19,041 17,388 15,560 12,739 11,743 10,111 10,406 Other Metals (ZARm) 9,504 618 620 630 619 563 497 422 385 324 335 Base Metals (ZARm) 12,635 1,151 1,130 1,140 1,112 986 859 478 419 346 356 Revenue from sales of mining products (ZARm) 311,250 20,736 20,671 20,990 20,771 18,937 16,916 13,640 12,547 10,781 11,098 Operating Cost Direct Operations Cost (ZARm) 201,286 13,717 13,633 13,776 13,535 12,343 10,763 8,516 7,896 6,459 6,600 RBN Royalties (ZARm) 772 156 151 136 134 117 78 0 0 0 0 Terminal benefits costs (ZARm) 993 0 0 0 0 12 265 0 100 0 0 Environmental closure cost (ZARm) 519 0 0 0 0 0 33 20 0 87 0 Royalty payable (ZARm) 1,556 104 103 105 104 95 85 68 63 54 55 Recurring pre-tax income from continuing operations (EBITDA) (ZARm) 106,123 6,759 6,784 6,972 6,998 6,371 5,693 5,036 4,488 4,181 4,442 Taxation (ZARm) 27,219 1,629 1,730 1,780 1,807 1,650 1,468 1,301 1,152 1,071 1,140 Net Income from continuing operations (ZARm) 78,904 5,130 5,054 5,192 5,192 4,721 4,225 3,735 3,336 3,110 3,301 Capital Expenditure (ZARm) 5,769 726 375 379 307 260 256 218 221 214 218 Net Free cash (ZARm) 73,134 4,405 4,679 4,813 4,885 4,460 3,969 3,517 3,115 2,896 3,083 211 Table 86: TEM – ining, Pro essing, P ’s So d nd Re enue, C sh Costs, T x tion, C pit Expenditure nd Free C sh – 2032-2052 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 C2052 - C2053 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 31 - 35 Underground Mining Development (m) 446,815 86,983 57,963 29,494 16,782 0 ROM (kt) 98,529 16,490 15,939 7,749 3,631 0 Head Grade (g/t) 3.84 4.02 4.01 4.05 4.24 0.00 Recoveries (%) 84.8% 84.3% 84.3% 85.0% 85.5% 0.0% PGM Ounces (4E0z'000) 10,309 1,797 1,733 858 424 0 Recovered Grade (g/t) 3.25 3.39 3.38 3.44 3.63 0.00 Surface ROM (kt) 26,100 0 0 0 0 0 Head Grade (g/t) 1.06 0 0 0 0 0 Recoveries (%) 30.5% 0 0 0 0 0 PGM Ounces (4E0z'000) 272 0 0 0 0 0 Recovered Grade (g/t) 0.32 0.00 0.00 0.00 0.00 0.00 Processing Ore Processing (kt) 124,629 16,490 15,939 7,749 3,631 0 Head Grade (g/t) 3.26 4.02 4.01 4.05 4.24 0.00 Recoveries (%) 81.1% 84.3% 84.3% 85.0% 85.5% 0.0% Recovered Grade (g/t) 2.64 338.9% 338.2% 344.4% 362.9% 0.0% PGM Produced (4Eoz) 10,581 1,797 1,733 858 424 0 Basket Price 212 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 C2052 - C2053 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 31 - 35 Basket Price (R/4Eoz) 28,909 30,274 29,956 29,100 27,825 0 Revenue 4E Revenue (ZARm) 289,111 51,278 48,972 23,592 11,173 0 Other Metals (ZARm) 9,504 1,667 1,611 806 407 0 Base Metals (ZARm) 12,635 1,751 1,693 825 388 0 Revenue from sales of mining products (ZARm) 311,250 54,696 52,276 25,223 11,968 0 Operating Cost Direct Operations Cost (ZARm) 201,286 32,621 31,828 19,146 10,452 0 RBN Royalties (ZARm) 772 0 0 0 0 0 Terminal benefits costs (ZARm) 993 0 0 309 309 0 Environmental closure cost (ZARm) 519 0 0 189 0 190 Royalty payable (ZARm) 1,556 273 261 126 60 0 Recurring pre-tax income from continuing operations (EBITDA) (ZARm) 106,123 21,801 20,186 5,454 1,147 (190) Taxation (ZARm) 27,219 5,595 5,178 1,366 352 0 Net Income from continuing operations (ZARm) 78,904 16,206 15,008 4,088 795 (190) Capital Expenditure (ZARm) 5,769 1,079 1,008 396 111 0 Net Free cash (ZARm) 73,134 15,127 14,000 3,692 683 (190)

213 Table 87: TEM – Unit Analysis (ZAR/4Eoz) – 2022-2031 LoM C2022 C2023 C2024 C2025 C2026 C2027 C2028 C2029 C2030 C2031 Units Total 1 2 3 4 5 6 7 8 9 10 Basket Price Basket Price (R/4Eoz) 28,909 27,230 27,163 27,270 27,387 27,581 28,348 29,692 30,218 30,599 30,562 Revenue 4E Revenue (R/4Eoz) 27,324 25,828 25,768 25,863 25,968 26,140 26,825 28,021 28,487 28,825 28,792 Other Metals (R/4Eoz) 898 842 844 847 844 846 858 929 934 924 926 Base Metals (R/4Eoz) 1,194 1,567 1,540 1,534 1,516 1,482 1,482 1,052 1,016 987 986 Revenue from sales of mining products (R/4Eoz) 29,416 28,236 28,152 28,245 28,328 28,469 29,164 30,002 30,437 30,736 30,704 Operating Cost Direct Operations Cost (R/4Eoz) 19,023 18,679 18,566 18,538 18,458 18,556 18,556 18,731 19,156 18,414 18,261 RBN Royalties (R/4Eoz) 73 212 206 184 183 176 134 0 0 0 0 Terminal benefits costs (R/4Eoz) 94 0 0 0 0 17 456 0 242 0 0 Environmental closure cost (R/4Eoz) 49 0 0 0 0 0 57 44 0 249 0 Royalty payable (R/4Eoz) 147 141 141 141 142 142 146 150 152 154 154 Recurring pre-tax income from continuing operations (EBITDA) (R/4Eoz) 10,030 9,204 9,239 9,382 9,545 9,577 9,815 11,077 10,887 11,920 12,290 Taxation (R/4Eoz) 2,572 2,218 2,357 2,395 2,464 2,480 2,531 2,861 2,795 3,054 3,155 Net Income from continuing operations (R/4Eoz) 7,457 6,986 6,882 6,987 7,081 7,097 7,285 8,216 8,092 8,866 9,134 Capital Expenditure (R/4Eoz) 545 988 510 510 419 392 442 480 536 609 604 Net Free cash (R/4Eoz) 6,912 5,998 6,372 6,477 6,662 6,706 6,842 7,736 7,556 8,256 8,530 214 Table 88: TEM – Unit Analysis (ZAR/4Eoz) – 2032-2051 LoM C2032 - C2036 C2037 - C2041 C2042 - C2046 C2047 - C2051 Units Total 11 - 15 16 - 20 21 - 25 26 - 30 Basket Price Basket Price (R/4Eoz) 28,909 30,274 29,956 29,100 27,825 Revenue 4E Revenue (R/4Eoz) 27,324 28,538 28,256 27,499 26,369 Other Metals (R/4Eoz) 898 928 930 939 961 Base Metals (R/4Eoz) 1,194 974 977 961 916 Revenue from sales of mining products (R/4Eoz) 29,416 30,440 30,162 29,399 28,246 Operating Cost Direct Operations Cost (R/4Eoz) 19,023 18,155 18,364 22,317 24,669 RBN Royalties (R/4Eoz) 73 0 0 0 0 Terminal benefits costs (R/4Eoz) 94 0 0 360 729 Environmental closure cost (R/4Eoz) 49 0 0 220 0 Royalty payable (R/4Eoz) 147 152 151 147 141 Recurring pre-tax income from continuing operations (EBITDA) (R/4Eoz) 10,030 12,133 11,647 6,357 2,707 Taxation (R/4Eoz) 2,572 3,114 2,988 1,592 831 Net Income from continuing operations (R/4Eoz) 7,457 9,019 8,659 4,765 1,875 Capital Expenditure (R/4Eoz) 545 601 582 461 263 Net Free cash (R/4Eoz) 6,912 8,419 8,078 4,304 1,612 215 19.6 DCF Analysis The following NPV sensitivities are included in this Section: • NPV’s at a range of discount factors in relation to the Discount Rate of 5% (Real) (Table 89). A range of discount factors from 0% to 10% with their associated NPVs are presented for each case. Rustenburg Operations can be evaluated at different discount factors and the sensitivity to the discount factor. • Twin parameter sensitivities are presented evaluating Revenue against Operating Costs. NPV’s at higher product price levels are shown up to a 20% increase in price, which captures any upside potential. Since markets are inherently volatile, the downside risk is reflected in the 20% decrease in price in increments. The achievability of LoM plans, budgets and forecasts cannot be assured as they are based on economic assumptions, many of which are beyond the control of Rustenburg Operations. Future cash flows and profits derived from such forecasts are inherently uncertain and actual results may be significantly more or less favourable. It is for this reason that QP presents sensitivities for Operating Costs, ranging from -20% to +20%. The most optimistic analysis, which assumes prices have been under-estimated by 20% and Operating Costs over-estimated by 20%, yields an NPV in the top right-hand corner of Table 90. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and Operating Costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of Table 90. • NPV sensitivity to sales revenue and capital expenditure derived from twin parameter sensitivities at the Discount Rate of 5% (Real) (Table 91). Twin parameter sensitivities are presented evaluating Revenue against capital expenditure costs. Capital expenditures are estimates until contracts, which specify the deliverable, are signed by clients. It is for this reason that the QP presents sensitivities for capital costs from -20% to +20%. The most optimistic analysis, which assumes prices have been under-estimated by 20% and capital expenditure costs over- estimated by 20%, yields an NPV in the top right-hand corner of Table 91. Conversely, the most pessimistic analysis, which assumes prices have been over-estimated by 20% and capital expenditure costs under-estimated by 20%, yields an NPV in the bottom left-hand corner of the Table 91. Table 89: NPV (Post-tax) at Various Discount Factors Discount Factor (%) NPV (ZARm) 0.00% 62,296 2.00% 50,668 5.00% 38,827 7.00% 33,341 10.00% 27,374 216 Table 90: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Operating Costs) Post-Tax NPV@5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Total operating cost sensitivity range -20% 34,858 55,392 65,660 75,927 86,195 96,462 116,997 -10% 21,446 41,981 52,249 62,516 72,784 83,051 103,586 -5% 14,741 35,276 45,543 55,810 66,078 76,345 96,880 0% 8,035 28,570 38,837 49,105 59,372 69,640 90,175 5% 1,329 21,864 32,132 42,399 52,667 62,934 83,469 10% (5,376) 15,159 25,426 35,694 45,961 56,228 76,763 20% (18,787) 1,747 12,015 22,282 32,550 42,817 63,352 Table 91: Twin Parameter NPV (Post-tax) Sensitivity at a 5% Discount Rate (Revenue, Capital Expenditure) Post-Tax NPV@5% Revenue Sensitivity Range (ZARm) -20% -10% -5% 0% 5% 10% 20% Capital cost sensitivity range -20% 8,821 29,356 39,623 49,891 60,158 70,426 90,960 -10% 8,428 28,963 39,230 49,498 59,765 70,033 90,568 -5% 8,231 28,766 39,034 49,301 59,569 69,836 90,371 0% 8,035 28,570 38,837 49,105 59,372 69,640 90,175 5% 7,839 28,373 38,641 48,908 59,176 69,443 89,978 10% 7,642 28,177 38,444 48,712 58,979 69,247 89,782 20% 7,249 27,784 38,052 48,319 58,586 68,854 89,389 19.7 Summary Economic Analysis The summary economic analysis of Rustenburg is based on the Cash-Flow Approach. There is no other appropriate method of analysis for this operation. The summary economic evaluation for Kroondal (Table 92) are based on the current business plan of the operation and excludes any impact of Secondary Taxation on Companies and adverse international or local events, impact of that risk is illustrated in Table 80 and Table 81 indicating sensitivity impact as a result of fluctuations in operating cost, capital and metal price sensitivities. The economic model has been undertaken to support the declaration of Mineral Reserves (Table 42)

Table 92: NPV (Post-tax) Relative to ZAR/4Eoz Basket Price at a 5% Discount Rate

Long Term Price (R/4Eoz)	Revenue Sensitivity Range						
	-20%	-10%	-5%	27.228	5%	10%	20%
NPV@ Base case discount Rate	8,035	28,570	38,837	49,105	59,372	69,640	90,175

19.8 QP Opinion

The QP is satisfied that the economic analysis fairly represents the financial status of the operation as at 31 December 2021.

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20 Adjacent Properties

Rustenburg is part of the Western Limb of the Bushveld Complex. Positions of these mines are shown in Figure 2. Below is a list of adjacent mines/operations. Table 93 gives the mine, owner, commodities mined and link to the Company websites. For current information on these properties, the reader should refer to the official websites. Mineralization on the adjacent properties is continuous across all properties however, variations across the deposit occurs and the quantum and grade of the mineralization at these mines may not be indicative of the same at Rustenburg.

The Kroondal and Rustenburg Mines are a single orebody with shared services and infrastructure. ***Data from the Kroondal Operations has been used in the estimation of Mineral Resource and some operations information has been shared in the estimation of the Mineral Reserves***. Refer to Section 21 for details information.

Kroondal and Marikana are owned and operated by the Registrant. There are shared services between these operations and the Kroondal Operations. The QPs for these mines are the same as for the Rustenburg Operations. The QP's have verified the information in the public sources. Impala Mines are operated by a 3rd Party. The QPs have not verified the information in the public sources.

Table 93: Adjacent Mines/Operations

Mine name	Owners	Commodities	Source of information
Impala's Mines	Impala Platinum Holdings Limited	PGM	https://www.implats.co.za/
*Kroondal Operations	Sibanye-Stillwater	PGM	https://www.sibanyestillwater.com/
*Marikana Operations	Sibanye -Stillwater	PGM	https://www.sibanyestillwater.com/

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21 Other Relevant Data and Information

21.1 Risk Analysis

21.1.1 Financial Assessment Accuracy

Table 94 provides details of accuracy limits in the major financial categories. Kroondal does not directly report contingencies for Operating costs but rather provides for this as part of sustaining capital at 4% of Operating cost.

There are no new capital projects and no assessed capital risks.

Table 94: Financial Assessment Accuracy

Risks	Mitigation Measures
Price Risk (Mineral Reserve Risk) - Revenue	-assessed the prices using various sensitivities
	(-10% to +10%)
	- the forecast price considered multiple scenarios
Economic Viability Risk (Mineral Reserve Risk) - Operating Costs	-assessed the Operating Costs using various sensitivities
	(-20% to +20%)
Economic Viability Risk (Mineral Reserve Risk) - Capital Expenditure	-assessed the Capital Expenditure based on 4% of operating costs for sustaining capital and technical studies for new projects
	(-20% to +20%)

21.1.2 Risk to the Mineral Resources and Mineral Reserves

As part of the annual operational planning process, the Rustenburg Operations management team assessed all the major risks that impact the execution of the plan. Sibanye-Stillwater maintains a risk register at the corporate level detailing all significant risks that may impact the operations. The Risk register is updated quarterly.

Risks are listed by the source of the risk, the type of operational risk. Risks are assessed for likelihood of occurrence and severity for inherent risks to assess the unmitigated impact on the operations. The risk is reassessed once reasonable mitigation plans have been applied to give a residual risk using the same scale as for inherent risk. The following major risks have been identified.

21.1.2.1 Mineral Resources

There are no deemed material risks to the Mineral Resource Estimate.

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21.1.2.2 Mineral Reserves

The key operational risks that could impact the Mineral Reserves are listed below.

Commodity prices and exchange rate assumptions

Sibanye-Stillwater has adopted forward-looking price assumptions. Any material deviations from these assumptions could impact the Mineral Reserves, especially at marginal operations. The QPs are of the view that these prices applied to our LoM valuations are realistic considering the external guidance received.

ESG and social unrest

The SA PGM operations are situated in close proximity to large communities with high unemployment rates and low incomes. As such, it is continually at risk to social unrest events. From a social and governance perspective, the Group has implemented appropriate objectives and initiates to address this risk. From an environmental perspective, the area experiences significant pressure on potable and fresh water supply. The adoption of the PGM water stewardship, GHG and footprint reduction during 2022 will enable these operations to meet the requirements defined by our ESG commitments.

Cost escalation

Cost escalation assumptions relating to factors such as wages, utilities like electricity and operational consumables (explosives and steel) are aligned with Group estimates. Continuous improvement initiatives adopted to contain cost escalation are in place to mitigate this risk.

Operational Risk

Operational underperformance and slower than planned production build-up at projects may result in variations between planned and achieved production rates. Short interval controls are in place to enable the implementation of timeous interventions and, therefore, correction of deviations to plans.

21.2 Rustenburg and Kroondal Shared Mining Services

Mineral Resources and Mineral Reserves at the Rustenburg Operations(SRPM) are declared within the NW82MR, whilst for the Kroondal Operations, Resources and Reserves are declared within the NW80MR. These mining rights are held by the different legal entities of SRPM and Anglo American Platinum respectively.

In order to accurately declare Resources and Reserves in line with regulatory requirements and existing mining right boundaries, the Reserves mined at SRPM (within NW82MR) yet accessed through Kroondal infrastructure (by means of deepening decline shafts) are declared at SRPM.

*The Business Plan 22 LoM of the Kroondal Operations is based on the full extraction of Reserve Tonnes and Oz from both the NW80MR and NW82MR for costing and processing purposes (*Table 39 and Table 40*, Section 12, Section*14.1 *and* Table 85 Table 86*, Section 19.4)*

Since the LoM valuation is determined on 100% of the production plan, there is inevitably a difference between what is determined in the LoM and the Mineral Reserves declared for the relevant right holder.

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This approach results in a misalignment between the Tonnes and Oz reflected in the Reserve Statement and the BP22 LoM Tonnes and Oz for both SRPM and Kroondal.

*Individually Tonnes and Oz do not balance between Reserves (31 Dec 2021) and BP22 LoM, however when combined there is full and complete alignment in the numbers (*Table 95*).*

Table 95: Kroondal - Rustenburg Reserves and LOM Balance

Mine	Mineral Reserve* Tonnes (million)	Mineral Reserve *Metal (4E MOzt)	LOM Tonnes(Millions)	LOM Metal (MOzt)
Kroondal	20.8	1.7	41.3	3.528
Rustenburg	169.1	15.5	146.9	13.65
Total	189.1**	17.2	188.2**	17.2

*Proved and Probable Reserves, *Differences due to rounding errors

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22 Interpretation and Conclusions

In considering the valuation as derived herein, a critical factor is the assumption regarding the future projection is the South African Rand (ZAR) exchange rate against the USD. The views expressed in this Technical Report Summary have been based on the fundamental assumption that the required management resources and proactive management skills will be focused on meeting the LoM plans and production targets provided by Rustenburg Operations.

The QP has conducted a comprehensive review and assessment of all material issues likely to influence future operations based on information available up to 31 December 2021.

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23 Recommendations

There are no recommendations for additional work or changes.

223

24 References

24.1 List of Reports and Sources of Information

24.1.1 Publications and Reports

Ballhaus, C.G. 1988. Potholes of the Merensky Reef at Brakspruit Shaft, Rustenburg Platinum Mines: Primary disturbances in the magmatic stratigraphy. *Economic Geology,* vol. 83. p. 1140-1158.

Beukes, J.P and van Zyl, P.G., 2017. Review of Atmospheric SO2 Data Collected with Passive Sampling and Regional Perspective, Atmospheric Chemistry Research Group, North West University, p. 27.

Brown, A., Smith, B., Ross, H., Changara, L., Mugovhani, R., and Gewers, N., 2019, Competent Person's Report on the Material Assets of the Rustenburg Operations including Hoedspruit PGM Projects Situated near Rustenburg, Northwest, South Africa, Sibanye Stillwater, Platinum Division, Mine Technical Services Team, unpubl, p. 257

Carr, H.W., Groves, D.I., and Cawthörne, R.G. 1994. The Importance of synmagmatic deformation in the formation of Merensky Reef potholes in the Bushveld Complex. *Economic Geology,* vol. 89. p. 1398-1410.

Cawthorn, R.G., Eales, H.V., Walraven, F., Uken, R. and Watkeys, M.K., 2006. The Bushveld Complex. In: Geology of South Africa. Edited by M.R. Johnson, C.R. Anhaeusser and R.J. Thomas. Geological Society of South Africa. 261-281.

Cawthorn, R.G., (2010). The Platinum Group Element Deposits of the Bushveld Complex in South Africa, Platinum Metals Rev., 2010, 54, (4) 205doi:10.1595/147106710x520222.
https://www.technology.matthey.com/article/54/4/205-215/#B1

Crowson, P.,(2001) "Minerals Handbook 2000–01: Statistics and Analyses of the World's Minerals Industry", Mining Journal Books Ltd, Edenbridge, Kent, UK. Quoted in Cawthorn 2010.
https://www.technology.matthey.com/article/54/4/205-215/#B1

Cowley, A., Bloxham, L., Brown, S., Cole, L., Fujita, M., Girardot, N., Jiang, J., Raithatha, R., Ryan, M., Shao, E., Tang, B., Wang, A., Xiaoyan, F., 2021. The PGM market report, Johnson-Matthey, https://matthey.com/en/news/2021/pgm-market-report-february-2021

Gruenewaldt, R.,(2017). Air Quality Short Summary Report for Various Scenarios at Lonmin Marikana, Airshed. Midrand March 2017.

Golder Associates, 2021. Determination of the 2021 Closure Costs for the Marikana Platinum Mining Operation, Sibanye-Stillwater Limited, Golder Associates Africa (Pty) Ltd, 21467970-349390-1, p. 39

Krivolutskaya, N.A. (2014) Evolution of Trap Magmatism and Pt-Cu-Ni mineralization in the Noril'sk region. Publishing Association of Scientific Publications KMK, Moscow [in Russian].

McCallum, I.S. (1996) The Stillwater Complex. In *Developments in Petrology*. Elsevier. p.441-483. doi:10.1016/s0167-2894(96)80015-7

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O'Brien. A., and Scheepers, A., 2016. Sibanye Rustenburg Platinum Mines Limited, Environmental Management Programme (NW30/5/1/2/2/82 MR), WSP Parsons Brinckerhoff, unpbl, p453

Potgieter, J.G., 2011. Atmospheric Impact Assessment, Information/Subsections for 2011 EMPR: WPL, Central and EL. Environgaka cc, unpub, p. 57

Reczko, B.F.F., Oberholzer, J.D., Res, M., Erikson, P.G. and Schreiber, U.M. (1995). A re-evaluation of the volcanism of the Palaeoproterozoic Pretoria Group (Kaapvaal craton) and hypothesis on basin development. *Journal of African Earth Sciences* 21, 505-519.

Scoon, R.N. and Mitchell; A.A. The principal geological features of the Mooihoek platiniferous dunite pipe, eastern limb of the Bushveld Complex, and similarities with replaced Merensky Reef at the Amandelbult Mine, South Africa. *South African Journal of Geology* 2011; 114 (1): 15–40.

Smith, D.S, Basson, I.J, Reid, D.L; Normal Reef subfacies of the Merensky Reef at Northam Platinum mine, Zwartklip Facies, Western Bushveld Complex, South Africa. The Canadian Mineralogist 2004; 42 (2): 243–260. doi: https://doi.org/10.2113/gscanmin.42.2.243

Tetteh, M. and Cawood, F., (2014). Mine call factor issues from a surface mine perspective, https://www.ee.co.za/article/mine-call-factor-issues-surface-mine-perspective.html#:~:text=The%20theory%20of%20mine%20call%20factor%20%28MCF%29%20compares, the%20mines%20evaluation%20methods%20expressed%20as%20a%20percentage.

Watson, B.P., Hoffmann, D., and Roberts, D.P. (2021). Investigation of stress in a pothole in the Bushveld Complex: A case study. In Journal of the Southern African Institute of Mining and Metallurgy. Volume 121 n.1 Johannesburg, January 2021.

Wellsted, J., 2020. Biodiversity Management at Sibanye Stillwater, Sibanye-Stillwater Limited, unpubl, p. 20

24.1.2 Spreadsheets and Presentations

Consolidated Group structure-8 December 2020.xlsx

Rustenburg Mine - Finance Section Backup 20220307.xlsx

Copy of TRS Reserve Tables 31 Dec 2021 v3 Final 14-04-2022.xlsx

24.2 Glossary of Terms

South African Mining terms

Mine Call Factor(MCF) - compares the sum of metal produced in recovery plus residue to the metal called for by the mines evaluation methods expressed as a percentage. For explanation, see Tetteh and Cawood(2014).

Reef – South African Mining term for a Seam. Derived from Afrikaans/Dutch *rif-* ridge for the Witwatersrand goldfields where the seam formed ridges in outcrop.

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25 Qualified Persons' Consents

We, the signees, in our capacity as Qualified Persons pursuant to Subpart 1300 of Regulation S-K of the US Securities Act of 1933 (SK-1300), each hereby consent to:

- the public filing and use by Sibanye Stillwater Limited of the Technical Report Summaries for which I am responsible;
- the use and reference to my name, including my status as an expert or "Qualified Person" (as defined by SK-1300) in connection with the Technical Report Summaries for which I am responsible;
- the use of any extracts from, information derived from or summary of the Technical Report Summaries for which I am responsible in the annual report of Sibanye-Stillwater on Form 20-F for the year ended 31 December 2021 (Form 20-F); and
- the incorporation by reference of the above items as included in the Form 20-F into Sibanye-Stillwater's registration statement on Form F-3 (File No. 333-234096) (and any amendments or supplements thereto).

I am responsible for overseeing, and this consent pertains to, the Technical Report Summaries for which my name appears below and certify that I have read the 20-F and that it fairly and accurately represents the information in the Technical Report Summaries for which I am responsible.

Property Name	QP Name	Affiliation to registrant	Field or area of responsibility	Signature
SA PGM Rustenburg Operations	Andrew Brown	Full time employee	Lead	/s/ Andrew Brown
	Manie Keyser	Full time employee	Resources, Reserves, Mine Planning	/s/ Manie Keyser
	Brian Smith	Full time employee	Mineral Reserves	/s/ Brian Smith
	Nicole Wansbury	Full time employee	Mineral Resources	/s/ Nicole Wansbury
	Stephan Botes	Full time employee	Surface and Mineral Rights	/s/ Stephan Botes
	Mandy Jubileus	Full time employee	Environmental Compliance	/s/ Mandy Jubileus
	Dewald Cloete	Full time employee	Mineral Processing	/s/ Dewald Cloete
	Roderick Mugovhani	Full time employee	Financial Evaluation	/s/ Roderick Mugovhani

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26 Reliance on information provided by the registrant

The QPs have relied on information provided by Sibanye-Stillwater SA PGM Operations and Sibanye-Stillwater (the registrant) in preparing the findings and conclusions regarding the following aspects of the modifying factors outside of the QPs expertise:

- Macroeconomic trends, data and assumptions, and commodity prices (Section 16)
- Risks (Section 21.2)
- Sibanye-Stillwater assess the factors above at a corporate level and has the necessary skills to make this assessment.

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